     As filed with the Securities and Exchange Commission on July 18, 1997
                                                    Registration No. 333-_______
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)

           TENNESSEE                                6712                                  62-0859007
(State or other jurisdiction of              (Primary Standard                         (I.R.S. Employer
 incorporation or organization)                  Industrial                          Identification No.)
                                        Classification Code Number)

                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000
             (Address, including zip code, and telephone number of
                   registrant's principal executive offices)

                           E. JAMES HOUSE, JR, ESQ.,
                SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                           UNION PLANTERS CORPORATION
                          7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6495
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                             R. NASH NEYLAND, ESQ.
                             Wyatt, Tarrant & Combs
                         6075 Poplar Avenue, Suite 650
                            Memphis, Tennessee 38119
                                 (901) 537-1000

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:  [         ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed Maximum
                                                                 Proposed Maximum      Aggregate
 Title of Each Class of Securities to be      Amount to be        Offering Price     Offering Price           Amount of
                Registered                   Registered (1)        Per Unit (2)           (2)              Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00, par value per share,        612,233                $22.78        $13,946,667.74        $4,226.26
                                              Shares (with
(and associated Preferred Share Rights)      Preferred Share
                                                 Rights)

----------------------------------

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the merger described herein.

(2) Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the book value per share of the Common Stock of SBT Bancshares, Inc. as of the latest practicable date prior to filing this Registration Statement.

                               DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           UNION PLANTERS CORPORATION
               CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS

ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and             Facing Page, Cross Reference Sheet and
         Outside Front Cover Page of Prospectus             Outside Front Cover Page


2.       Inside Front and Outside Back Cover                Inside Front Cover and TABLE OF CONTENTS
         Pages of Prospectus

3.       Risk Factors, Ratio of Earnings to Fixed           *
         Charges and Other Information

4.       Terms of the Transaction                           SUMMARY and THE MERGER

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the Company                *
         Being Acquired

7.       Additional Information Required for                *
         Reoffering by Persons and Parties Deemed
         to be Underwriters

8.       Interests of Named Experts and Counsel             THE MERGER--The Fairness Opinion, LEGAL
                                                            OPINIONS and EXPERTS

9.       Disclosure of Commission Position on               *
         Indemnification for Securities Act
         Liabilities


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
B.       INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3                    INCORPORATION OF CERTAIN DOCUMENTS BY
         Registrants                                        REFERENCE, SUMMARY, THE MERGER,
                                                            DESCRIPTION OF THE UPC COMMON AND
                                                            PREFERRED STOCK and EFFECT OF THE MERGER
                                                            ON RIGHTS OF SHAREHOLDERS


11.      Incorporation of Certain Information by            INCORPORATION OF CERTAIN DOCUMENTS BY
         Reference                                          REFERENCE


12.      Information with Respect to S-2 or S-3             *
         Registrants

13.      Incorporation of Certain Information by            *
         Reference

14.      Information with Respect to Registrants            *
         Other Than S-3 or S-2 Registrants

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3                    *
         Companies

16.      Information with Respect to S-2 or S-3             *
         Companies


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
17.      Information with Respect to Companies              INCORPORATION OF CERTAIN DOCUMENTS BY
         Other Than S-3 or S-2 Companies                    REFERENCE, SUMMARY, THE MERGER, BUSINESS
                                                            OF SBT, and MANAGEMENT'S DISCUSSION AND
                                                            ANALYSIS OF FINANCIAL CONDITION AND
                                                            RESULTS OF OPERATION OF SBT

D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or                INCORPORATION OF CERTAIN DOCUMENTS BY
         Authorizations are to be Solicited                 REFERENCE, THE SPECIAL MEETING, THE
                                                            MERGER, SECURITY OWNERSHIP OF CERTAIN
                                                            BENEFICIAL OWNERS AND MANAGEMENT OF SBT
                                                            and EFFECT OF THE MERGER ON RIGHTS OF
                                                            SHAREHOLDERS

19.      Information if Proxies, Consents or                *
         Authorizations are not to be Solicited
         or in an Exchange Offer


----------------------------------

*        Omitted because the answer is negative or the item is inapplicable.

                              SBT BANCSHARES, INC.
                             116 South Third Street
                          Selmer, Tennessee 38375-2114

                                                                _______ __, 1997

TO THE SHAREHOLDERS OF SBT BANCSHARES, INC.

         You are cordially invited to attend a special meeting of the shareholders of SBT Bancshares, Inc. ("SBT") to be held at the Selmer Civic Center, 230 North Fifth Street, Selmer, Tennessee 38375, at [time], local time, on [day, month & year] (the "Special Meeting").

         At the Special Meeting you will have the opportunity to consider and vote on a proposal to approve the Agreement and Plan of Reorganization dated as of November 26, 1996, along with the Plan of Merger annexed thereto as Exhibit A, (the "Reorganization Agreement"), pursuant to which SBT would be merged with and into Union Planters Community Bancorp, Inc. ("Community"), a wholly-owned subsidiary of Union Planters Corporation ("UPC"), a bank holding company headquartered in Memphis, Tennessee (the "Merger"). As a result of the Merger, SBT would be acquired by UPC and Selmer Bank & Trust Company (the "Bank") would become a direct subsidiary of Community and an indirect subsidiary of UPC. The Boards of Directors of SBT, UPC and Community have each unanimously approved the Reorganization Agreement.

         In the Merger, holders of SBT's common stock, $20.00 par value per share ("SBT Common Stock") outstanding immediately prior to the Effective Time of the Merger, would receive in exchange for each of their shares of SBT Common Stock, 45.12 shares of UPC's common stock, $5.00 par value per share, ("UPC Common Stock"). In no event would UPC issue a fractional share of UPC Common Stock, but instead would make a cash payment to settle any fractional share equal to the amount determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time of the Merger.

         Based on the market value of the UPC Common Stock on ___________ __, 1997, the value of the UPC Common Stock to be received for each share of SBT Common Stock would be approximately $______. However, the value of UPC Common Stock, which is traded on the New York Stock Exchange under the symbol "UPC", is subject to fluctuation, and the value of the UPC Common Stock to be received upon consummation of the Merger may be more or less than $_______.

         The annexed Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement explain the Merger, the Exchange Ratio and the Reorganization Agreement and provide more specific information related to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. The approvals of not only SBT's shareholders, but also those of certain federal and state governmental regulatory agencies, are required to consummate the Merger. Only the holders of record of SBT Common Stock on [record date for shareholders] are entitled to vote at the Special Meeting.

         Whether or not you plan to attend the Special Meeting in person, you are urged to complete, sign, date and promptly return the enclosed Proxy Appointment Card to assure that your shares of SBT Common Stock will be voted at the Special Meeting. There is included with this material a postage-paid addressed envelope for returning your Proxy Appointment Card. No additional postage is required if mailed in the United States.

         Your Board of Directors has unanimously approved the Reorganization Agreement and believes that the Merger is in the best interests of SBT and the SBT shareholders. Accordingly, the Board of Directors of SBT unanimously recommends that you vote "FOR" approval of the Reorganization Agreement and Plan of Merger being considered.

Sincerely,

SBT Bancshares, Inc.




-------------------------------------      -----------------------------------
By: Richard Rankin                         By: James E. Hanna
Chairman of the Board and Chief            President and Cashier
Executive Officer


           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                              SBT BANCSHARES, INC.
                             116 SOUTH THIRD STREET
                          SELMER, TENNESSEE 38375-2114


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD [DAY, MONTH & YEAR]


NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the shareholders of SBT Bancshares, Inc. ("SBT") has been called by the Board of Directors of SBT and will be held at the Selmer Civic Center, 230 North Fifth Street, Selmer, Tennessee 38375, on [day, month & year], at [time], local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of November 26, 1996 together with the Plan of Merger annexed thereto as Exhibit A (collectively, the "Reorganization Agreement") by and between SBT, Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company headquartered in Memphis, Tennessee, and Union Planters Community Bancorp, Inc. ("Community"), a wholly-owned subsidiary of UPC, pursuant to which: (i) SBT would merge with and into Community (the "Merger"); (ii) each share of SBT's common stock, $20.00 par value per share ("SBT Common Stock"), issued and outstanding immediately prior to the Effective Time of the Merger would be exchanged for 45.12 shares of the common stock, $5.00 par value per share, of UPC ("UPC Common Stock"); and (iii) Selmer Bank & Trust Company would become a wholly-owned subsidiary of Community, all as more fully described in the accompanying Prospectus/Proxy Statement. No fractional shares of UPC Common Stock would be issued, but instead UPC would settle any fractional share with a cash payment determined by multiplying the fraction by the last sale price of UPC Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time of the Merger; and

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

         Only SBT shareholders of record at the close of business on [record date for shareholders], will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

         SBT shareholders have appraisal rights under Delaware law and to receive the "fair value" of their shares of SBT Common Stock in cash should the Merger be consummated. However, in order to properly "perfect" statutory appraisal rights, certain specific actions must be taken. See the accompanying Prospectus/Proxy Statement and the copy of the Delaware statutes governing dissenters' rights attached as Appendix G to the accompanying Prospectus/Proxy Statement.

         Whether or not you plan to attend the Special Meeting, please sign and date the enclosed Proxy Appointment Card and return it at once in the stamped return envelope in order to ensure that your shares of SBT Common Stock will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY

STOCK CERTIFICATES AT THIS TIME. If you should attend in person, your Proxy Appointment Card can be revoked if you wish and you may vote in person your own shares.

By Order of the Board of Directors




----------------------------------                ----------------------------
By: Richard Rankin                                By: James E. Hanna
Chairman of the Board and Chief                   President and Cashier
Executive Officer

Selmer, Tennessee
DATED:  [date of notice]



THE BOARD OF DIRECTORS OF SBT BANCSHARES, INC., BY UNANIMOUS VOTE, RECOMMENDS THAT SHAREHOLDERS OF SBT BANCSHARES, INC. VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER.

                                   PROSPECTUS
                         612,233 SHARES OF COMMON STOCK
                                       OF
                           UNION PLANTERS CORPORATION


                                PROXY STATEMENT
                              SBT BANCSHARES, INC.
                 SPECIAL MEETING TO BE HELD [DAY, MONTH & YEAR]

         This Prospectus and Proxy Statement (hereinafter referred to as the "Prospectus/Proxy Statement") relates to up to 612,233 shares of the common stock, $5.00 par value per share (together with associated Preferred Share Rights (as defined herein), ("UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company, to be issued to holders of the common stock, $20.00 par value per share ("SBT Common Stock") of SBT Bancshares, Inc. ("SBT"), a Delaware-chartered bank holding company, upon consummation of the merger (the "Merger") described herein. In the Merger, SBT would be merged with and into Union Planters Community Bancorp, Inc. ("Community"), a Tennessee-chartered bank holding company and wholly-owned subsidiary of UPC, pursuant to the terms of the Agreement and Plan of Reorganization dated as of November 26, 1996, by and between SBT, UPC and Community, along with the Plan of Merger ("Plan of Merger") annexed thereto as Exhibit A (collectively, the "Reorganization Agreement"). As a result of the Merger, SBT would be acquired by UPC and Selmer Bank and Trust Company (the "Bank"), the wholly-owned subsidiary bank of SBT through which SBT operates, would become a direct subsidiary of Community and an indirect subsidiary of UPC. In the Merger, those persons who are record holders of SBT Common Stock issued and outstanding immediately prior to the Effective Time of the Merger ("SBT Record Holders") would receive in exchange for each of their shares of SBT Common Stock 45.12 shares of UPC Common Stock (the "Exchange Ratio"). The Exchange Ratio is not subject to adjustment based upon fluctuations in the market price of UPC Common Stock but may be adjusted in a manner deemed reasonable by the Board of Directors of UPC (the "UPC Board") either in the event of a stock split, reverse stock split, stock dividend or similar change in the capital accounts of SBT or should there be more than 13,569 fully diluted shares of SBT Common Stock outstanding immediately prior to the Effective Time of the Merger.

         Shares of the UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger will be, listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "UPC." On November 25, 1996, the business day prior to the announcement of the Merger, the last reported sale price of UPC Common Stock on the NYSE was $39.875 per share. The last reported sale price of UPC Common Stock on the NYSE on _____ ___, 1997, was $_____ per share. Based on the market value of the UPC Common Stock on __________ ___, 1997, the value of the UPC Common Stock to be received for each share of SBT Common Stock would be approximately $_____. However, the value of UPC Common Stock is subject to fluctuation, and the value of the UPC Common Stock to be received by SBT Record Holders upon consummation of the Merger may be more or less than $_______.

         This Prospectus also serves as a Proxy Statement of SBT and is being furnished in connection with the solicitation of proxies by the Board of Directors of SBT (the "SBT Board") for use at its special meeting of shareholders (including any adjournments or postponements thereof) (the "Special Meeting") to be held on [day, month & year], to consider and vote upon the Reorganization Agreement and the Plan of Merger. The annexed Notice of Special Meeting of Shareholders and this Prospectus/Proxy Statement explain the Merger, the Exchange Ratio, the Reorganization Agreement and the Plan of Merger and provide specific information relative to the Special Meeting. Please read these materials carefully, and thoughtfully consider the information contained in them.

         All information contained in this Prospectus/Proxy Statement pertaining to UPC and its subsidiaries (the "UPC Companies" and, any one of them, a "UPC Company"), including Community, has been supplied by UPC and all information pertaining to SBT and the Bank (collectively, the "SBT Companies" and, either one of them, an "SBT Company") has been supplied by SBT. This Prospectus/Proxy Statement and the accompanying proxy appointment card (the "Proxy Appointment Card") are first being mailed to the SBT shareholders on or about [mailing date].

THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS [PROSPECTUS DATE].

                               TABLE OF CONTENTS

AVAILABLE INFORMATION                                                                                                 (i)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                                      (ii)

SUMMARY                                                                                                                 1
         The Parties                                                                                                    1
         Special Meeting of SBT Shareholders                                                                            3
         Votes Required; Record Date                                                                                    3
         The Merger                                                                                                     3
         Reasons for the Merger; Recommendations of the SBT Board                                                       4
         The Fairness Opinion                                                                                           4
         Effective Time of the Merger                                                                                   5
         Exchange of Stock Certificates                                                                                 5
         Regulatory Approvals and Other Conditions                                                                      5
         Waiver, Amendment and Termination                                                                              6
         Limitation on Negotiations; Stock Option Agreement                                                             6
         Management after the Merger                                                                                    7
         Interests of Certain Persons in the Merger                                                                     7
         Certain Federal Income Tax Consequences of the Merger                                                          7
         Accounting Treatment                                                                                           8
         Certain Differences in Shareholders' Rights                                                                    8
         Appraisal Rights                                                                                               8
         Market Prices of Common Stock                                                                                  9
         Selected Consolidated Financial Data                                                                          10
         Equivalent and Pro Forma Per Share Data                                                                       16

THE SPECIAL MEETING                                                                                                    18
         Time and Place of Special Meeting; Solicitation of Proxies; Revocation                                        18
         Votes Required                                                                                                18
         Voting                                                                                                        19
         Appraisal Rights                                                                                              19
         Recommendation of the SBT Board                                                                               19

THE MERGER                                                                                                             19
         General                                                                                                       19
         Possible Adjustment of Exchange Ratio                                                                         20
         Background of and Reasons for the Merger                                                                      20
         The Fairness Opinion                                                                                          21
         Effective Time of the Merger                                                                                  25
         Exchange of Certificates                                                                                      25
         Conditions to Consummation of the Merger                                                                      25
         Representations and Warranties                                                                                27
         Regulatory Approvals                                                                                          27


         Waiver, Amendment and Termination                                                                             27
         Appraisal Rights                                                                                              28
         Conduct of Business Pending the Merger                                                                        30
         Limitation on Negotiations                                                                                    30
         Management after the Merger                                                                                   31
         Employee Benefit Plans                                                                                        31
         Interests of Certain Persons in the Merger                                                                    31
         Certain Federal Income Tax Consequences                                                                       32
         Accounting Treatment                                                                                          33
         Expenses and Fees                                                                                             34
         Resales of UPC Common Stock                                                                                   34
         The Stock Option Agreement                                                                                    35

BUSINESS OF SBT                                                                                                        37
         General                                                                                                       37
         Lending Activities                                                                                            37
         Property                                                                                                      37
         Competition                                                                                                   37
         Legal Proceedings                                                                                             37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF SBT                            38
         Overview                                                                                                      38
         Results Of Operations For The Years Ended December 31, 1996, 1995 and 1994                                    38
         Results of Operations - Three Months Ended March 31, 1997 and 1996                                            40
         Financial Condition                                                                                           41
         Liquidity and Asset/Liability Management                                                                      44
         Sources and Uses of Funds                                                                                     44
         Regulatory Assessments                                                                                        46
         Effects of Inflation                                                                                          46
         Impact of Accounting Standards to be Adopted                                                                  46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SBT                                                  50

CERTAIN REGULATORY CONSIDERATIONS                                                                                      51
         General                                                                                                       51
         Payment of Dividends                                                                                          53
         Capital Adequacy                                                                                              54
         Support of Subsidiary Banks                                                                                   55
         Prompt Corrective Action                                                                                      56


DESCRIPTION OF UPC COMMON AND PREFERRED STOCK                                                                          57
         General                                                                                                       57


         UPC Common Stock                                                                                              58
         UPC Preferred Stock                                                                                           60

EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS                                                                         60
         Anti-takeover Provisions Generally                                                                            61
         Authorized Capital Stock                                                                                      61
         Amendment of Charter and Bylaws                                                                               63
         Classified Board of Directors and Absence of Cumulative Voting                                                64
         Director Removal and Vacancies                                                                                65
         Limitations on Director Liability                                                                             65
         Indemnification                                                                                               65
         Special Meeting of Stockholders                                                                               67
         Actions by Stockholders Without a Meeting                                                                     67
         Stockholder Nominations and Proposals                                                                         67
         Business Combinations                                                                                         68
         Dissenters' Rights of Appraisal                                                                               72
         Stockholders' Rights to Examine Books and Records                                                             73
         Dividends                                                                                                     73

LEGAL OPINIONS                                                                                                         74

EXPERTS                                                                                                                74

INDEX TO APPENDICES                                                                                                    75


A        --            Agreement and Plan of Reorganization between Union Planters Corporation, Union Planters Community
                       Bancorp, Inc. and SBT Bancshares, Inc. dated as of November 26, 1996, together with the related
                       Plan of Merger annexed thereto as Exhibit 1

B        --            Stock Option Agreement between SBT Bancshares, Inc and Union Planters Corporation, dated as of
                       November 26, 1996

C        --            Audited Consolidated Financial Statements of SBT Bancshares, Inc. as of and for the year ended
                       December 31, 1996 (and notes thereto)

D        --            Unaudited Consolidated Financial Statements of SBT Bancshares, Inc. as of December 31, 1995 and
                       for the two years ended December 31, 1995 (and notes thereto)

E        --            Unaudited Interim Consolidated Financial Statements of SBT Bancshares, Inc. as of and for the
                       three months ended March 31, 1997 (and notes thereto)

F        --            Fairness Opinion of Mercer Capital Management, Inc.

G        --            Section 262 of the Delaware General Corporation Law, pertaining to applicable dissenters' rights provisions


                             AVAILABLE INFORMATION

         UPC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith is required to file reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information, can be obtained, at prescribed rates, from the Commission by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above, at the regional offices of the Commission at Room 1024, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or, if such reports or proxy statements have been filed electronically, through the Internet Web site maintained by the Commission at (http://www.sec.gov). Furthermore, UPC Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning UPC may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus/Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits, appendices and amendments thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus/Proxy Statement does not contain all of the information in the Registration Statement, certain portions of which have been omitted consistent with the rules and regulations of the Commission. For further information about UPC and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the Commission's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to UPC is contained in the documents indicated below under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         All information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC and all information contained in this Prospectus/Proxy Statement or incorporated herein by reference with respect to SBT was supplied by SBT. Although neither UPC nor SBT has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated herein are inaccurate or incomplete, neither UPC nor SBT warrants the accuracy or completeness of such statements or information as they relate to the other party.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR





                                      (i)

SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROSPECTUS/PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR SBT OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by UPC pursuant to the Exchange Act (Commission File No. 1-10160 except as otherwise indicated) are hereby incorporated by reference herein:

         (a) UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) UPC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) UPC's Current Reports on Form 8-K, dated January 16, 1997, April 17, 1997 and July 17, 1997;

         (d) The description of the current management and Board of Directors of UPC contained in the Proxy Statement filed pursuant to Section 14(a) of the Exchange Act for UPC's Annual Meeting of Shareholders held April 17, 1997;

         (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with UPC's designation and authorization of its Series A Preferred Stock; and

         (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1996 incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of UPC's Annual Report to Shareholders. The portion of UPC's Annual Report to Shareholders captioned "Letter to Shareholders" and certain other portions of UPC's Annual Report to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         All documents filed by UPC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement





                                      (ii)
contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED. SUCH REQUESTS FOR DOCUMENTS RELATING TO UPC SHOULD BE DIRECTED TO UNION PLANTERS CORPORATION, POST OFFICE BOX 387, MEMPHIS, TENNESSEE 38147 (TELEPHONE (901) 580-6495), ATTENTION: E. JAMES HOUSE, JR., SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _____________ __, 1997.





                                     (iii)

                                    SUMMARY

         The following is a summary of certain information contained in this Prospectus/Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Prospectus/Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference into this Prospectus/Proxy Statement. SBT shareholders are urged to read carefully the entire Prospectus/Proxy Statement, including each of the Appendices. As used in this Prospectus/Proxy Statement, the terms "UPC" and "SBT" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

         Union Planters Corporation. UPC is a multi-state bank holding company headquartered in Memphis, Tennessee. At March 31, 1997, UPC had total consolidated assets of approximately $14.9 billion, total consolidated loans of approximately $10.4 billion, total consolidated deposits of approximately $11.4 billion and total consolidated stockholders' equity of approximately $1.4 billion. As of that date, UPC was one of the fifty largest bank holding companies in the United States and the largest independent bank holding company headquartered in Tennessee as measured by total consolidated assets.

         UPC conducts its business activities through its principal bank subsidiary, the $5.7 billion asset Union Planters National Bank ("UPNB"), founded in 1869 and headquartered in Memphis, Tennessee, and through 32 other bank subsidiaries and one savings bank subsidiary (collectively, the "UPC Banking Subsidiaries"), which are located in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama and Kentucky. Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates, including consumer, commercial and corporate lending; retail banking; and other financial services traditionally furnished by full-service financial institutions. UPC also is engaged in mortgage origination and servicing; investment management and trust services; the issuance and servicing of credit and debit cards; the origination, packaging and securitization of loans, primarily the government-guaranteed portions of Small Business Administration loans; the purchase of delinquent Federal Housing Administration and Department of Veterans Affairs ("FHA/VA") government-insured/guaranteed loans from third parties and from the Government National Mortgage Association ("GNMA") pools serviced for others; full service and discount brokerage; and the sale of annuities and bank-eligible insurance products.

         Through the UPC Banking Subsidiaries, UPC operates approximately 433 banking offices and 560 automated teller machines. UPC's assets at March 31, 1997, are allocable by state to its banking offices (before consolidating adjustments) approximately as follows: $9.9 billion in Tennessee, $2.3 billion in Mississippi, $1.2 billion in Missouri, $750 million in Arkansas, $598 million in Louisiana, $442 million in Alabama and $116 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed twelve acquisitions in 1993, thirteen in 1994, three in 1995 and seven in 1996, adding approximately $1.7 billion in total assets in 1993, $3.8 billion in 1994, $1.3 billion in 1995 and $4.2 billion in 1996. Thus far in 1997, UPC has entered into definitive agreements to acquire four financial institutions in addition to SBT, with aggregate total assets of approximately $1.8 billion at March 31, 1997 (collectively, the "Other Pending Acquisitions"). For additional information regarding the Other Pending Acquisitions, see "--Recent Developments Affecting UPC-Other Pending Acquisitions" and "Equivalent and Pro Forma Per Share Data." For a discussion of UPC's acquisition program and UPC management's philosophy on that subject, see the caption "Acquisitions" (on page 6) and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1996, 1995 and 1994 (on pages 45 and 46) contained in UPC's Annual Report to Shareholders which is Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1996, which Exhibit 13 is incorporated by reference herein to the extent indicated above in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock.

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 580-6000. Additional information concerning UPC is included in the documents incorporated by reference into this Prospectus/Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         SBT Bancshares, Inc. SBT is a Delaware-chartered bank holding company headquartered in Selmer, Tennessee. Through Selmer Bank & Trust (the "Bank"), SBT provides traditional deposit and lending services to individual and corporate customers through its main office, two branch locations and one drive-through facility. At March 31, 1997, on a consolidated basis, SBT had total assets of approximately $102.1 million, total loans, net of unearned income, of approximately $51.1 million, total deposits of approximately $87.7 million and total stockholders' equity of approximately $13.8 million.

         SBT's corporate office is located at 116 South Third Street, Selmer, Tennessee 38375-2114 and its telephone number is (901) 645-6187. Additional information concerning SBT is included herein under various headings, including but not limited to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF SBT," and in the audited consolidated financial statements (and notes thereto) of SBT for the year ended December 31, 1996, the unaudited consolidated financial statements (and notes thereto) as of December 31, 1995 and for the two years ended December 31, 1995, and the unaudited interim financial statements as of and for the three months ended March 31, 1997, copies of which are attached to this Prospectus/Proxy Statement as Appendices C, D and E.

         Union Planters Community Bancorp, Inc. Community is a bank holding company and a wholly-owned subsidiary of UPC. Community's primary subsidiary is Union Planters Bank of West Tennessee, Humboldt, Tennessee. Community's corporate offices are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 and its telephone number is (901) 580-6000.

SPECIAL MEETING OF SBT SHAREHOLDERS

         This Prospectus/Proxy Statement is being furnished to the holders of SBT Common Stock in connection with the solicitation by the SBT Board of proxies for use at the Special Meeting of the SBT shareholders to be held at the Selmer Civic Center, 230 North Fifth Street, Selmer, Tennessee 38375, at [time], local time, on [day, date & year]. At the Special Meeting, SBT shareholders will be asked to consider and vote upon a proposal to approve the Reorganization Agreement. See "THE SPECIAL MEETING."

VOTES REQUIRED; RECORD DATE

         The SBT Board has fixed the close of business on [record date for shareholders] as the record date (the "Record Date") for determination of the shareholders entitled to notice of, and to vote at, the Special Meeting. Only SBT shareholders of record on the Record Date will be entitled to receive notice of and to vote at the Special Meeting. Each share of SBT Common Stock is entitled to one vote. On the Record date, there were 13,569 shares of SBT Common Stock issued and outstanding. The affirmative votes of the holders of at least a majority of the shares of SBT Common Stock outstanding on the Record
Date are required to approve the Reorganization Agreement.   See "THE SPECIAL
MEETING--Votes Required."

         The directors and executive officers of SBT (the "SBT Management Group") held 989 shares of SBT Common Stock as of the Record Date, or approximately 7.28%, of the outstanding shares. The members of the SBT Management Group have advised that they intend to vote "FOR" approval of the Reorganization Agreement. Assuming that occurs, then 5,796 shares of the remaining 12,580 shares of SBT Common Stock must be voted "FOR" approval of the Reorganization Agreement in order to receive the requisite shareholder approval. See "THE SPECIAL MEETING" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SBT."

THE MERGER

         The Reorganization Agreement provides for the acquisition of SBT by UPC through the merger of SBT with and into Community, with Community surviving the Merger. At the Effective Time of the Merger, each share of SBT Common Stock issued and outstanding would be converted into, and exchanged for 45.12 shares of UPC Common Stock (the "Exchange Ratio"), subject to possible adjustment as described under "DESCRIPTION OF TRANSACTION--Possible Adjustment of Exchange Ratio."

         No fractional shares of UPC Common Stock would be issued. Rather, cash (without interest) would be paid in lieu of any fractional share interest remaining after aggregating all whole and fractional shares to which any SBT shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time of the Merger. The market value of one share of UPC Common Stock at the Effective Time of the Merger would be the last sale price of the UPC common stock on the NYSE-Composite Transactions List (as published in The Wall Street Journal or, if not published therein, another authoritative source as selected by UPC) on the last trading day prior to the Effective Time of the Merger. (Hereinafter, the shares of UPC Common Stock and any cash issuable to the SBT Record Holders in the Merger in exchange for their shares of SBT Common Stock are referred to collectively as the "Consideration"). See "THE MERGER--General."

         As of the Record date, SBT had 13,569 shares of SBT Common Stock issued and outstanding. Taking into account the Exchange Ratio of 45.12 shares of UPC Common Stock for each share of SBT Common Stock, it is anticipated that upon consummation of the Merger, UPC would issue approximately 612,233 shares of UPC Common Stock, assuming no SBT shareholders exercise appraisal rights.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SBT BOARD

         The SBT Board believes that the Reorganization Agreement and the Merger are in the best interests of SBT and its shareholders and has approved the matter to be voted upon by the SBT shareholders. The SBT Board recommends that SBT shareholders vote "FOR" approval of the Reorganization Agreement. The SBT Board believes that the Merger would result in a company with expanded opportunities for profitable growth and that the combined resources and capital of SBT and UPC would provide an enhanced ability to compete in the changing and competitive financial services industry. See "THE MERGER--Background of and Reasons for the Merger."

         In approving the Reorganization Agreement, the SBT Board considered, among other things, SBT's financial condition, the financial terms and the income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay and, in general, the fairness of the terms of the Merger to SBT's shareholders. See "THE MERGER--Background of and Reasons for the Merger."

THE FAIRNESS OPINION

         Mercer Capital Management, Inc. ("Mercer Capital") has rendered a written opinion (the "Fairness Opinion") to the SBT Board that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, and as of the date of this Prospectus/Proxy Statement, the Exchange Ratio is fair, from a financial point of view, to the shareholders of SBT. The opinion of Mercer Capital is attached as Appendix F to this Prospectus/Proxy Statement. SBT shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "THE MERGER--The Fairness Opinion."

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger would occur on the date and at the time that the Articles of Merger reflecting the Merger become effective with the Tennessee Secretary of State and that the Certificate of Merger becomes effective with the Delaware Secretary of State. See "THE MERGER--Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment and Termination."

         NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER OR REGULATORY APPROVALS CAN BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. SBT AND UPC ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WOULD BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED DURING THE FOURTH QUARTER OF 1997. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

EXCHANGE OF STOCK CERTIFICATES

         Promptly after the Effective Time of the Merger, UPC would cause Union Planters National Bank, Memphis, Tennessee, acting in its capacity as exchange agent for UPC (the "Exchange Agent"), to mail to each SBT Record Holder a letter of transmittal, together with instructions as to how to effect the surrender and cancellation of the certificate or certificates held by such SBT Record Holder which, immediately prior to the Effective Time of the Merger, represented outstanding shares of SBT Common Stock (the "SBT Certificates") in exchange for certificates representing shares of UPC Common Stock. Cash would be paid to the holders of SBT Common Stock in lieu of the issuance of any fractional shares of UPC Common Stock. In no event would the holder of any surrendered SBT Certificate be entitled to receive interest on any cash to be issued to such holder, and in no event would SBT, UPC or the Exchange Agent be liable to any holder of SBT Common Stock for any UPC Common Stock, dividends thereon or cash delivered in good faith to a public official pursuant to applicable abandoned property law.

REGULATORY APPROVALS AND OTHER CONDITIONS

         The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The Federal Reserve's approval was received by UPC on January 28, 1997. SBT shareholders should clearly understand that the receipt of regulatory approval of the Merger from the Federal Reserve does not constitute a recommendation by the

Federal Reserve or any other governmental agency, and should not be considered as such. See "THE MERGER--Regulatory Approvals."

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of SBT shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of UPC that the Merger would qualify for pooling of interests accounting treatment and certain other conditions. See "--Certain Federal Income Tax Consequences of the Merger," "-- Accounting Treatment" and "THE MERGER--Conditions to Consummation of the Merger."

WAIVER, AMENDMENT AND TERMINATION

         Prior to the Effective Time of the Merger, either SBT or UPC may unilaterally waive any default or obligation of the other party under, or any condition precedent to its own obligations under, the Reorganization Agreement. Any provision of the Reorganization Agreement, including all conditions precedent to consummation of the Merger, may be amended (to the extent permitted by law) by an agreement in writing which is approved by the UPC Board and the SBT Board; provided, however, that the provisions of the Reorganization Agreement relating to the manner or basis in which shares of UPC Common Stock will be exchanged for SBT Common Stock may not be amended in any material respect after the Special Meeting without the requisite approval of the issued and outstanding shares of SBT Common Stock entitled to vote thereon.

         The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger by mutual action of the Boards of Directors of SBT and UPC, or by the action of the Board of Directors of either company under certain circumstances. If for any reason the Merger should not be consummated, SBT would continue to operate as a bank holding company under its present management. See "THE MERGER--Waiver, Amendment and Termination."

LIMITATION ON NEGOTIATIONS; STOCK OPTION AGREEMENT

         SBT is prohibited from soliciting or knowingly encouraging any "Acquisition Proposal" (defined generally as any tender offer, exchange offer or other proposal for a merger, consolidation, acquisition of all the stock, assets or earning power of, or other business combination involving an SBT Company or the acquisition of a substantial equity interest in, or a substantial portion of the assets or earning power of, an SBT Company). See "THE MERGER--Limitation on Negotiations."

         In order to further increase the likelihood that the Merger will be effected, SBT, as issuer, and UPC, as grantee, entered into a stock option agreement (the "Stock Option Agreement") pursuant to which SBT granted UPC an option to purchase, under certain circumstances and subject to certain adjustments and limitations, up to 3,183 shares of SBT Common Stock at a price of $957.00 per share. The Stock Option Agreement is exercisable upon the occurrence of a "Purchase Event" (defined generally as an event: (1) in which SBT shall have authorized, recommended or entered into an agreement with any person to effect (i) a merger, consolidation or similar transaction involving an SBT Company, (ii) a sale, lease, exchange or other disposition of 25% or more of the consolidated assets of the SBT Companies, unless such disposition is made in the ordinary course of business and would not materially adversely affect the ability of SBT to perform its obligations under the Reorganization Agreement, or (iii) an issuance, sale or disposition of securities representing 25% or more of the voting power of an SBT Company; or (2) resulting in either any person or group acquiring beneficial ownership of 25% or more of the then outstanding shares of SBT Common Stock). The Stock Option Agreement was granted by SBT as a condition of and as an inducement for UPC's entering into the Reorganization Agreement. See "THE MERGER--The Stock Option Agreement," and the Stock Option Agreement, a copy of which is attached hereto as Appendix B.

MANAGEMENT AFTER THE MERGER

         The directors and officers of Community immediately prior to the Effective Time of the Merger would continue as directors and officers of Community, as the surviving company, following the Merger. Each of the current officers and directors of Community is an officer or a director of UPC. Information concerning the current management and the UPC Board is included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         While the directors and officers of SBT would be affected by the Merger, it is expected that the directors and officers of the Bank would continue to hold their respective positions after the Merger. This is consistent with UPC's operational philosophy of having its subsidiary banks operate autonomously in their respective communities with the banking decisions being made, within broad guidelines established by UPC, by a local board of directors and executive management. See "THE MERGER--Management after the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the SBT Management Group have interests in the Merger in addition to their interests as shareholders of SBT generally. Those interests relate to, among other things, the provision of three year employment agreements for Richard L. Rankin as Chairman and Chief Executive Officer, and James E. Hanna as President and Cashier, and the provisions in the Reorganization Agreement regarding non-compete agreements. See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         It is intended that the Merger would be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, no gain or loss would be recognized by an SBT shareholder upon the exchange of such shareholder's SBT Common Stock for shares of UPC Common Stock. Subject to the provisions and limitations of
Section 302(a) of the Code, gain or loss would be recognized with respect to cash received in lieu of fractional shares. Gain recognition, if any, would not be in excess of the amount of cash received. See "THE MERGER--Certain Federal Income Tax Consequences." Consummation of the Merger is conditioned upon receipt by SBT and UPC of an opinion of Wyatt, Tarrant & Combs substantially to this effect. DUE TO THE INDIVIDUAL NATURE OF THE TAX CONSEQUENCES OF THE MERGER, SBT SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. For a further discussion of the federal income tax consequences of the Merger, see "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         It is intended that the Merger would be accounted for as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon receipt by UPC of an opinion of Price Waterhouse LLP substantially to this effect. See "THE MERGER--Accounting Treatment."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         At the Effective Time of the Merger, SBT shareholders, whose rights are currently governed by Delaware General Corporation Law (the "DGCL") and by SBT's Charter and Bylaws, would automatically become UPC shareholders and their rights as UPC shareholders would be determined by the Tennessee Business Corporation Act (the "TBCA"), UPC's Restated Charter (the "UPC Charter") and UPC's Amended and Restated Bylaws (the "UPC Bylaws"). The rights of UPC shareholders differ from the rights of SBT shareholders in certain important respects. For a discussion of material differences between the rights of UPC shareholders and the rights of SBT shareholders, see "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

APPRAISAL RIGHTS

         SBT shareholders have the statutory right to an appraisal of their shares of SBT Common Stock and to receive in cash the fair value of their shares of SBT Common Stock if the Merger is actually consummated. A SBT shareholder exercising appraisal rights must take certain specific actions in order to properly "perfect" his or her statutory appraisal rights. Any SBT shareholder who considers exercising appraisal rights with respect to the Merger should carefully review the sections of this Prospectus/Proxy Statement relative to appraisal rights, as well as Appendix G hereto, which is a copy of
Section 262 of the DGCL which establishes the appraisal rights of SBT shareholders. See "THE SPECIAL MEETING--Appraisal Rights", "THE MERGER--Appraisal Rights" and Section 262 of the DGCL, a copy of which is attached hereto as Appendix G.

MARKET PRICES OF COMMON STOCK

         UPC Common Stock. The UPC Common Stock is listed on the NYSE under the symbol "UPC." It is anticipated that the shares of UPC Common Stock issuable in the Merger in exchange for SBT Common Stock would be approved for listing on the NYSE at or prior to the Effective Time of the Merger. The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share of UPC Common Stock for the periods indicated:


                                                             PRICE RANGE                    CASH DIVIDENDS
                                                             -----------                     DECLARED PER
                                                     HIGH                  LOW                  SHARE
                                                     ----                  ---              --------------
1997
First Quarter                                       $47.75                $38.38                $ .320
Second Quarter                                       52.13                 41.25                  .375
Third Quarter                                                                                     .400
   Through _____ ___, 1997                          ------                ------                ------

TOTAL                                                                                           $1.095
                                                                                                ======

1996
First Quarter                                       $31.75                $29.00                $ 0.27
Second Quarter                                       31.25                 29.63                  0.27
Third Quarter                                        36.25                 28.63                  0.27
Fourth Quarter                                       41.38                 34.63                  0.27
                                                                                                ------
TOTAL                                                                                           $ 1.08
                                                                                                ======

1995
First Quarter                                       $24.50                $20.88                $ 0.23
Second Quarter                                       28.13                 23.13                  0.25
Third Quarter                                        30.75                 26.13                  0.25
Fourth Quarter                                       32.25                 29.63                  0.25
                                                                                                ------
Total                                                                                           $ 0.98
                                                                                                ======

         On November 25, 1996, the business day prior to the date the Merger was publicly announced, the last reported sale price of the UPC Common Stock on the NYSE was $39.875 per share. On ______ __, 1997, the last sale price of UPC Common Stock as reported on the NYSE was $_____ per share.

         The holders of UPC Common Stock are entitled to receive dividends when, as and if declared by the UPC Board out of funds legally available therefor. Although UPC currently intends to continue to pay quarterly cash dividends on the UPC Common Stock, there can be no assurance that UPC's dividend policy would remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter would depend upon business conditions, operation results, capital and reserve requirements, the UPC Board's consideration of other relevant factors, and whether or not UPC is otherwise restricted by contract or agreement from paying dividends. UPC currently is a party to an agreement pursuant to which it would not be able to pay dividends in the event of a default under the agreement or in certain other circumstances. See "DESCRIPTION OF UPC COMMON AND PREFERRED STOCK--UPC Common Stock--Dividends."

         UPC is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends and fees from its subsidiary depository institutions. UPC's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay.

         SBT Common Stock. SBT Common Stock has never been listed or publicly traded on any securities exchange or actively traded in the over-the-counter
market.   As of the Record Date the outstanding shares of SBT Common Stock were held by approximately 253 holders of record. Although there is no established market for shares of SBT Common Stock, management of SBT believes that shares have traded in a range of $425 to $1,325 per share at various times over the past year.

         In each of its past two fiscal years SBT has paid cash dividends in the amount of $12.00 per share. The Reorganization Agreement prohibits SBT from paying any dividends while consummation of the Merger is pending, however, UPC has agreed to allow SBT to declare and pay a cash dividend not to exceed $9.00 per share, should the SBT Board determine to do so. See "THE MERGER--Conduct of Business Pending the Merger." SBT's revenues are derived primarily from dividends paid to it by the Bank. The amount of dividends that the Bank may pay are restricted by federal and state banking laws and regulations.

SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present for both UPC and SBT selected consolidated financial data for each of the five years ended December 31, 1996, and for the three months ended March 31, 1997 and 1996. The information for UPC has been derived from the consolidated financial statements of UPC, including the unaudited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, and the audited consolidated financial statements of UPC incorporated into this Prospectus/Proxy Statement by reference to UPC's 1996 Annual Report on Form 10-K for the year ended December 31, 1996, and should be read in conjunction therewith and with the notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The information for SBT has been derived from the audited consolidated financial statements of SBT as of and for the year ended December 31, 1996, the unaudited consolidated financial statements of SBT as of December 31, 1995 and for the two years ended December 31, 1995, and the unaudited interim financial statements of SBT as of and for the three months ended March 31, 1997, copies of which are attached to this Prospectus/Proxy Statement as Appendices C, D and E, and should be read in conjunction therewith and with the notes thereto.

         Historical results are not necessarily indicative of results to be expected for any future period. In the opinions of the management of both UPC and SBT, all adjustments, consisting only of normal recurring adjustments necessary to arrive at a fair statement of results of operations of their respective entities, have been included for the unaudited periods.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA


                                            Three Months Ended
                                               March 31,(1)                         Years Ended December 31, (1)
                                         -----------------------  -----------------------------------------------------------------
                                            1997          1996      1996          1995         1994          1993           1992
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------
                                                                            (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
   Net interest income                   $  155,276    $ 147,742  $ 605,962    $  535,997   $   504,500   $   439,290   $   357,365
   Provision for losses on loans             12,414       12,949     57,395        27,381         9,661        22,660        37,367
   Investment securities gains (losses)         116           61      4,081           409       (22,515)        3,508        11,880
   Other noninterest income                  57,336       53,696    222,250       203,014       160,109       154,254       136,162
   Noninterest expense                      109,229      117,971    570,634       452,635       486,836       408,888       362,028
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------

   Earnings before income taxes,
     extraordinary item, and
     accounting changes                      91,085       70,579    204,264       259,404       145,597       165,504       106,012
   Applicable income taxes                   31,893       23,427     70,526        86,648        45,174        51,864        30,219
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------

   Earnings before extraordinary item
     and accounting changes                  59,192       47,152    133,738       172,756       100,423       113,640        75,793
   Extraordinary item and accounting
     changes, net of taxes                        -            -          -             -             -           637         2,847
                                         ----------    ---------  ---------    ----------   -----------   -----------   -----------

   Net earnings                          $   59,192    $  47,152  $ 133,738    $  172,756   $   100,423   $   114,277   $    78,640
                                         ==========    =========  =========    ==========   ===========   ===========   ===========


PER COMMON SHARE DATA (2) & (5)
  Primary
   Earnings before extraordinary item
     and accounting changes              $     0.86    $    0.70  $    1.95    $     2.72   $      1.52   $      2.19   $      1.75
   Net earnings                                0.86         0.70       1.95          2.72          1.52          2.20          1.75
  Fully diluted
   Earnings before extraordinary item
     and accounting changes              $     0.84    $    0.68  $    1.92    $     2.64   $      1.52   $      2.14   $      1.73
   Net earnings                                0.84         0.68       1.92          2.64          1.52          2.15          1.73
  Cash dividends                               0.32         0.27       1.08          0.98          0.88          0.72          0.60
  Book value                                  20.05        19.00      19.55         18.52         15.42         14.80         14.08

(continued on following page)

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA

                                                           Three Months Ended
                                                              March 31,(1)
                                                     -----------------------------
                                                        1997               1996
                                                     -----------       -----------
BALANCE SHEET DATA (AT PERIOD END)
     Total assets                                    $14,932,464       $15,242,137
     Loans, net of unearned income                    10,362,226         9,611,613
     Allowance for losses on loans                       163,980           166,825
     Investment Securities                             3,008,886         3,880,625
     Deposits                                         11,395,301        11,792,889
     Short-term borrowings                               536,377           834,389
     Long term debt (3)
       Parent company                                    373,096           214,761
       Subsidiary banks                                  953,469           865,064
     Total shareholders' equity                        1,395,263         1,297,878
   Average assets                                     14,936,790        15,112,315
   Average shareholders' equity                        1,346,040         1,241,143
   Average shares outstanding (in thousands)
      Primary                                             66,763            64,083
      Fully Diluted                                       70,824            68,845
PROFITABILITY AND CAPITAL RATIOS
     Return on average assets                              1.61%             1.25%
     Return on average common equity                      18.50%            15.86%
     Net interest income (taxable-equivalent)/
       average earning assets (4)                          4.71%             4.37%
     Loans/deposits                                       90.93%            81.50%
     Common and preferred dividend payout
       ratio                                              37.78%            33.58%
     Equity/assets (period end)                            9.34%             8.52%
     Average shareholders' equity/
       average total assets                                9.01%             8.21%
     Leverage ratio                                       10.26%             8.09%
     Tier 1 capital/risk-weighted
       assets                                             16.55%            13.63%
     Total capital/risk-weighted assets                   19.68%            16.81%
ASSET QUALITY RATIOS (6)
     Allowance/period end loans                            1.85%             1.95%
     Nonperforming loans/total loans                       0.63%             0.66%
     Allowance/nonperforming loans                          296%              294%
     Nonperforming assets/loans and foreclosed
       properties                                          0.81%             0.78%
     Provision/average loans                               0.56%             0.60%
     Net charge-offs/average loans                         0.69%             0.42%

                                                                          Years Ended December 31, (1)
                                                     --------------------------------------------------------------------------
                                                         1996          1995            1994           1993             1992
                                                     -----------    -----------     -----------    -----------      -----------
                                                                   (Dollars in thousands, except per share data)
BALANCE SHEET DATA (AT PERIOD END)
     Total assets                                    $15,222,563    $14,383,222     $13,425,063    $11,866,609      $10,180,375
     Loans, net of unearned income                    10,434,070      9,041,059       8,436,650      6,615,884        5,364,377
     Allowance for losses on loans                       166,853        156,388         154,131        141,999          114,130
     Investment Securities                             2,956,234      3,573,054       3,592,482      3,854,767        3,370,321
     Deposits                                         11,490,262     11,074,722      10,702,569      9,879,780        8,714,306
     Short-term borrowings                               714,146        838,283         699,838        300,414          343,452
     Long term debt (3)
       Parent company                                    373,459        214,758         114,790        114,729           74,292
       Subsidiary banks                                1,035,257        811,819         693,002        463,055          202,847
     Total shareholders' equity                        1,352,874      1,213,162       1,008,594        935,730          670,267
   Average assets                                     15,274,782     13,661,748      13,105,179     11,565,505        9,475,049
   Average shareholders' equity                        1,283,575      1,119,232       1,042,990        813,140          623,869
   Average shares outstanding (in thousands)
      Primary                                             64,987         60,385          59,587         43,192           35,463
      Fully Diluted                                       69,518         64,995          59,929         47,422           38,307
PROFITABILITY AND CAPITAL RATIOS
     Return on average assets                              0.88%          1.26%           0.77%          0.99%            0.83%
     Return on average common equity                      10.61%         16.16%           9.76%         14.92%           13.15%
     Net interest income (taxable-equivalent)/
       average earning assets (4)                          4.41%          4.38%           4.31%          4.29%            4.26%
     Loans/deposits                                       90.81%         81.64%          78.83%         66.96%           61.56%
     Common and preferred dividend payout
       ratio                                              50.64%         32.74%          40.99%         28.34%           32.95%
     Equity/assets (period end)                            8.89%          8.43%           7.51%          7.89%            6.58%
     Average shareholders' equity/
       average total assets                                8.40%          8.19%           7.96%          7.03%            6.58%
     Leverage ratio                                        9.61%          8.08%           7.53%          7.62%            6.36%
     Tier 1 capital/risk-weighted
       assets                                             15.29%         13.39%          12.75%         14.07%           11.70%
     Total capital/risk-weighted assets                   18.32%         16.68%          14.97%         16.51%           13.64%
ASSET QUALITY RATIOS (6)
     Allowance/period end loans                            1.86%          1.92%           1.98%          2.27%            2.20%
     Nonperforming loans/total loans                       0.74%          0.56%           0.44%          0.65%            1.16%
     Allowance/nonperforming loans                          253%           344%            444%           346%             189%
     Nonperforming assets/loans and foreclosed
       properties                                          0.92%          0.67%           0.58%          0.96%            1.83%
     Provision/average loans                               0.66%          0.34%           0.14%          0.37%            0.74%
     Net charge-offs/average loans                         0.60%          0.34%           0.09%          0.27%            0.52%

------------------------------
(1) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders.
(2) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests.
(3)     Long-term debt includes Medium-Term Bank Notes, Federal Home Land Bank
        (FHLB) advances, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, Trust Preferred Securities,and notes payable with maturities greater than one year.
(4) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
(5) Leader Financial Corporation (Leader) was organized as a holding company on March 18, 1993 in connection with the conversion of its principal subsidiary, Leader Federal Bank for Savings, from a federal mutual savings bank to a federally-chartered capital stock savings bank. (See Note 2 to UPC's consolidated financial statements contained in the 1996 Annual Report to Shareholders). Accordingly, earnings per share for the year ended December 31, 1992 is calculated using only UPC's historical net earnings and the calculation of earnings per share for the year ended December 31, 1993 is based on UPC's historical net earnings for 1993 plus Leader's fourth quarter net earnings, since the stock conversion occurred on September 30, 1993.
(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                    SBT SELECTED CONSOLIDATED FINANCIAL DATA

                                            THREE
                                         MONTHS ENDED
                                           MARCH 31,                                YEARS ENDED DECEMBER 31,
                                    ----------------------      ---------------------------------------------------------------
                                       1997         1996          1996          1995          1994          1993         1992
                                    ---------    ---------      --------      --------     ---------      ---------    --------
                                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Net interest income              $      938    $     924      $  3,805      $  3,420     $   3,468      $   3,553    $  3,752
  Provision for loan losses                30           30           772           120           120            120         120
  Noninterest income                       76           64           214           152           194            360         330
  Noninterest expense                     473          390         1,646         1,712         1,864          1,900       1,885
                                    ---------    ---------      --------      --------     ---------      ---------    --------

  Earnings before income taxes            511          568         1,601         1,740         1,678          1,893       2,077
  Income taxes                            103          138           382           486           459            523         676
                                    ---------    ---------      --------      --------     ---------      ---------    --------
  Net earnings                     $      408    $     430      $  1,219      $  1,254     $   1,219      $   1,370    $  1,401
                                    =========    =========      ========      ========     =========      =========    ========

PER COMMON SHARE DATA
  Net earnings                     $    30.07    $   31.69      $  89.84      $  92.34     $   89.18      $   99.98    $  99.94
  Cash dividends                            -            -         12.00         12.00         12.00          12.00       12.00
  Book value                         1,016.66       954.68      1,007.52        959.32        785.43         747.09      657.17

BALANCE SHEET DATA (AT PERIOD END)
  Total assets                     $  102,103    $  98,710      $ 98,103      $ 95,169     $  89,075      $  83,155    $ 77,786
  Loans, net of unearned income        51,085       49,226        52,635        48,038        44,136         37,251      33,873
  Allowance for loan losses             1,096          478         1,052           492           590            604         441
  Investment securities                40,189       41,777        38,766        39,786        36,361         36,618      38,174
  Deposits                             87,664       85,103        83,888        81,306        77,964         72,654      68,277
  Total stockholders' equity           13,795       12,954        13,671        13,017        10,736         10,212       9,042
     Average assets                    98,951       95,955        96,873        91,377        85,115         79,745      75,816
     Average stockholders' equity      13,768       13,238        13,583        11,909        10,720          9,530       8,396
     Average shares outstanding        13,569       13,569        13,569        13,580        13,669         13,703      14,018

PROFITABILITY AND CAPITAL RATIOS
  Return on average assets               1.67%        1.80%         1.26%         1.37%         1.43%          1.72%       1.85%
  Return on average stockholders'
   equity                               12.01        13.06          8.97         10.53         11.37          14.38       16.69
  Efficiency ratio(3)                   48.31        40.25         41.26         47.91         51.14          51.09       47.88
  Net yield to average interest
   earning assets                        4.04         4.09          4.12          3.93          4.34           4.80        5.26
  Loans/deposits                        58.27        57.84         62.74         59.08         56.61          51.27       49.61
  Common dividend payout ratio              -            -         13.36         13.00         13.46          12.00       12.01
  Equity/assets (period end)            13.51        13.12         13.94         13.68         12.05          12.28       11.62
  Average stockholders' equity/
   average total assets                 13.91        13.80         14.02         13.03         12.59          11.95       11.07
  Leverage ratio(1)                     13.93        13.29         13.81         13.48         13.24          12.81       11.93
  Tier 1 capital to risk-weighted
   assets(1)                            26.22        25.06         25.27         25.04         24.29          24.64       23.54
  Total capital to risk-weighted
   assets(1)                            27.48        26.00         26.53         26.04         25.54          25.89       24.68

ASSET QUALITY RATIOS
  Allowance/period end loans            2.12           .96          1.97          1.01          1.32           1.60        1.28
  Nonperforming loans/loans             0.18           .04          0.18          0.04          0.05           0.07        0.09
  Nonperforming assets/loans
   and foreclosed property(2)           0.18           .10          0.18          0.10          0.05           0.07        0.09
  Provision/average loans               0.23           .25          1.53          0.26          0.30           0.34        0.36
  Net charge-offs (recoveries)/
   average loans                       (0.11)          .36          0.42          0.47          0.33          (0.12)       0.11

---------------------
  (1) The risk-based capital ratios are based upon capital guidelines presented by federal regulatory authorities. Under those guidelines, the required minimum Tier 1 and Total capital to risk-weighted assets are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5%.
  (2)    Nonperforming assets include nonaccrual loans plus foreclosed assets.
  (3) Calculated as noninterest expense divided by net interest income plus noninterest income less securities gains and losses.

RECENT DEVELOPMENTS AFFECTING UPC

         Other Pending Acquisitions. UPC has entered into definitive agreements to acquire the following four financial institutions in addition to SBT, which UPC's management considers probable of consummation and which are expected to close in 1997 (collectively, the "Other Pending Acquisitions").

                                                         ASSET SIZE
INSTITUTION                                           (IN MILLIONS)(1)                   TYPE OF CONSIDERATION
---------------------------------                     ----------------                   ---------------------
Magna Bancorp, Inc., Hattiesburg,                         $1,381                   Approximately 7.1 million shares
Mississippi, and its subsidiaries                                                  of UPC Common Stock
including Magnolia Federal Bank
for Savings ("Magna")


First Acadian Bancshares, Inc.,                               80                   Approximately 358,725 shares of
Thibodaux, Louisiana, and its                                                      UPC Common Stock
subsidiary, Acadian Bank ("FAB")

                                                              62                   Approximately  210,526 shares of
Citizens of Hardeman County                                                        UPC Common Stock
Financial Services, Inc.
Whiteville, Tennessee, and its
subsidiary The Whiteville Bank
("Citizens")
                                                             304                   Approximately 1,153,051 shares of
Sho-Me Financial Corporation,                                                      UPC Common Stock
Mount Vernon, Missouri, and its
subsidiary First Savings Bank, FSB
("Sho-Me")

                                                          ------

                                                          $1,827
                                                          ======

(1)      Approximate total assets at March 31, 1997.

         Earnings Considerations Related to Other Pending Acquisitions. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Anticipated charges would normally arise from matters such as, but not limited to, legal and accounting fees, financial advisory fees, consulting fees, payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits, costs associated with the elimination of duplicate facilities, branch closures, data processing charges, cancellation of vendor contracts, the potential for additional provisions for loan losses and similar costs which normally arise from the consolidation of operational activities.

         Aggregate charges expected to arise with respect to the acquisition of SBT and the Other Pending Acquisitions (primarily the Magna acquisition) have been preliminarily estimated to be in the range of $9 million to $11 million after taxes. To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes.
The range is
provided as a preliminary estimate of the significant charges which may in the aggregate be required and should be viewed accordingly.

EQUIVALENT AND PRO FORMA PER SHARE DATA

         The following table presents selected, comparative, unaudited per share data for: (i) UPC Common Stock and SBT Common Stock on an historical basis; (ii) UPC Common Stock on a pro forma basis, giving effect to the Merger and all Other Pending Acquisitions; (iii) SBT Common Stock on an equivalent pro forma basis, UPC only; and (iv) SBT Common Stock on an equivalent pro forma basis, including the Merger and all Other Pending Acquisitions, for the periods indicated. Pro forma per share data is not presented separately for SBT because it would not be significantly different from UPC's results. See "Recent Developments Affecting UPC-Other Pending Acquisitions."

         The pro forma data for 1996 and the three month period ended March 31, 1997 reflect the Merger and all Other Pending Acquisitions as of January 1, 1996. The pro forma data for 1995 and 1994 reflect only the assumed acquisition of Magna because the Other Pending Acquisitions are not considered significant to UPC from a financial statement presentation standpoint. The pro forma data reflects the Merger and UPC's Other Pending Acquisitions, all of which except the Sho-Me transaction are expected to be accounted for using the pooling of interests method of accounting. The Sho-Me transaction will be accounted for as a purchase. See "--Recent Developments Affecting UPC-Other Pending Acquisitions."

         These data are not necessarily indicative of the results of the future operations of either UPC, SBT or the Other Pending Acquisitions, or the actual results that would have occurred had the Merger been consummated on January 1, 1996. The information is derived from, and should be read in conjunction with, the historical consolidated financial statements of UPC (including related notes thereto) which are incorporated by reference herein, and the historical audited and unaudited consolidated financial statements of SBT (including related notes thereto), which are included in this Prospectus/Proxy Statement as Appendices C, D and E. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "--Selected Consolidated Financial Data" and "--Recent
Developments Affecting UPC."

                           UNION PLANTERS CORPORATION
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA



                                           Three Months Ended             Year Ended December 31, (1)
                                             March 31, 1997         --------------------------------------
                                         ---------------------      1996             1995             1994
                                                                    ----             ----             ----
EARNINGS BEFORE EXTRAORDINARY ITEMS
   AND ACCOUNTING CHANGES
   UPC
     Primary                                     $  0.86          $  1.95          $  2.72          $  1.52
     Fully Diluted                                  0.84             1.92             2.64             1.52

   SBT                                             30.07            89.84            92.34            89.18

   UPC pro forma (all Other Pending
     Acquisitions, including SBT)
     Primary                                        0.85             2.00             2.74             1.59
     Fully diluted                                  0.83             1.97             2.67             1.58

   SBT equivalent pro forma (UPC only)(1)
     Primary                                       38.80            87.98           122.73            68.58
     Fully diluted                                 37.90            86.63           119.12            68.58

   SBT equivalent pro forma (all Other
   Pending Acquisitions, including SBT)(1)
     Primary                                       38.35            90.24           123.63            71.74
     Fully Diluted                                 37.45            88.89           120.47            71.29

CASH DIVIDENDS PER SHARE
   UPC                                              0.32             1.08             0.98             0.88
   SBT                                              -               12.00            12.00            12.00
   SBT equivalent pro forma (1)                    14.44            48.73            44.22            39.71


                                                       March 31, 1997        December 31, 1996
                                                       --------------        -----------------
BOOK VALUE PER COMMON SHARE
   UPC                                                   $   20.05                    19.55

   SBT                                                    1,016.66                 1,007.52

   UPC pro forma (all Other Pending
   Acquisitions, including SBT)                              20.02                    19.56

   SBT equivalent pro forma (UPC only)(1)                   904.66                   882.10

   SBT equivalent pro forma (all Other
   Pending Acquisitions, including SBT)(1)                  903.30                   882.55

-----------------------------
(1) The equivalent pro forma per share data for SBT is computed by multiplying UPC's information by 45.12, the Exchange Ratio.

                              THE SPECIAL MEETING

TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES; REVOCATION

         Each copy of this Prospectus/Proxy Statement is accompanied by a Proxy Appointment Card furnished in connection with the SBT Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at the Selmer Civic Center, 230 North Fifth Street, Selmer, Tennessee 38375, at [time], local time, on [day, month & year]. Only SBT shareholders at the close of business on [record date for shareholders] (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, SBT shareholders will consider and vote upon a proposal to approve the Reorganization Agreement, including the Plan of Merger. Holders of SBT Common Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of SBT Common Stock held of record as of the Record Date. If a signed Proxy Appointment Card is returned to SBT and the SBT shareholder has not marked his or her vote with respect to the proposed Merger, all of the shares represented by that Proxy Appointment Card will be voted "FOR" approval of the Reorganization Agreement. If matters other than the consideration of the proposed Merger properly come before the Special Meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interest of SBT. SBT's management is not aware of any other matters to be acted upon at the Special Meeting.

         SBT SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO SBT IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR FAILURE TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE REORGANIZATION AGREEMENT. SBT SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

         Any SBT shareholder who has executed and delivered a Proxy Appointment Card to SBT may nevertheless revoke it at any time before it is voted by attending the Special Meeting and voting in person, by giving notice of revocation in writing or by submitting a signed Proxy Appointment Card bearing a later date by mail, delivery or facsimile to SBT Bancshares, Inc., 116 South Third Street, Selmer, Tennessee 38375-2114, Attention: James E. Hanna, Cashier (facsimile number (901) 645-6688), provided such notice or later dated Proxy Appointment Card is actually received by SBT before the vote of SBT shareholders has been taken.

         In addition to solicitation of proxies from SBT shareholders by use of the mail, proxies also may be solicited by personal interview, telephone and facsimile by directors, officers and employees of SBT who will not be specifically compensated for such services. It is possible that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting materials to their principals and obtain authorization for the execution of proxies. All costs of soliciting proxies, assembling and mailing the Prospectus/Proxy Statement, all papers which now accompany or hereafter may supplement the same, as well as reasonable out-of-pocket expenses incurred by such banks, brokerage houses and other institutions, nominees or fiduciaries for forwarding proxy materials to and obtaining proxies from their principals, will be borne by SBT; provided, however, that UPC and SBT, respectively, will bear the cost of all Commission filing fees incurred in connection with the Merger and the costs of printing the Prospectus/Proxy Statement in proportion to the relative sizes of their respective assets.

VOTES REQUIRED

         The affirmative votes of a majority of the outstanding shares of SBT Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement. As of the Record Date, there were 13,569 shares of SBT Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

         The SBT Management Group held beneficially as of the Record Date 989 shares, or approximately 7.28% of the outstanding shares of SBT Common Stock. SBT has been advised by the members of the SBT Management Group that they intend to vote their shares of SBT Common Stock "FOR" approval of the Reorganization Agreement. Should all members of the SBT Management Group vote "FOR" approval of the Reorganization Agreement, only 5,796 additional shares of SBT Common Stock must be voted "FOR" approval of the Reorganization Agreement in order to meet the shareholder approval requirements.

VOTING

         A majority of the outstanding shares of SBT Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting. Proxies marked to abstain from voting will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

         The proposal to approve the Reorganization Agreement requires the affirmative votes of the holders of a majority (i.e., 6,785) of the 13,569 issued and outstanding shares of SBT Common Stock as of the Record Date. Therefore, failure to return a properly executed Proxy Appointment Card or to vote in person at the Special Meeting, and abstentions, will have the same effect as a vote against approval of the Reorganization Agreement.

APPRAISAL RIGHTS

         Holders of the SBT Common Stock have the right to dissent to the Merger and, assuming the Merger is consummated, will have the right to receive in cash an amount determined to be the "fair value" of their shares of SBT Common Stock. In order to be entitled to fully exercise appraisal rights, SBT shareholders must NOT vote for the Merger and must give written notice to SBT that they intend to exercise their statutory appraisal rights prior to the time the Merger is voted on at the Special Meeting. Certain other specific steps must also be taken to properly "perfect" statutory appraisal rights. See "THE MERGER--Appraisal Rights" and Section 262 of the DGCL, a copy of which is attached hereto as Appendix G.

RECOMMENDATION OF THE SBT BOARD

         For the reasons described below, the SBT Board has adopted and approved the Reorganization Agreement and believes that the Merger is in the best interest of SBT and the SBT shareholders and recommends that the SBT shareholders vote "FOR" the approval of the Reorganization Agreement. See "THE MERGER--Background of and Reasons for the Merger."


                                   THE MERGER

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Reorganization Agreement attached as Appendix A to this Prospectus/Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Appendix in its entirety.

GENERAL

         The Reorganization Agreement provides for the acquisition of SBT by UPC through the Merger of SBT with and into Community, a wholly-owned subsidiary of UPC, with Community surviving the Merger. As a result thereof, the Bank would become a direct, wholly-owned subsidiary of Community and an indirect subsidiary of UPC. At the Effective Time of the Merger, each share of SBT Common Stock issued and outstanding (excluding shares held by SBT, UPC or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted) would be converted exclusively into, and exchanged for, 45.12 shares of UPC Common Stock, subject to possible adjustment as described in "--Possible Adjustment of Exchange Ratio" below. Shares of SBT Common Stock held by SBT, UPC or their respective subsidiaries, other than those shares held in a fiduciary capacity or in satisfaction of debts previously contracted, would be canceled and retired with no consideration at the Effective Time of the Merger.

         No fractional shares of UPC Common Stock would be issued. Rather, cash (without interest) would be paid in lieu of any fractional share interest remaining after aggregating all whole and fractional shares to which any SBT Record Holder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of the UPC Common Stock on the NYSE-Composite Transactions List (as published by The Wall Street Journal or, if not published therein, any other authoritative source selected by UPC) on the last trading day prior to the Effective Time of the Merger.

         As of the SBT Record Date, SBT had 13,569 shares of SBT Common Stock issued and outstanding. Taking into the account the Exchange Ratio of 45.12 shares of UPC Common Stock for each share of SBT Common Stock which will be validly issued and outstanding prior to the Effective Time of the Merger, it is anticipated that, upon consummation of the Merger, UPC would issue approximately 612,233 shares of UPC Common Stock.

POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

         The Exchange Ratio may be adjusted, in UPC's sole discretion, if SBT effects any stock split, reverse stock split, stock dividend or similar change in the number of outstanding shares of any of its capital stock, or should there be more than 13,569 shares of SBT Common Stock outstanding prior to the Effective Time of the Merger. Any such adjustment elected by UPC must be made in good faith and be fair and reasonable in giving effect to such change in SBT's capital account. SBT has covenanted not to: (1) issue, sell, pledge or encumber any shares of SBT Common Stock or any other capital stock of an SBT Company; or (2) adjust, split, combine or reclassify any capital stock of an SBT Company.

BACKGROUND OF AND REASONS FOR THE MERGER

         Background of the Merger. At an estate auction held in Selmer, Tennessee on September 28, 1996, fifty shares of SBT Common Stock were sold for an unprecedented price. Management of SBT realized that a number of stockholders would be receptive to disposing of their stock holdings at or near this price. Since only a small number of the outstanding shares of SBT Common Stock could be repurchased by SBT from stockholders (20% of outstanding shares), the SBT Board concluded that a merger was an acceptable alternative to ensure that all SBT shareholders would be able to maximize the value of their shares.

         Management of SBT contacted UPC on September 30, 1996. A meeting was held with Benjamin W. Rawlins, Jr., Chairman & CEO of UPC, that afternoon to discuss a possible merger. The SBT Board met with Mr. Rawlins again on October 1, 1996. At that meeting, an agreement was made pursuant to which each issued and outstanding share of SBT Common Stock would be exchanged for 45.12 shares of UPC common stock in a tax-free transaction.

         SBT's Reasons for the Merger. The SBT Board has determined that the Reorganization Agreement and the Merger are in the best interests of SBT and its shareholders. In evaluating the Reorganization Agreement and the Merger, the SBT Board considered a variety of factors including:

                 (1) The fact that the price offered by UPC represents a substantial gain to SBT shareholders. In the Merger, SBT shareholders will receive 45.12 shares of UPC Common Stock for each share of SBT Common Stock held immediately prior to the Effective Time of the Merger;

                 (2) The value being offered to SBT shareholders by UPC in relation to the market value, book value and earnings per share of SBT Common Stock;

                 (3) UPC's long-standing philosophy of community banking which maintains local autonomy by keeping local management and boards of directors in place;

                 (4) The fact that UPC Common Stock is traded on the NYSE, which would increase the liquidity of the securities held by SBT shareholders;

                 (5) Projections that the annual dividend of UPC Common Stock will be in excess of four times the annual yield of SBT Common Stock; and

                 (6) The trend in the banking industry is toward consolidation and increased regulation. UPC's expertise and training will assist SBT in keeping abreast of these changes in regulation and operations.

                 (7) While the interest of most regional bank holding companies has decreased, UPC is aggressive in merging and acquiring community banks. SBT seeks to take advantage of the characteristics of this present philosophy.

         The foregoing discussion includes all of the material factors considered by the SBT Board in determining to recommend that SBT shareholders approve the Reorganization Agreement. The SBT Board did not quantify or otherwise attempt to assign relative weights to the factors considered in reaching its determination that the Reorganization Agreement and the Merger are in the best interests of SBT shareholders.

         THE SBT BOARD RECOMMENDS THAT SBT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT.

THE FAIRNESS OPINION

         Pursuant to a letter agreement dated as of October 7, 1996 (the "Mercer Capital Agreement"), SBT retained Mercer Capital to act as its financial advisor in connection with the rendering of a fairness opinion with respect to the Merger. Mercer Capital is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions and valuations for corporate and other purposes.

         Pursuant to the terms of the Mercer Capital Agreement, Mercer Capital acted as financial advisor to SBT in connection with the Merger. In connection therewith, on June 27, 1997, Mercer Capital delivered a written opinion (the "Fairness Opinion") to the SBT Board that, based upon and subject to the various considerations set forth therein, as of the date of the Fairness Opinion the consideration to be received for each share of SBT Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger is fair, from a financial point of view, to the holders of SBT Common Stock. THE FULL TEXT OF THE FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX F TO THIS PROSPECTUS/PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO APPENDIX F.   HOLDERS OF SBT COMMON STOCK ARE URGED TO READ THE
FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. HOWEVER, THE FAIRNESS OPINION SHOULD NOT BE CONSTRUED BY THE HOLDERS OF SHARES OF SBT COMMON STOCK AS A RECOMMENDATION AS TO HOW THEY SHOULD VOTE AT THE SPECIAL MEETING.

         No limitations were imposed by SBT's Board with respect to the investigations made or the procedures followed by Mercer Capital in rendering its fairness opinion. Mercer Capital did not participate in the negotiations.

         As part of its investigation, Mercer Capital reviewed: (1) the Reorganization Agreement; (2) UPC's annual reports for fiscal years 1992, 1993, 1994, 1995 and 1996; (3) UPC's Form 10-K for the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996; (4) UPC's Form 10-Q for the quarter ended
March 31, 1997; (5) SBT's Call Reports as of March 31, 1997; (6) SBT's and UPC's Form Y-9 LP and Y-9 C as of December 31, 1996; (7) SBT's and UPC's 1997 budgets; (8) historical market prices and trading volumes for UPC Common Stock;
(9) transaction data involving banks which have been acquired; and, (10) public market pricing data of publicly traded banks which Mercer Capital deemed comparable to UPC.

         As part of its engagement, a representative of Mercer Capital visited SBT management in Selmer. Factors considered in rendering the opinion include:
(1) terms of the Reorganization Agreement; (2) an analysis of the estimated pro-forma changes in book value per share, earnings per share, and dividends per share from the perspective of the SBT shareholders; (3) a review of UPC's historical financial performance, historical stock pricing, the liquidity of its shares and current pricing in relation to other publicly traded bank holding companies; (4) tax consequences of the Merger for SBT shareholders; and
(5) restrictions placed on shares of UPC Common Stock to be received in the Merger.

         Mercer Capital did not compile nor audit UPC's or SBT's financial statements, nor did Mercer Capital independently verify the information reviewed. Mercer Capital relied upon such information as being complete and accurate in all material respects. Mercer Capital did not make an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution.

         Mercer Capital's opinion does not constitute a recommendation to any SBT shareholder as to how the shareholder should vote on the proposed Merger; nor did Mercer Capital express any opinion as to the prices at which any security of UPC or SBT might trade in the future.

Transaction Overview.    Mercer Capital noted that under the terms of the
Reorganization Agreement, SBT will be merged into Community, a wholly-owned subsidiary of UPC. SBT shareholders will receive 45.12 shares of UPC Common Stock for each share of SBT Common Stock they own immediately prior to the
Effective Time of the Merger.   Given SBT's 13,569 outstanding common share
equivalents, UPC will issue 612,233 shares of UPC Common Stock to SBT shareholders, assuming no SBT shareholders exercise dissenters' rights. The Reorganization Agreement includes a "fixed" Exchange Ratio; accordingly, the Exchange Ratio will not be adjusted for fluctuations in the stock prices of UPC Common Stock prior to Closing.

         On the date of announcement of the Reorganization Agreement, October 9, 1996, UPC Common Stock was trading in the vicinity of $35.00 per share, which implied that SBT shareholders would receive an aggregate consideration of $21.4 million, or $1,579.20 per share of SBT Common Stock. The implied price/book ("P/B") ratio was about 175% of fully diluted book value per share of SBT Common Stock, while the price/earnings ("P/E") ratio was 16.2x based upon trailing twelve month earnings per share. Since then, UPC Common Stock has trended up to a recent high of $50.87 per share. The current implied aggregate consideration is $28.85 million, or $2,126.28 per share, based upon the price of UPC Common Stock of $47.13 per share as of May 30, 1997. The current implied P/B ratio is 209% , and the P/E ratio is 24x SBT's trailing twelve month earnings, based upon SBT's financial data as of March 31, 1997.

Review of SBT Bancshares, Inc.   Mercer Capital reviewed SBT's operating
strategy, historical financial performance, current financial position and prospective financial performance based upon discussions with management. Mercer Capital noted that SBT's Common Stock is not publicly traded and any arms' length transactions are minimal.

         SBT reported net income of $1.219 million in 1996, down slightly from $1.254 million in 1995 and recorded an average ROA and ROE of 1.26% and 8.97%, respectively. On a per share basis, earnings decreased to $89.84 per share from $92.34 per share.

         During the trailing twelve month period ended March 31, 1997, SBT reported net income of $1.197 million, or $88.22 per share. During the first quarter of 1997, SBT reported unaudited earnings of $30.07 per share.

Valuation Analysis.       The following discussion is intended to provide an
overview of the conclusions of the comparative pricing analysis. Among other things, the analysis assumes a market value of $47.13 per share of UPC Common Stock based on its trading value as of May 30, 1997.

         TRANSACTION ANALYSIS

         With regard to SBT, Mercer Capital reviewed prices paid for acquired banks in relation to the sellers' book value and earnings as compiled by SNL Securities. The data was divided into five groups with average and median P/E, P/B and P/TB ratios calculated for calendar years 1990-1996 and year-to-date through the first quarter of 1997:

         1.      All privately acquired U.S. commercial banks;

         2.      Southeast based commercial banks which have been acquired;

         3.      Mid-South based commercial banks which have been acquired;

         4. Banks with $75 million to $125 million of assets which have been acquired, and;

         5. Banks with equity greater than 12% of equity which have been acquired.

         Mercer Capital's valuation analysis indicated an overall range of value of a share of SBT Common Stock to be from $1,485.00 per share to $2,215.00 per share. The overall median indicated values ranged from $1,630.00 per share to $2,100.00 per share. Mercer Capital noted that the implied price for SBT of $2,216.51 per share, fell slightly above the cited range, and compared favorably with price/earnings derived indications of value.

         Pro Forma Analysis of Per Share Data

         Mercer Capital analyzed the changes in pro forma dividends per share, earnings per share and book value per share from the perspective of SBT's shareholders. Mercer Capital did not represent or warrant that the actual pro forma data reflected in this Prospectus/Proxy Statement would reflect that which was developed in Mercer Capital's analysis.

         With regard to the pro forma data, Mercer Capital made the following observations:

         1. Dividends Per Share. SBT has paid a dividend of $12.00 per share annually since 1993. Given UPC's current quarterly annualized dividend of $1.50 per share and the 45.12 exchange ratio, SBT shareholders will experience a 464% increase in their current annual dividend. In other words, following the consummation of the Merger, a former SBT shareholder's dividend income will rise from $12.00 per share to $67.68 per exchange adjusted share of SBT Common Stock.

         2. Earnings Per Share. Pro-forma trailing twelve months earnings are estimated to total $162.43 per exchange adjusted share of SBT Common Stock, an increase of 84.1% over SBT's reported earnings of $88.22 per fully diluted share; and

         3. Book Value per Share. Exchange adjusted book value per fully diluted share of SBT Common Stock is estimated to total $904.66 per share, a decrease of 11% over SBT's reported book value of $1016.66 per share.

Review of Union Planters Corporation.      Mercer Capital reviewed UPC's
operating strategy, historical financial performance, current financial position and prospective financial performance based upon UPC's publicly available financial information. In addition, Mercer Capital reviewed the historical and current market pricing of UPC Common Stock. Mercer Capital noted that UPC Common Stock is listed on the NYSE. Based upon the May 31, 1997 market price of $47.13 per share of UPC Common Stock and 66.0 million outstanding common shares, UPC's market capitalization was $3.1 billion.
Weekly volume during 1997 has averaged about 900 thousand shares, or 71% of UPC's Common Stock on an annualized basis.

         Since the announcement of the Reorganization Agreement, UPC's price has appreciated 34% as UPC was previously trading a discount to public companies of comparable size in relation to relative P/E and P/B ratios.

         Mercer Capital did not make any representations or warranties, however, regarding the price at which any security of UPC or SBT would trade at in the future.

Other Considerations.     In addition to the items discussed above, Mercer
Capital considered the following other factors in rendering its fairness opinion:

         1. All shares of UPC Common Stock received by shareholders of SBT will be freely transferable, except shares received by persons who are deemed to be "affiliates" of SBT as defined under Rule 145 of the Securities Act of 1933;

         2. Given its size and market presence in Memphis, Nashville and many secondary markets in its seven state region, UPC is an acquisition candidate. Mercer Capital makes no representations whether UPC will ever be acquired; or, if it is acquired, whether shareholders will receive a premium price; and,

         3. It is presently anticipated that the transaction will be treated as a tax-free reorganization under Section 368(a) of the Code for federal income tax purposes. Thus, the Merger will not trigger capital gains tax liabilities for SBT shareholders.

Conclusion.      Based upon the favorable pricing of the transaction and the resulting pro-forma enhancement to dividends per share and earnings per share experienced by SBT shareholders, it is Mercer Capital's opinion that the transaction is fair from a financial point of view for the shareholders of SBT.

Compensation of Mercer Capital.   Pursuant to its engagement letter, SBT agreed
to pay Mercer Capital a fee of $10,000 to prepare a valuation analysis of SBT. SBT also agreed to indemnify Mercer Capital, its officers, employees and agents, and to holder Mercer Capital, its officers, employees and agents harmless from any and all obligations, claims, charges, expenses or costs of any nature arising out of the engagement. The indemnification would not apply if Mercer Capital were negligent in carrying out its duties.

         Mercer Capital is a national valuation consulting and transaction advisory firm which renders independent valuations and provides financial advisory services, including the issuance of fairness opinions for mergers and acquisitions, to financial institutions and businesses throughout the U.S. Mercer Capital was formed in 1982 and was selected by the SBT Board to render a fairness opinion to SBT' Board based upon Mercer Capital's extensive experience in the banking industry.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time of the Merger would occur on the date and at the time that the Articles of Merger relating to the Merger become effective with the Tennessee Secretary of State and a Certificate of Merger becomes effective with the Delaware Secretary of State. No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or would be satisfied. SBT and UPC anticipate that all conditions to consummation of the Merger would be satisfied so that the Merger can be consummated during the fourth quarter of 1997. However, delays in the consummation of the Merger could occur. See "--Conditions to Consummation of the Merger."

         The Board of Directors of either SBT or UPC generally may terminate the Reorganization Agreement if the Merger is not consummated by October 1, 1997, unless the failure to consummate by that date is the result of a willful breach of the Reorganization Agreement by the party seeking termination. See "--Waiver, Amendment and Termination."

EXCHANGE OF CERTIFICATES

         Promptly after the Effective Time of the Merger, UPC and SBT would cause the Exchange Agent to mail to the each SBT Record Holder a letter of transmittal, together with instructions for the exchange of the SBT Certificates previously representing shares of SBT Common Stock for certificates representing shares of UPC Common Stock.

         SBT SHAREHOLDERS SHOULD NOT SEND IN THEIR SBT CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of SBT Certificates, together with a properly completed letter of transmittal, there would be issued and mailed to each SBT Record Holder who properly surrenders such items a certificate or certificates representing the whole number of shares of UPC Common Stock, after aggregation of all whole and fractional shares, to which such SBT Record Holder is entitled, if any, and a check for the amount to be paid in lieu of any remaining fractional share (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon). Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time of the Merger, the declaration would include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to the Reorganization Agreement; however beginning 30 days after the Effective Time of the Merger no dividend or other distribution payable after the Effective Time of the Merger to the holders of UPC Common Stock would be paid to any SBT Record Holder with respect to any SBT Common Stock Certificate which has not yet been surrendered until such Certificate is surrendered in accordance with the Exchange Agent's instructions. Upon surrender of such SBT Common Stock Certificate, however, the UPC Common Stock certificate, together with all undelivered dividends or other distributions (without interest), and any undelivered cash payments to be paid in lieu of fractional shares (without interest), would be delivered and paid with respect to each share represented by such certificate.

         After the Effective Time of the Merger, no transfers of shares of SBT Common Stock would be recognized on SBT's stock transfer books.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of UPC and SBT to effect the Merger are subject to the satisfaction, or waiver by the party entitled to the benefits thereof, of various conditions prior to the Effective Time of the Merger, including: (i) the approval of the Reorganization Agreement by the shareholders of SBT; (ii) the receipt of all regulatory approvals required for consummation of the Merger; (iii) the receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on UPC or SBT; (iv) the absence of any law, order or other action of any court or governmental or regulatory authority of competent jurisdiction which prohibits, restricts or makes illegal the consummation of the Merger; (v) the effectiveness of the Registration Statement and the receipt of all necessary Commission and state approvals relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger; (vi) the approval of the shares of UPC Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance; (vii) the receipt of a letter from Price Waterhouse LLP addressed to UPC, dated as of the Effective Time of the Merger, to the effect the Merger would qualify for pooling of interests accounting treatment; and (viii) the receipt of a favorable opinion of Wyatt, Tarrant & Combs as to the tax-free nature (except for cash received in lieu of fractional shares) of the Merger. See "THE SPECIAL MEETING," "--Regulatory Approvals," "--Certain Federal Income Tax Consequences," "--Accounting Treatment" and "--Waiver, Amendment and Termination."

         The obligations of UPC to effect the Merger are further subject to the satisfaction, or waiver by UPC, of various conditions prior to the Effective Time of the Merger, including: (i) the accuracy, as of the date of the Reorganization Agreement and as of the Effective Time of the Merger, of the representations and warranties of SBT as set forth in the Reorganization Agreement; (ii) the performance of all agreements and the compliance with all covenants of SBT as set forth in the Reorganization Agreement; (iii) the receipt of various certificates from the officers of SBT; (iv) the receipt by UPC from each affiliate of SBT of a written letter providing that, except as contemplated by the Reorganization Agreement or in compliance with applicable provisions of the Securities Act, such affiliate will not sell, pledge, transfer or otherwise dispose of the shares of SBT Common Stock held, or the shares UPC Common Stock to be received upon consummation of the Merger, by such affiliate; (v) the receipt from SBT of an opinion of counsel that SBT is duly organized, validly existing and in good standing under the laws of Delaware and that SBT has valid authority to enter and perform the requirements of the Reorganization Agreement; (vi) the compliance by SBT, at the time of the closing of the Merger, with certain financial covenants, including one requiring it to maintain total consolidated assets of at least $95 million;
(vii) the execution by each member of the SBT Board and each chairman of the board, president or chief executive officer of the Bank of a non-compete agreement with UPC, SBT and the Bank and (viii) the execution by Richard L. Rankin, Chairman and Chief Executive Officer of SBT, and James E. Hanna, President and Cashier of SBT, of employment agreements with SBT. See "--Representations and Warranties," "--Resales of UPC Common Stock," "- -Employee Benefit Plans" and "--Waiver, Amendment and Termination."

          The obligations of SBT to effect the Merger are further subject to the satisfaction, or waiver by SBT, of various conditions prior to the Effective Time of the Merger, including: (i) the accuracy, as of the date of the Reorganization Agreement and as of the Effective Time of the Merger, of the representations and warranties of UPC as set forth in the Reorganization Agreement; (ii) the performance of all agreements and the compliance with all covenants of UPC as set forth in the Reorganization Agreement; (iii) the receipt of various certificates from the officers of UPC; (iv) the receipt from UPC of an opinion of counsel that UPC is duly organized, validly existing and in good standing under the laws of Delaware and that UPC has valid authority to enter and perform the requirements of the Reorganization Agreement; and (v) the offer by UPC of employment agreements to Richard L. Rankin, Chairman and Chief Executive Officer of SBT, and James E. Hanna, President and Cashier of SBT.
See "--Representations and Warranties," "Employee Benefit Plans" and "--Waiver, Amendment and Termination."

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or would be satisfied or lawfully waived by the party permitted to do so. In the event the Merger should not be effected on or before October 1, 1997, the Reorganization Agreement may be terminated and the Merger abandoned by either the SBT Board or the UPC Board. See "--Waiver, Amendment, and Termination."

REPRESENTATIONS AND WARRANTIES

         UPC and SBT have made certain representations and warranties to each other in the Reorganization Agreement relating to, among other things, their respective organization, standing and authority; their respective authority to execute and deliver the Reorganization Agreement and to consummate the transactions contemplated thereby and the absence of any breaches as a result thereto; capital stock; filings with the Commission and financial statements; the absence of any undisclosed liabilities or certain changes or events; compliance with laws; legal proceedings; reports; the truth and accuracy of various statements; and certain accounting, tax and regulatory matters. SBT has made additional representations and warranties in the Reorganization Agreement with respect to its subsidiaries; its financial statements; certain tax matters; the adequacy of its allowance for possible loan losses; its assets; its intellectual property rights; certain environmental matters; labor relations; employee benefit plans; material contracts; the applicability of various state takeover laws; compliance with provisions of SBT's Charter; and the effectiveness of its charter documents.

REGULATORY APPROVALS

         The Merger requires the prior approval of the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act (the "BHC Act"). In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if: (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 15th day following the date of the Federal Reserve approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds.
The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise. UPC has filed the necessary applications for prior approval to acquire SBT, and UPC has received the approval of the Federal Reserve to consummate the Merger by letter dated January 28, 1997.

         RECEIPT OF REGULATORY APPROVAL FROM THE FEDERAL RESERVE OR ANY OTHER GOVERNMENTAL AGENCY IS NOT, AND SHOULD NOT BE CONSIDERED AS, A RECOMMENDATION BY THE FEDERAL RESERVE OR ANY OTHER GOVERNMENTAL AGENCY FOR APPROVAL OF THE MERGER BY SBT STOCKHOLDERS.

WAIVER, AMENDMENT AND TERMINATION

         To the extent permitted by applicable law, SBT and UPC, with the approval of their respective Boards of Directors, may amend the Reorganization Agreement by a written agreement at any time before or after approval of the Reorganization Agreement by the SBT shareholders; provided, however, that after the Special Meeting, no amendment may in any material respect modify the Consideration. Furthermore, UPC would have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC may not, without the approval of the SBT Board, make any revision to the structure of the Merger which would: (i) change the amount of the Consideration; (ii) change the intended tax-free effect of the Merger to UPC, Community, SBT or any SBT Record Holder; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the Commission.

         In addition, prior to or at the Effective Time of the Merger, either SBT or UPC, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers, may: (i) waive any default in the performance of any term of the Reorganization Agreement by the other party;
(ii) waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Reorganization Agreement; and
(iii) waive any or all of the conditions precedent to the obligations of the other party under the Reorganization Agreement except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver would be effective unless in a writing executed by a duly authorized officer of SBT or UPC, as the case may be.

         The Reorganization Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger: (i) by the mutual consent of the Boards of Directors of SBT and UPC; (ii) by the Board of Directors of SBT or UPC (provided, in the case of (a), (b) and (e) below only, that the terminating party is not then in breach of any representation or warranty contained in the Reorganization Agreement under the applicable standards set forth in the Reorganization Agreement or in material breach of any covenant or other agreement contained in the Reorganization Agreement) (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Reorganization Agreement which cannot be, or has not been, cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Reorganization Agreement, (b) in the event of a material breach by the other party of any covenant or agreement contained in the Reorganization Agreement which cannot be, or has not been, cured within 30 days after the giving of written notice to the breaching party of such breach, (c)
 if any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Reorganization Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or the shareholders of SBT fail to approve of the Reorganization Agreement, (d) if the Merger is not consummated by October 1, 1997, provided that the failure to consummate is not due to a willful breach by the party electing to terminate, or (e) if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by October 1, 1997; or (iii) by UPC if a "Purchase Event" (as defined below in "--The Stock Option Agreement) shall have occurred or by SBT if UPC should exercise its option to purchase shares of SBT Common Stock granted under the Stock Option Agreement. See "-- Representations and Warranties" and "--The Stock Option Agreement."

         If the Merger should be terminated as described above, the Reorganization Agreement would become void and have no effect, except that certain provisions thereof, including those relating to the obligations to share certain expenses, to maintain the confidentiality of certain information obtained and with respect to the return of all documents obtained from the other party under the Reorganization Agreement, would survive. In addition, termination of the Reorganization Agreement would not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination, unless the termination is the result of failure to obtain required regulatory approvals, failure to obtain the approval of the SBT shareholders or failure to consummate the Merger by October 1, 1997. Finally, the Stock Option Agreement would be governed by its own terms as to its termination. See "--The Stock Option Agreement."

APPRAISAL RIGHTS

         SBT shareholders have the right to dissent to the Merger and to receive the "fair value" of their shares of SBT Common Stock upon compliance with statutory appraisal rights provided by Section 262 of the Delaware General Corporation Law ("DGCL). A SBT shareholder electing to exercise appraisal rights (a "Dissenting Shareholder"), must be careful to take the steps required by Section 262 in order to properly "perfect" his appraisal rights. Failure to properly perfect appraisal rights could prevent the Dissenting Shareholder from obtaining the fair value of his shares of SBT Common Stock in cash. In such event, (a "Failed Exercise"), the Dissenting Shareholder would only be entitled to receive the shares of UPC Common Stock, and cash in lieu of fractional shares, that he would otherwise be entitled to receive upon pursuant to the terms of the Reorganization Agreement. The following is a discussion of the steps that a Dissenting Shareholder must take in order to
properly perfect his appraisal rights.   The following discussion does not
purport to be exhaustive and is qualified by the terms of Section 262 of the DGCL, a copy of which is attached to this Prospectus/Proxy Statement as Appendix G, which is incorporated herein by reference.

         In order to properly perfect appraisal rights, a Dissenting Shareholder must deliver to SBT a written demand for appraisal of his shares of SBT Common Stock. This written demand must be delivered to SBT prior to the time the vote is taken on the proposed Merger at the Special Meeting. The notice will be sufficient if it identifies the Dissenting Shareholder and states that such Dissenting Shareholder intends to demand an appraisal for his shares of SBT Common Stock. A vote AGAINST the Merger, whether in person or by proxy, will NOT be sufficient to satisfy the written demand requirements of
Section 262.  Further, the Dissenting Shareholder must NOT vote FOR the Merger.

         Within ten days after the Effective Time of the Merger, UPC would notify each Dissenting Shareholder who had timely given his written notice and not voted For the Merger that the Merger had been consummated. Within 120 days after the Effective time of the Merger, a Dissenting Shareholder who has complied with Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the SBT Common Stock of all Dissenting Shareholders who had complied with Section 262 and who had not otherwise come to an agreement with UPC as to the value of their shares.
Within that 120 day time period a Dissenting Shareholder will be entitled to make a written request that UPC supply to him a statement setting forth the number of shares of SBT Common Stock which were not voted in favor of the Merger and for which a demand for appraisal had been properly given and the aggregate number of holders of such shares. UPC would be required to deliver that statement within ten days of its receipt of the written request. During that 120 day time period, Dissenting Shareholders and UPC may reach an agreement as to the fair value of their shares, in which case those Dissenting Shareholders would not be entitled to participate in the petition to the Delaware Court of Chancery.

         Upon the filing of a petition in the Delaware Court of Chancery, service of a copy thereof will be served on UPC. UPC would then have 20 days to file with the Court a verified list containing the names and addresses of all Dissenting Shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Registry in Chancery, if so ordered by the Court, would then give notice of the time and place of the hearing of such petition to UPC and the Dissenting Shareholders listed in the list filed by UPC. Notice of the time and place of the hearing may be given by publication in a newspaper of general circulation in Wilmington, Delaware.

         At the hearing on the petition, the Court will determine the Dissenting Shareholders who have complied with Section 262 and who have become entitled to exercise appraisal rights. The Court may require such Dissenting Shareholders to submit their certificates representing shares of SBT Common Stock to the Registry of the Court for notation thereon of the pendency of the appraisal proceedings. Failure to submit the certificate(s) may result in the failing Dissenting Shareholder loosing his rights to the appraisal rights.

         After the Court of Chancery has determined the identities of the Dissenting Shareholders entitled to an appraisal, the Court would then determine the "fair value" of the shares of SBT Common Stock to be paid to the qualifying Dissenting Shareholders by UPC, together with a fair rate of interest, if any. In determining the "fair value" of the shares of SBT Common Stock, the Court would not include any element of value arising from the accomplishment or expectation of the Merger. The Court may allow pre-trial discovery with respect to the fair value determination.

         Upon determining the "fair value" of the SBT Common Stock held by qualifying Dissenting Shareholders, the Court would then direct that UPC pay such amount, plus reasonable interest, if any, to the Dissenting Shareholders entitled thereto. However, UPC would be required to make such payments only upon the surrender of the certificates representing the shares of SBT Common Stock.

         The Court may determine the costs of the proceeding and tax such costs upon the parties as the Court deems equitable in the circumstances. If costs are taxed to the Dissenting Shareholders, a Dissenting Shareholder may petition the Court to charge those costs, as well as other expenses such as attorneys fees and costs of experts, against the value of all shares entitled to an appraisal.

         See Appendix G hereto, which is a complete copy of Section 262 of the DGCL, for the specifics of the rights and responsibilities of Dissenting Shareholders with respect to appraisal rights.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Reorganization Agreement, SBT has agreed that unless the prior written consent of UPC has been obtained, and except as otherwise expressly contemplated in the Reorganization Agreement, SBT would, among other things: (i) operate its business only in the usual, regular and ordinary course; and (ii) not undertake any action which would materially adversely affect the ability of any party to perform their respective covenants and agreements under the Reorganization Agreement.

         In addition, SBT has agreed that, prior to the earlier of the Effective Time of the Merger or termination of the Reorganization Agreement, it would not, except with the prior written consent of UPC or as specifically permitted by the Reorganization Agreement, agree or commit to undertake certain actions, including, but not limited to, any of the following: (i) amend its Charter (the "SBT Charter") or Bylaws (the "SBT Bylaws"); (ii) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares, of the capital stock of an SBT Company; (iii) declare or pay any dividend or make any other distribution in respect of any SBT capital stock; provided, however, that SBT may declare and pay a cash dividend of up to $9.00 per share should the SBT Board determine to do so; or
(iv) except pursuant to the Reorganization Agreement or the Stock Option Agreement, issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of SBT Common Stock or any other capital stock of an SBT Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock or any security convertible into any such stock.

LIMITATION ON NEGOTIATIONS

         The Reorganization Agreement provides that the SBT Companies shall not solicit or knowingly encourage any Acquisition Proposal by any person. Furthermore, except to the extent necessary to comply with the fiduciary duties of the SBT Board, as advised by legal counsel, the SBT Companies are prohibited from furnishing any non-public information that it is not legally obligated to furnish, negotiating with respect to or entering into any agreement with respect to, any Acquisition Proposal. SBT must promptly notify UPC immediately following receipt of any Acquisition Proposal.

MANAGEMENT AFTER THE MERGER

         The Reorganization Agreement provides that Community's directors and officers in place immediately prior to the Effective Time of the Merger would continue to be the directors and officers of Community after the Effective Time of the Merger until such directors or officers are replaced in accordance with Community's charter and bylaws. The current directors and officers of Community are employees of UPC.

         While the directors and officers of SBT would be affected by the Merger, it is expected that the directors and officers of Bank would continue to hold their respective positions after the Merger. Furthermore, the Reorganization Agreement prohibits UPC and Community from taking any action to merge or consolidate the Bank with UPC or any affiliate of UPC for a period of one year after the Effective Time of the Merger. In addition, Messrs. Richard
L. Rankin and James E. Hanna would be offered three year employment contracts to serve as Chairman and Chief Executive Officer and President and Cashier, respectively, of the Bank. These practices are consistent with UPC's operational philosophy of having its subsidiary banks operate autonomously in their respective communities with the banking decisions being made, within broad guidelines established by UPC, by a local board of directors and executive management. See "Interests of Certain Persons in the Merger."

EMPLOYEE BENEFIT PLANS

         Following the Effective Time of the Merger, UPC would be obligated under the Reorganization Agreement to provide to officers and employees of the SBT Companies employee benefits under employee benefit and welfare plans on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation in (but not for vesting or benefit accrual under) any such UPC employee benefit plan, the service of the employees of the SBT Companies prior to the Effective Time of the Merger would be treated as service with a UPC Company participating in such employee benefit plan. In addition, to the extent permitted by law, following the Effective Time of the Merger, all contributions to the SBT Employee Stock Ownership Plan (the "SBT ESOP") would cease and participants in the SBT ESOP who at that time continue to be employed by UPC would be entitled to participate in UPC's Employee Stock Ownership Plan (the "UPC ESOP") to the same extent as other employees of UPC. UPC would take such steps necessary to merge the SBT ESOP with and into the UPC ESOP and would obtain such regulatory determinations regarding the merger of the SBT ESOP into the UPC ESOP as may be appropriate to ensure the qualified status of such plans and related trust under the Code. If UPC determines that the SBT ESOP cannot be merged with and into the UPC ESOP, then the SBT ESOP would be terminated, and all vested benefits would be distributed to participants in accordance with applicable law and the terms of the SBT ESOP.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the SBT Management Group have interests in the Merger that would be in addition to any interests they may have as shareholders of SBT generally. These interests are set forth in provisions in the Reorganization Agreement relating to employment agreements and non-compete interests, as described below.

         Prior to the closing and as a condition thereto, each member of the Boards of Directors of SBT and the Bank would be required under the Reorganization Agreement to execute a non-compete agreement with UPC and Community providing that, for a term of three years from the date of the closing, such persons would be prohibited from, among other things, becoming involved in any way in the formation or organization of a new financial institution in McNairy County, Tennessee. The members of the Boards of Directors of SBT and the Bank would not receive any additional consideration for their execution of non-compete agreements.

         Additionally, Richard L. Rankin, as Chairman and Chief Executive Officer of SBT, and James E. Hanna, as President and Cashier of SBT, would be required under the Reorganization

Agreement to execute three year employment agreements with UPC, Community and the Bank which would become effective as of the date of the closing. Under these employment agreements Mr. Rankin and Mr. Hanna would be provided compensation and benefits substantially similar to those offered to similarly situated executive officers of other UPC Banking Subsidiaries. Under these employment agreements the executive officer's employment may be terminated with or without cause; provided, however, that upon any termination by UPC without cause, the executive would be entitled to receive an amount equal to the greater of (i) the executive officer's base salary then in effect for the remaining term of the agreement, or (ii) six month's base salary then in effect. Neither Mr. Rankin nor Mr. Hanna currently have employment contracts with SBT or the Bank.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The parties to the Merger have not and do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to the federal income tax consequences of the Merger. Instead, UPC and SBT have obtained the opinion of Wyatt, Tarrant & Combs (counsel to UPC) (the "Tax Opinion") as to certain of the expected federal income tax consequences of the Merger, a copy of which is attached as an exhibit to the Registration Statement.

         The Tax Opinion does not address, among other matters: (i) state, local, foreign or other federal tax consequences of the Merger not specifically addressed therein; (ii) federal income tax consequences to shareholders of SBT subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and person who do not own such stock as a capital asset; (iii) federal income tax consequences affecting shares of SBT stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation; and (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of such stock.

         Subject to the conditions, qualifications, representations and assumptions contained herein and in the Tax Opinion, counsel has opined that:

                 (1) The acquisition by Community of substantially all of the assets of SBT in exchange for shares of UPC Common Stock and the assumption of liabilities of SBT pursuant to the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                 (2) SBT, UPC and Community will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

                 (3) No gain or loss will be recognized by SBT as a result of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by SBT and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury Regulations issued under
         Section 1502).

                 (4) No gain or loss will be recognized by Community or UPC as a result of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by SBT and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502).

                 (5) The tax basis of the assets received by Community will be the same as the tax basis of such assets of SBT immediately prior to the Merger.

                 (6) The holding period of the assets of SBT received by Community will in each instance include the period for which such assets were held by SBT.

                 (7) No gain or loss will be recognized by the shareholders of SBT as a result of the exchange of SBT Common Stock for UPC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the SBT Common Stock is a capital asset in the hands of the respective SBT shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the SBT Common Stock allocable to the fractional share.

                 (8) The tax basis of UPC Common Stock to be received by the shareholders of SBT will be the same as the tax basis of the SBT Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

                 (9) The holding period of the UPC Common Stock to be received by shareholders of SBT will include the holding period of the SBT Common Stock surrendered in exchange therefor, provided the SBT shares were held as a capital asset by the shareholders of SBT on the date of the exchange.

                 (10) A shareholder of SBT who perfects his appraisal rights and who receives payment of the fair market value of his shares of SBT Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

         The Tax Opinion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the IRS, all existing and in effect on the date of this Registration Statement and all of which are subject to change at any time, possibly retroactively.
Any such change could have a material impact on the conclusions reached in the Tax Opinion. The Tax Opinion represents only such counsel's best judgment as to the expected federal income tax consequences of the Merger and is not binding on the IRS or the courts. The IRS may challenge the conclusions stated therein and shareholders of SBT may incur the cost and expense of defending positions taken by them with respect to the Merger. A successful challenge by the IRS could have material adverse consequences to the parties to the Merger, including shareholders of SBT and UPC.

         In rendering the Tax Opinion, counsel has relied, as to factual matters, solely on the continuing accuracy of (i) the description of the facts relating to the Merger contained in the Merger Agreement and this Registration Statement, (ii) the factual representations and warranties contained in the Merger Agreement and Registration Statement and related documents and agreements, and (iii) certain factual matters addressed by representations made by certain executive officers of SBT and UPC, as further described in the Tax Opinion and the Exhibits thereunder. Events occurring after the date of the Tax Opinion could alter the facts upon which the Tax Opinion is based, in which event the conclusions reached therein and in this summary could be materially impacted.

         ACCORDINGLY, FOR ALL OF THE ABOVE REASONS, SHAREHOLDERS OF SBT AND UPC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         Consummation of the Merger is conditioned upon the eligibility of the Merger to be accounted for as a pooling of interests. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of SBT would be carried forward at their previously recorded amounts. Only the current year UPC financial information will be restated as though SBT and UPC had been combined at the beginning of the year due to the insignificance of SBT.

         In order for the Merger to qualify for pooling of interests accounting treatment, substantially all (90% or more) of the outstanding SBT Common Stock must be exchanged for UPC Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify for pooling of interests accounting treatment.

         For information concerning certain conditions to be imposed on the exchange of SBT Common Stock for UPC Common Stock in the Merger by persons deemed to be "affiliates" of SBT and certain restrictions to be imposed on the transferability of the UPC Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling of interests accounting treatment, see "--Resales of UPC Common Stock."

EXPENSES AND FEES

         The Reorganization Agreement provides, in general, that each of the parties would bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Reorganization Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of UPC and SBT would bear and pay the filing fees and printing costs incurred in connection with the Registration Statement and this Prospectus/Proxy Statement based on the relative asset sizes of the parties at December 31, 1995.

RESALES OF UPC COMMON STOCK

         Shares of UPC Common Stock to be issued to SBT Record Holders in connection with the Merger would be registered under the Securities Act. All shares of UPC Common Stock received by SBT Record Holders upon consummation of the Merger would be freely transferable by those shareholders of SBT who are not deemed to be "Affiliates" of SBT or UPC. "Affiliates" generally are defined as persons or entities who control, are controlled by or are under common control with SBT or UPC (including, generally, executive officers and directors).

         Rules 144 and 145 promulgated by the Commission under the Securities Act restrict the sale of UPC Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, prior to the first anniversary of the Effective Time of the Merger, Affiliates of SBT may resell publicly the UPC Common Stock received by them in the Merger within certain limitations as to the amount of UPC Common Stock sold in any three-month period and as to the manner of sale. After the one-year anniversary of the Effective Time of the Merger, such Affiliates of SBT who do not otherwise qualify as Affiliates of UPC, may resell their shares without restriction. The ability of Affiliates to resell shares of UPC Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally would be subject to UPC's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates would receive additional information regarding the effect of Rules 144 and 145 on their ability to resell UPC Common Stock received in the Merger. Affiliates also would be permitted to resell UPC Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Prospectus/Proxy Statement does not cover any resales of UPC Common Stock received by persons who may be deemed to be Affiliates of SBT.

         SBT has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of SBT to execute and deliver to UPC not later than 30 days prior to the Effective Time of the Merger, a written agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of the shares of SBT Common Stock held by such Affiliate (except as contemplated by such Affiliate Agreement or by the Reorganization Agreement) or any shares of UPC Common Stock obtained by such Affiliate as a result of the Merger (i) except in compliance with the Securities Act and the rules and regulations of the Commission thereunder and
(ii) in any case, until such time as financial results covering at least 30 days of combined operations of UPC and SBT shall have been published. Consummation of the Merger is conditioned upon the receipt by UPC from each

Affiliate of SBT of executed Affiliate Agreements. The stock certificates representing UPC Common Stock issued in the Merger to persons who qualify as Affiliates of SBT will bear a legend summarizing the foregoing restrictions. See "--Conditions to Consummation of the Merger."

THE STOCK OPTION AGREEMENT

         As a condition and an inducement to UPC entering into the Reorganization Agreement, SBT and UPC entered into the Stock Option Agreement, pursuant to which SBT granted UPC an option (the "Option") entitling UPC to purchase up to 3,183 shares (representing 23.5% of the shares issued and outstanding before giving effect to the exercise of such Option and 19.0% of the shares which would be issued and outstanding subsequent to the exercise of such Option) of SBT Common Stock under the circumstances described below, at a cash price per share equal to $957.00, subject to adjustment in certain circumstances. This description of the Stock Option Agreement and the Option does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreement, which is attached as an exhibit to Appendix B of this Prospectus/Proxy Statement and is incorporated herein by reference.

         Subject to the requirements of applicable law and regulations, UPC may exercise the Option, in whole or in part, if, but only if, a "Purchase Event" (as defined below) should occur prior to the Option's termination, provided that UPC, at the time, is not in material breach of the Stock Option Agreement or the Reorganization Agreement. As defined in the Stock Option Agreement, "Purchase Event" means either of the following events:

                 (a) without UPC's prior written consent, SBT shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any third party to effect (i) a merger, consolidation or similar transaction involving SBT or any of its subsidiaries (other than transactions solely between SBT's subsidiaries); (ii) except as permitted by the Reorganization Agreement, the disposition, by sale, lease, exchange or otherwise, of 25% or more of the consolidated assets of SBT and its subsidiaries; or (iii) the issuance, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of SBT or any of its subsidiaries; or

                 (b) any third party shall have acquired beneficial ownership, or the right to acquire beneficial ownership, of 25% or more of the outstanding shares of SBT Common Stock.

The Option would terminate at or upon the earliest of the following:

                 (a)      the Effective Time of the Merger;

                 (b) termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a "Preliminary Purchase Event" (as defined below) (other than a termination of the Reorganization Agreement by UPC under certain circumstances involving a breach by SBT of a representation, warranty, covenant or agreement of SBT contained in the Reorganization Agreement) (a "Default Termination");

                 (c) 12 months after termination of the Reorganization Agreement by UPC pursuant to a Default Termination; and

                 (d) 12 months after termination of the Reorganization Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a "Preliminary Purchase Event."

         As defined in the Stock Option Agreement, "Preliminary Purchase Event" includes either of the following events:

                 (a) commencement by any third party of, or filing by any third party of a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of SBT Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of SBT Common Stock (a "Tender Offer" or an "Exchange Offer," respectively); or

                 (b) failure of the shareholders of SBT to approve the Reorganization Agreement at the Special Meeting, the failure to have the Special Meeting (or another meeting for the purpose of voting on the Reorganization Agreement) prior to termination of the Reorganization Agreement, or the withdrawal or modification by the SBT Board in a manner adverse to UPC of the recommendation of the SBT Board with respect to the Reorganization Agreement after public announcement that a third party: (i) made, or disclosed an intention to make, a proposal to engage in an acquisition transaction; (ii) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer; or (iii) filed an application under certain federal statutes for approval to engage in an acquisition transaction.

         In the event of any change in SBT Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of securities subject to the Option and the purchase price per share, as the case may be, would be adjusted appropriately. In the event that any additional shares of SBT Common Stock should be issued after November 26, 1996, the date of the Stock Option Agreement (other than pursuant to an event described in the preceding sentence), the number of shares of SBT Common Stock subject to the Option would be adjusted so that, after such issuance, it, together with any shares of SBT Common Stock previously issued pursuant to the Stock Option Agreement, would equal 19% of the number of shares of SBT Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         Upon the occurrence of a "Repurchase Event" (as defined below) that occurs prior to the exercise or termination of the Option, at the request of UPC, delivered within 12 months of the Repurchase Event, SBT would, subject to regulatory restrictions, be obligated to repurchase the Option and any shares of SBT Common Stock theretofore purchased pursuant to the Stock Option Agreement at a specified price.

         As defined in the Stock Option Agreement, "Repurchase Event" would be deemed to occur if: (i) any person (other than UPC or any UPC subsidiary) has acquired beneficial ownership, or the right to acquire beneficial ownership, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then outstanding shares of SBT Common Stock; or (ii) a transaction has been consummated in which: (a) SBT is consolidated with or merged into any person, other than a UPC Company, and is not the continuing or surviving corporation of such consolidation or merger;
(b) any person, other than a UPC Company merges into SBT with SBT being the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of SBT Common Stock are changed into or exchanged for stock, other securities, cash or other property other than SBT Common Stock, or the outstanding shares of SBT Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (c) SBT sells or otherwise transfers all or substantially all of its assets to any person, other than a UPC Company.

         In the event that prior to the exercise or termination of the Option, SBT should enter into an agreement to engage in any of the transactions described in clause (ii) of the definition of Repurchase Event above, the Reorganization Agreement governing such transaction must make proper provision so that the Option would, upon consummation of such transaction, be converted into, or exchanged for, an option with terms similar to the Option, at the election of UPC, of either the acquiring person or any person that controls the acquiring person (or in the case of clause (ii)(b) above, SBT).

         After the occurrence of a Purchase Event, UPC may without the consent of SBT assign the Stock Option Agreement and its rights thereunder in whole or in part.

         Upon the occurrence of certain events, SBT has agreed to file with the Commission and to cause to become effective certain registration statements under the Securities Act with respect to dispositions by UPC and its assigns of all or part of the Option and/or any shares of SBT Common Stock into which the Option is exercisable.


                                BUSINESS OF SBT

GENERAL

         SBT is subject to regulation and examination by the Federal Reserve, the FDIC and the State of Tennessee. SBT operates one bank subsidiary, Selmer Bank & Trust Company (the "Bank"), which is SBT's only subsidiary. The Bank is a Tennessee-chartered bank headquartered in Selmer, Tennessee, with its main office located at 116 South Third Street. As of March 31, 1997, SBT had total assets of $102.1 million, total loans net of unearned income, of $51.1 million, total deposits of $87.7 million, and total stockholders equity of $13.8 million. SBT's main office has been in operation in Selmer since 1919. A nearby drive-through facility was opened in Selmer in 1984. SBT operates branches in Bethel Springs and Ramer, Tennessee, both of which were opened in 1972.

         SBT is engaged in the business of soliciting deposits from the general public and using such deposits to originate loans or invest in residential and other mortgage loans, commercial loans, consumer loans and, to a lesser extent, agricultural loans, investments and other assets. SBT does not concentrate its credit in any particular economic sector.

LENDING ACTIVITIES

         The principal lending activity of SBT historically has been the origination of conventional first mortgage single-family loans. SBT also makes consumer/commercial loans, commercial real estate loans and, to a lesser extent, agricultural loans.

         As of March 31, 1997, SBT's loan portfolio totaled $51.1 million or 50% of its total assets. On that date, $29.5 million, or 58%, of the total loan portfolio consisted of loans secured by mortgages on single family dwellings and the remainder of the loan portfolio consisted of loans secured by commercial real estate and consumer/commercial credits.

PROPERTY

         SBT owns, free of any encumbrances, the property on which its main office and branch offices are located. SBT also holds from time to time real estate acquired through foreclosure.

COMPETITION

         SBT competes with numerous other commercial banks and other financial institutions in McNairy County, Hardeman County and Hardin County, Tennessee.

LEGAL PROCEEDINGS

         As of the date of this Prospectus/Proxy Statement, SBT is not involved in any significant legal proceeding.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                         RESULTS OF OPERATION OF SBT

         The following narrative discussion and tabular data provides an analysis of major factors and trends regarding the consolidated financial condition of SBT and the Bank as of March 31, 1997 and as of December 31, 1996 and 1995, and the consolidated results of operations of SBT and the Bank for the three months ended March 31, 1997 and 1996 and for each of the years ended December 31, 1996 and 1995. This discussion should be read in conjunction with the audited consolidated financial statements, and the notes thereto, as of and for the year ended December 31, 1996, and the unaudited consolidated financial statements and the notes thereto as of and for the years ended December 31, 1995 and 1994 and for the three months ended March 31,1997 as presented in Appendices C, D and E of this Prospectus/Proxy Statement.

OVERVIEW

         For a summary of selected consolidated financial data as of and for the years ended December 31, 1992 through 1996, and as of and for the three months ended March 31, 1997 and 1996, see page 14 of this Prospectus/Proxy Statement. Since December 31, 1992, total assets have grown from $77.8 million to $102.1 million at March 31, 1997.

         SBT's net earnings for the year ended December 31, 1992 were $1.40 million, representing the highest level of earnings for the five year period ended December 31, 1996. Net earnings were $1.22 million for each of the years ended December 31, 1996 and 1994, which represent the lowest earnings for the same five year period. The results for 1996 were impacted by significant provisions for losses on loans in the amount of $772,000 ($479,000 after-taxes), which management does not expect to continue.

         Management expects modest growth to continue in both assets and earnings; however, such growth is dependent upon the economies of the markets served by SBT, its relative competitiveness in its local market and other factors which are discussed below. SBT is a bank holding company headquartered in Selmer, McNairy County, Tennessee.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

         Net Earnings. Net earnings for 1996 were $1.22 million, a decrease of $35,000 over 1995 net earnings of $1.25 million. 1995 earnings increased $35,000 as compared to 1994. Earnings per share were $89.84 in 1996, compared to $92.34 in 1995 and $89.18 in 1994. A more detailed analysis of the components of net earnings and the changes in such components is included under the appropriate captions below.

         The return on average assets for the year ended December 31, 1996 was 1.26% compared to 1.37% for 1995 and 1.43% for 1994. The return on average stockholders' equity for 1996 was 8.97% compared to 10.53% for the year ended December 31, 1995 and 11.37% for the year ended December 31, 1994. SBT's efficiency ratio improved to 41.26% during 1996, as compared to 47.91% in 1995 and 51.14% in 1994. SBT declared and paid dividends to stockholders of $163,000 ($12.00 per share) for each of the years ended December 31, 1996, 1995 and 1994.

         Net Interest Income. Net interest income, the major component of SBT's income, is the amount by which interest and fees generated by earning assets exceeds the total interest cost of funds used to carry them. Net interest income is affected by a number of factors including the level, pricing, mix and maturity of earning assets and liabilities; interest rate fluctuations; and asset quality. Net interest income was $3.8 million for the year ended December 31, 1996 compared to $3.4 million for the year ended December 31, 1995 and $3.5 million for the year ended December 31, 1994. The improvement in 1996 as compared to 1995 is attributable to loan growth, higher yields from loans and investment securities, and an increase in the net interest margin from 3.93% in 1995 to 4.12% in 1996. The decrease in 1995 as compared to 1994 is a result of lower yields on loans and investment securities and a decrease in the net interest margin from 4.34% in 1994 to 3.93% in 1995.

         Provision for Losses on Loans. The allowance for losses on loans has been, in the opinion of management, maintained at a level sufficient to provide for losses inherent in the loan portfolio. The level of provisions for losses on loans is based on past loan experience, growth and composition of the loan portfolio, as well as current economic conditions. SBT recorded provisions for losses on loans in the amount of $772,000 for the year ended December 31, 1996 and $120,000 for each of the years ended December 31, 1995 and 1994. The current year provision is a result of (i) the deterioration of two specific credits, (ii) management's decision to increase the allowance for losses on loans to approximately 2% of outstanding loans due to the overall continued deterioration in consumer credit, and (iii) overall growth in the loan portfolio. The current year provision is not an indication of an overall deterioration in SBT's asset quality or underwriting standards and is not expected to continue. Only modest provisions consistent with 1992 through 1995 are expected in the near future. SBT experienced net charge-offs of $212,000, $218,000 and $134,000 for the years ended December 31, 1996, 1995 and 1994, respectively. See "Allowance for Losses on Loans" for additional information regarding the provision for losses on loan.

         Table 2, which follows this discussion, presents a Summary of Loan Loss Experience for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1992 through 1996 while Table 1 presents Nonperforming Assets as of March 31, 1997 and 1996 and for each of the years ending December 31, 1992 through 1996. The level of nonperforming assets has increased constantly over the last year; however, management expects no continued significant increases. The loan-to-deposit ratio increased constantly from 49.6% in 1992 to 62.7% in 1996 as the demand for quality loans increased. Management expects future loan demand to remain fairly constant at current levels. Future provisions for losses on loans are dependent upon various factors, including the economy, loan growth and composition, levels of nonperforming assets and loan loss experience. The amounts of nonperforming loans represent risks in the loan portfolio; however, a major portion of such loans are collateralized to various degrees and should not be interpreted as losses.

         Noninterest Income. Noninterest income is primarily related to service charges on deposits and other fees for services as well as net investment securities gains and losses. Total noninterest income for 1996 was $214,000, a $62,000 increase from the $152,000 reported for 1995. The increase is primarily attributed to a $31,000 increase in net gains recognized on the sale of investment securities and a $32,000 increase in service charge fees received on deposits. 1995 noninterest income represented a $42,000 decrease from $194,000 during 1994. The decrease was primarily attributed to $17,000 in net gains on the sale of investment securities recorded in 1994, compared to net losses on the sale of investment securities in the amount of $1,000 in 1995. Other changes in noninterest income from 1994 to 1996 were not attributable to any significant individual items.

         Management continues to seek new sources of noninterest income; however, no significant growth or the maintenance of current levels of noninterest income can be assured.

         Noninterest Expense. Total noninterest expense for 1996 was $1.6 million or $66,000 less than the $1.7 million reported for 1995. Noninterest expense for 1995 represents a $152,000 decrease from $1.9 million in 1994. The overall decrease in noninterest expense from 1994 to 1996 is primarily attributable to decreases in FDIC insurance premiums offset by other increases as noted below. The remainder of the decreases are not attributable to any other significant individual items.

         The $88,000 decline in FDIC insurance expense from 1995 to 1996 relates to a decrease in the assessment on Bank Insurance Fund ("BIF") deposits from $.23 per $100 of deposits per year to a minimum of $2,000 per year. The decrease from 1994 to 1995 is a result of an FDIC insurance refund received during 1995 in the amount of approximately $12,000, as well as a decrease in the rates paid for such insurance. Also, during 1996, the FDIC further reduced the amount of insurance assessments to zero for well-capitalized institutions. The Bank falls into this category. See additional discussion in the "Regulatory Assessments" section below.

         Salaries, wages and benefits totaled $1,029,000 for the year ended December 31, 1996 compared to $990,000 and $1,031,000 for the years ended December 31, 1995 and 1994, respectively. Management does not project any significant changes in the amounts of these expenses.

         Occupancy and equipment expense has remained fairly constant for the last three years. Occupancy and equipment expense totaled $347,000 for the year ended December 31, 1996 compared to $320,000 and $366,000 for the years ended December 31, 1995 and 1994, respectively. The changes from 1994 to 1996 are not attributable to any significant individual items. Management plans to expand its current drive-thru facility. Additional capital expenditures in the amount of approximately $250,000 are expected during 1997. Management does not expect any other significant increases for capital expenditures.

         Management continues to monitor the level of noninterest expense to identify cost reductions where applicable; however, no significant reductions are expected.

         Income Taxes.   Income tax expense totaled $382,000, $486,000 and
$459,000 for the years ended December 31, 1996, 1995 and 1994, respectively. These amounts represent effective tax rates of 23.86%, 27.93% and 27.35% for the years ended December 31, 1996, 1995 and 1994, respectively. The decrease in the effective tax rate for 1996 is a result of increased levels of investment securities which generate tax-exempt income. Management expects that future effective tax rates will remain at levels commensurate with that of 1996.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 1997 AND 1996

         Net Earnings. Net earnings for the three months ended March 31, 1997 were $408,000, a decrease of $22,000 from net earnings of $430,000 reported for the same period in 1996. The decrease in net earnings is primarily attributable to an increase in noninterest expense, offset partially by an improvement in net interest income. A more detailed analysis of the components of net earnings is included below.

         The annualized return on average assets for the three months ended March 31, 1997 was 1.67% versus 1.80% for the same period in 1996 and 1.26% for the year ended December 31, 1996. The annualized return on average shareholders' equity for the three months ended March 31, 1997 was 12.01% compared to 13.06% for the same period in 1996 and 8.97% for the year ended December 31, 1996.

         Net Interest Income. Net interest income before the provision for losses on loans was $938,000 and $924,000 for the three months ended March 31, 1997 and 1996, respectively. Total interest income increased to $1.83 million for the three month ended March 31, 1997 from $1.78 million for the same period in 1996. Total interest expense increased to $895,000 for the three months ended March 31, 1997 from $851,000 for the same period in 1996. The increases in total interest income are attributable to increases in the volume of interest-bearing assets (primarily investments), and the increase in interest expense is due to increases in volumes and rates of interest-bearing liabilities.

         Provision for Losses on Loans. The provision for losses on loans for each of the three months ended March 31, 1997, and 1996 was $30,000. The allowance for losses on loans, which was $1.1 million at March 31,1997 has been, in management's opinion, sufficient to absorb any losses inherent in the loan portfolio. Future provisions for losses on loans, if any, will be based upon past loan experience, growth and composition of the loan portfolio, as well as the then current and anticipated future economic conditions. The allowance for losses on loans at March 31, 1997 represented 2.12% of loans, net of unearned income, as of that date.

         A summary of the activity in the allowance for losses on loans for the three months ended March 31, 1997 and 1996 is set forth as follows (000's omitted):

                                                                                            MARCH 31,
                                                                                            ---------
                                                                                      1997             1996
                                                                                      ----             ----
   Balance - January 1                                                               $ 1,052         $   492
   Provision charged to expense                                                           30              30
   Net loans recovered (charged-off)                                                      14             (44)
                                                                                     -------         -------

   Balance at March 31                                                               $ 1,096         $   478
                                                                                     =======         =======

         Loans past due 90 days or more and still accruing interest were $349,000 and $153,000 at March 31, 1997 and December 31, 1996, respectively. At March 31, 1997 and December 31, 1996, the Bank had $73,000 and $95,000, respectively, in loans on nonaccrual status. Loans are placed on nonaccrual status when they become past due 90 days or more as to principal or interest, and in the opinion of management, are not in the process of collection or otherwise well-secured.

         Management has reviewed in detail all loans outstanding as of March 31, 1997 and believes there are no loans outstanding which are not past due or on nonaccrual status as of March 31, 1997, which would cause management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

         The Bank's renewal policy consists of an item-by-item review of maturing loans. Each maturing loan is evaluated to determine if such loan will be renewed and if so, at what amount, rate and maturity. Generally, the Bank's loan maturities are of a short duration for the purpose of interest rate risk management.

         Noninterest Income.   Noninterest income for the three months ended
March 31, 1997 was $76,000, an increase of $12,000 from $64,000 for the same period in 1996. The primary sources of noninterest income are service charges and various fees on deposits. Additionally, income is derived from gains on sales from the available-for-sale investment securities portfolio.

         Noninterest Expense. Total noninterest expense for the three months ended March 31, 1997 was $473,000, an $83,000 increase from the $390,000 reported for the same period in 1996. The increase is primarily a result of increases in professional fees and data processing costs. The primary components of noninterest expense are salaries and wages, occupancy and equipment expenses and other miscellaneous operating expenses.

FINANCIAL CONDITION

         Total assets have increased from $98.1 million at December 31, 1996 to $102.1 million at March 31, 1997. This increase was funded by an increase in deposits of $3.8 million to $87.7 million at March 31, 1997 as compared to $83.9 million at December 31, 1996. Total assets were $95.2 million at December 31, 1995.

         Loans. Total loans, net of unearned income, at March 31, 1997 were $51.1 million, a decrease of $1.5 million as compared to $52.6 million at December 31, 1996. This decrease is attributable to fluctuations in the overall loan demand for single-family mortgage loans and commercial loans and increased local competition. Total loans, net of unearned income, at December 31, 1995 were $48.0 million. The composition of the portfolio continues to be focused on single family mortgage loans and consumer loans. Management expects loan growth to increase at moderate levels.

         Table 1 - Nonperforming Assets sets forth information on the nonperforming loans within the loan portfolio as of March 31, 1997 and 1996 and for the years ending December 31, 1992 through 1996. Although the amounts shown represent risks in the loan portfolio, the major portion of the loans are collateralized to various degrees and should not be interpreted as losses.

         All potential problem loans have been disclosed in Table 1. Potential problem loans are those loans for which management has obtained information of possible credit problems of the borrower, resulting in serious doubts as to the ability of the borrower to comply with the present loan repayment terms.

         Allowance for Losses on Loans. In determining the amount of the provisions for losses on loans and allowance for losses on loans, management considers past loan charge-offs, the level of past due and nonaccrual loans, the size and mix of the portfolio, loan growth trends, adverse classifications at recent regulatory examinations, general economic conditions in the market area, and a review of individual loans to identify potential credit problems. The allowance for losses on loans is maintained at a level considered adequate by management to provide for potential losses in the existing loan portfolio. In evaluating the adequacy of the allowance, management makes certain estimates and assumptions which are susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based upon changes in economic conditions. Management believes the level of the allowance for losses on loans is adequate in relation to the size, mix and quality of the loan portfolio at March 31, 1997.

         Table 4 - Composition of Loan Portfolio details the types of loans in the loan portfolio as of March 31, 1997 and 1996 and for each of the years ending December 31, 1992 through 1996. Table 3 - Allocation of the Allowance for Losses on Loans sets forth the breakdown of the allowance for losses on loans by loan category as of March 31, 1997 and 1996, and for each of the years ending December 31, 1992 through 1996. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

         During 1995, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan (effective for fiscal years beginning after December 15,
1994), as amended by SFAS No. 118, Accounting by Creditors for Impairment of a
Loan - Income Recognition and Disclosures.   This standard prescribes a
valuation methodology for impaired loans as defined by the standard. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms stipulated in the loan agreement. An impaired loan must be valued using the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or fair value of the loan's underlying collateral. SBT adopted the provisions of SFAS No. 114 prospectively in 1995. The adoption of SFAS No. 114 did not have a material effect on SBT's financial condition, results of operations or liquidity.

     Investment Securities. Investment securities totaled $40.2 million at March 31, 1997, compared to $38.8 million and $39.8 million at December 31, 1996 and 1995, respectively. Investments in securities are generally made as an alternative deployment of available funds. Accordingly, the level of investment securities in the future and their classification as available-for-sale or held-to-maturity will depend on various factors, including loan demand and management's ability to attract loans and deposits. The contractual maturities and amortized cost and fair value by investment category of the investment securities portfolio are presented in Note 3 to the consolidated financial statements as of December 31, 1996 and the unaudited consolidated financial statements as of December 31, 1995, which are presented in Appendices C and D.

         Investment securities classified as available-for-sale are carried at fair value, and held-to-maturity securities are carried at amortized cost. As of March 31, 1997, the amortized cost of total investment securities exceeded the fair value by $8,000, or .02%.

         Money Market Assets. Federal funds sold totaled $6.4 million at March 31, 1997, compared to $1.5 million at December 31, 1996, an increase of $4.9 million. Federal funds sold totaled $2.0 million at December 31, 1995. The level of federal funds sold is a function of the Company's liquidity position and the overall level of loan demand.

         Foreclosed Assets. There were no foreclosed assets at March 31, 1997 or December 31, 1996, as compared to $30,000 at December 31, 1995. The decline is attributable to the sale of one property of real estate owned during 1995, in which no gain or loss was realized.

         Deposits. Customer deposits totaled $87.7 million as of March 31, 1997, a $3.8 million increase over total deposits of $83.9 million as of December 31, 1996. Total deposits at December 31, 1995 were $81.3 million. While the level of deposits fluctuates daily, management expects the level of deposits to continue to increase at moderate levels.

         Included in deposits are $6.0 million of time deposits greater than or equal to $100,000 at March 31, 1997 and $5.5 million and $5.2 million at December 31, 1996 and 1995, respectively. At March 31, 1997, the Bank's loan to deposit ratio was 58.3%, compared to 62.7% and 59.1% at December 31, 1996 and 1995, respectively.

         Capital. Total shareholders' equity as of March 31, 1997 was $13.8 million, compared to $13.7 million at December 31, 1996 and $13.0 million at December 31, 1995. The 1997 net increase is due to net earnings of $408,000 offset by a reduction in the unrealized gain on available-for-sale investment securities of $284,000. The 1996 net increase is due to net earnings of $1.22 million in 1996 and is offset by a reduction in the unrealized gain on available-for-sale investment securities of $402,000 and dividends declared and paid to shareholders during 1996 in the amount of $163,000.

         The key to the continued growth and profitability of SBT is to maintain adequate levels of capital. The capital adequacy of a bank is determined based upon the level of capital as well as asset quality, liquidity, asset mix, earnings history and economic conditions. Management's goal is to maintain its bank in the "well-capitalized" category for regulatory capital.
At December 31, 1996, SBT was in this category.

         The regulatory capital guidelines divide capital into two tiers, Tier 1 capital and Tier 2 capital. Tier 1 capital of SBT consists of stockholders' equity, excluding the unrealized gain on available-for-sale investment securities. Tier 2 capital includes the allowance for losses on loans, with certain limitations. In determining the risk-based capital requirements, assets are assigned risk weights of zero to 100 percent, depending upon the regulatory assigned levels of credit risk associated with such assets. Off-balance-sheet items are included in the calculation of risk-adjusted assets through conversion factors established by regulatory agencies.

         SBT's Tier 1 and total capital risk-weighted assets ratios were 26.22% and 27.48%, respectively at March 31, 1997. At December 31, 1996, SBT's Tier 1 and total capital to risk-weighted assets ratios were 25.27% and 26.53%, respectively, compared to 25.04% and 26.04%, respectively at year end 1995.
The regulatory agencies require "well-capitalized" institutions to have Tier 1 and Total capital ratios of 6% and 10%, respectively.

         In addition to the risk-based capital requirements, the regulatory agencies have established leverage capital requirements. This ratio is computed by dividing Tier 1 capital by unadjusted (not risk-weighted) average total assets. SBT's leverage ratio at March 31, 1997 was 13.93% compared to 13.81% and 13.48% at December 31, 1996 and 1995, respectively, and compared to the regulatory guideline of 5% for "well-capitalized" institutions.

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT.

         SBT views liquidity and asset/liability management as the ability to assure that funds are available to support bank requirements; that is, the ability to allow depositors ready access to their monies and credit customers available funds to meet their credit needs. It is also the process by which SBT monitors and attempts to control the mix and maturities of its assets and liabilities in order to maximize net interest income. Management maintains balances of federal funds sold and available-for-sale investment securities in amounts it believes necessary to meet SBT's daily cash needs. With the available-for-sale investment securities portfolio, management can, at its discretion, manage the liquidity and interest rate risk of the Bank. Management does not foresee any particular matters which might immediately threaten its ability to remain liquid.

         SBT expects to pay dividends in 1997 of $9.00 per share in anticipation of the pending merger as discussed in Note 13 to the December 31, 1996 consolidated financial statements in Appendix C. During the years ended December 31, 1996, 1995 and 1994, SBT paid cash dividends to stockholders totaling $163,000 or $12.00 per share. Note 12 to the December 31, 1996 consolidated financial statements of SBT provides a discussion of the restrictions upon SBT's ability to pay dividends to stockholders.

         For the three months ended March 31, 1997, SBT generated cash flows from operating activities of $757,000, and for each of the years ended December 31, 1996, 1995 and 1994, SBT generated cash flows from operating activities of $1.4 million. Management expects future operating cash flows to be sufficient to allow SBT to meet its obligations.

SOURCES AND USES OF FUNDS.

         The Bank's only source of funds has historically been the taking of deposits from customers, both individual and business. The Bank's deposit acquisition strategy is to rely on a core deposit base of demand deposits, as well as savings and time deposits under $100,000. Next, the Bank utilizes time deposits $100,000 and over and public deposits for additional sources of funds. At March 31, 1997, the percentage of time deposits $100,000 and over to total deposits was 6.8%. At December 31, 1996, the percentage of time deposits $100,000 and over to total deposits was 6.6% compared to 6.4% at December 31, 1995. The acquisition of deposits are from customers, individuals and businesses within SBT's market area. The net increase in deposits was $3.8 million for the three months ended March 31, 1997, $2.6 million in 1996 and $3.3 million in 1995. Management believes that the rates offered for deposits are competitive with other financial institutions in the Bank's market area. The Bank does not gather deposits through any brokered means.

         The Bank also derives funds from maturities of investment securities, which totaled $2.2 million for the three months ended March 31, 1997 and $8.2 million, $8.5 million and $10.4 million in 1996, 1995 and 1994, respectively.

         The Bank's primary use of funds is the making of loans to customers. The loan-to-deposit ratio of 58.3% at March 31, 1997 represented a 7% decrease in the loan-to-deposit ratio of 62.7% at December 31, 1996. The loan-to-deposit ratio was 59.1% at December 31, 1995. The table of SBT Selected Consolidated Financial Data on page 14 indicates that the Bank's overall relative loan portfolio size has tended to increase, as evidenced by the trend of increases in the loan-to-deposit ratio. The Bank's loan portfolio is comprised of loans to individuals and businesses secured by various collateral, and in certain circumstances the loans are extended on an unsecured basis. The composition of the loan portfolio is presented in Note 4 to the consolidated financial statements at December 31, 1996 and the unaudited consolidated financial statements at December 31, 1995, which are presented in Appendices C and D.

         A secondary use of funds is the purchasing of debt securities for investment purposes. At March 31, 1997, the investment portfolio represented 41.6% of total earnings assets. During 1996, the investment portfolio averaged 43.3% of total earning assets compared to 43.9% in 1995. The composition of the investment securities portfolio at December 31, 1996 is presented in Note 3 to the consolidated financial statements at December 31, 1996 presented in Appendix C and in Note 3 to the unaudited consolidated financial statements at December 31, 1995 presented in Appendix D. The portfolio is comprised of obligations of U.S. Government Agencies and obligations of states and local governments. While the Bank may continue to upgrade or reposition the portfolio, management has not in the past nor does it intend to in the future, trade securities for profit or to depend upon securities gains as a regular source of income. At March 31, 1997, the amortized cost of the investment portfolio exceeded the fair value by approximately $8,000. In comparison, the fair value exceeded the amortized cost by approximately $455,000 at December 31, 1996 and $1 million at December 31, 1995.

         Effective January 1, 1994, SBT adopted SFAS No. 115 Accounting for Certain Investments in Debt and Equity Securities. This standard addresses the accounting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The investment securities covered by this standard are to be classified in one of three categories: (i) debt securities for which the institution has a positive intent and ability to hold to maturity are classified as "held-to-maturity" and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and reported at fair value, with the unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported net of deferred taxes as a separate component of stockholders' equity.

         In connection with the adoption of SFAS No. 115, approximately $24 million of securities were transferred to the available-for-sale category at fair value, with a net unrealized gain of $1.1 million, net of deferred income taxes, which was reflected as a separate component of stockholders' equity.
The remaining securities were classified as held-to-maturity which will continue to be carried at amortized cost, adjusted for amortization of premiums and accretion of discounts. Management has the intent and ability to hold until maturity those securities classified as such.

         On November 15, 1995, the Financial Accounting Standards Board ("FASB") issued a special report pertaining to the implementation of SFAS No.
115. Concurrent with the issuance of the report but no later than December 31, 1995, the FASB allowed for a reassessment of the appropriateness of the classification of securities held at that time and to account for any resulting reclassification at fair value. Reclassifications from the held-to-maturity category that were a result of this one-time assessment would not call into question the intent of the Company to hold other debt securities until maturity
in the future.   Based upon this guidance, the Bank transferred approximately
$10.3 million of held-to-maturity investment securities to the available-for-sale portfolio. The transfer had no impact on earnings.

         The sale of $500,000 of held-to-maturity investment securities during 1995 was in response to requests made by the Company's primary regulatory agency to sell such securities due to credit concerns.

REGULATORY ASSESSMENTS.

         The Bank is required to pay certain fees to the Federal Deposit Insurance Corporation ("FDIC") and the Tennessee Department of Financial Institutions. The FDIC monitors risk-based capital requirements and requires weaker institutions to pay higher deposit insurance premiums, while allowing well-capitalized institutions to pay less. The deposit insurance assessments currently range from zero for "well-capitalized" institutions to 23 cents per $100 of deposits for the weakest institutions. These premiums were recently reduced for Bank Insurance Fund institutions during 1995 and 1996, as well as a refund to certain institutions during 1995. The Bank received a refund of
approximately $12,000 during 1995.   For 1996, the Bank paid $1,000 for FDIC
deposit insurance. The Bank had $87.7 million of insured deposits as of March 31, 1997.

         FDIC deposit insurance and regulatory assessments totaled $23,000 and $111,000 for the years ended December 31, 1996 and 1995, respectively.

EFFECTS OF INFLATION.

          A bank's asset and liability structure is primarily monetary in nature, that is, fixed in terms of monetary amounts. Consequently, the impact of inflation on a bank differs significantly from an industrial company. Factors such as interest rates have a more significant impact on a bank's performance than does general inflation. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services.

IMPACT OF ACCOUNTING STANDARDS TO BE ADOPTED

         SFAS NO. 123. During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 15, 1995. The

Company has not adopted the provisions of SFAS No. 123, as no stock-based compensation plans have been adopted by the Company.

         SFAS NO. 125. During 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and shall be applied prospectively. The Company adopted the provisions of SFAS No. 125 during 1997, which had no material impact on the Company's financial position, results of operations or liquidity.

         SFAS NO. 128. During 1997, the FASB issued SFAS No. 128, Earnings Per Share. The adoption of this statement is not expected to have a significant impact on the Company's computation of earnings per share.

                                    TABLE 1
                              NONPERFORMING ASSETS
                             (DOLLARS IN THOUSANDS)

                                                        MARCH 31,                        DECEMBER 31,
                                                     -------------        ----------------------------------------------
                                                     1997     1996        1996        1995       1994       1993    1992
                                                     ----     ----        ----        ----       ----       ----    ----
Nonaccrual loans                                     $ 73     $ 19        $ 95        $ 19       $  23      $  26    $ 30
Other real estate owned and foreclosed
  assets                                                -       30           -          30           -          -       -
                                                     ----     ----        ----        ----       -----      -----    ----

    Total nonperforming assets                       $ 73     $ 49        $ 95        $ 49       $  23      $  26    $ 30
                                                     ====     ====        ====        ====       =====      =====    ====

Loans past due 90 days or more and still accruing
  interest                                           $349     $151        $153        $ 89       $ 205      $ 218    $ 49
                                                     ====     ====        ====        ====       =====      =====    ====


                                    TABLE 2
                        SUMMARY OF LOAN LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                         THREE MONTHS
                                            ENDED
                                          MARCH 31,                                  DECEMBER 31,
                                     -------------------    ------------------------------------------------------------
                                        1997       1996        1996         1995          1994        1993        1992
                                     ---------   -------    ---------    ----------    ----------   ---------    -------
Beginning balance                    $   1,052   $   492    $     492    $      590    $      604   $     441    $    357
Provision for loan losses                   30        30          772           120           120         120         120
Loans charged off:
   Commercial, financial and
     agricultural                            -       (47)         (70)          (18)            -          (4)        (16)
   Real estate - mortgage                    -         -            -           (60)            -         (56)        (35)
   Consumer                                (17)      (20)        (210)         (198)         (213)        (59)        (36)
                                     ---------   -------    ---------    ----------    ----------   ---------    --------

       Total charge-offs                   (17)      (67)        (280)         (276)         (213)       (119)        (87)
                                     ---------   -------    ---------    ----------    ----------   ---------    --------

Recoveries :
   Commercial, financial and
     agricultural                            1         -            8             3             5         110          16
                                                                                                                 --------
   Real estate - mortgage                    -         -            -            20             -          33          10
   Consumer                                 30        23           60            35            74          19          25
                                     ---------   -------    ---------    ----------    ----------   ---------    --------

       Total recoveries                     31        23           68            58            79         162          51
                                     ---------   -------    ---------    ----------    ----------   ---------    --------

Net recoveries (charge-offs)                14       (44)        (212)         (218)         (134)         43         (36)
                                     ---------   -------    ---------    ----------    ----------   ---------    --------

Ending Balance                       $   1,096   $   478    $   1,052    $      492    $      590   $     604    $    441
                                     =========   =======    =========    ==========    ==========   =========    ========

Loans, net of unearned income:
   Period end                        $  51,085   $49,226    $  52,635    $   48,038    $   44,136   $  37,251    $ 33,873
   Average during year                  51,913    48,538       50,578        46,825        40,332      35,501      33,446
Allowance for losses on loans
 to period end loans, net
 of unearned interest                     2.12%      .96%        1.97%         1.01%         1.32%       1.60%       1.28%
Allowance for losses on loans
 to average loans, net of
 unearned interest                        2.11%      .98%        2.08%         1.05%         1.46%       1.70%       1.32%
Net charge-offs (recoveries)
 to average loans, net of
 unearned interest                       (0.11%)     .36%        0.42%         0.47%         0.33%      (0.12)%      0.11%

                                    TABLE 3
                  ALLOCATION OF THE ALLOWANCE LOSSES ON LOANS
                             (DOLLARS IN THOUSANDS)


                                                   MARCH 31,                                    DECEMBER 31,
                                     --------------------------------------       --------------------------------------
                                           1997                  1996                    1996                  1995
                                           ----                  ----                    ----                  ----
                                     Amount      %          Amount      %          Amount        %       Amount      %
                                     ------   -------      --------  ------       --------    -------   --------   -----
Commercial, financial and
  agricultural                       $    60    5.47%       $  28     5.91        $    50       6.54%   $   40      5.83%
Real estate
  Secured by single-family
  residential properties                 626   57.10          277    57.89            680      57.02       270     57.29
  Construction, land development
  and other commercial                   157   14.35           73    15.35            112      15.20        96     15.95
Consumer                                 253   23.08          100    20.85            210      21.24        86     20.93
                                     -------  ------        -----   ------        -------     ------    ------    ------

  Total                              $ 1,096  100.00%       $ 478   100.00%       $ 1,052     100.00%   $  492    100.00%
                                     =======  ======        =====   ======        =======     ======    ======    ======



                                                              DECEMBER 31,
                                     ----------------------------------------------------------------
                                           1994                  1993                    1992
                                           ----                  ----                    ----
                                     Amount      %          Amount     %           Amount        %
                                     ------   ------        ------  ------         ------     -------
Commercial, financial and
 agricultural                        $    70    6.34%       $  90     7.90        $    65       7.96
Real estate
  Secured by single-family
  residential properties                 290   56.42          275    55.58            230      55.20
  Construction, land
  development and other
  commercial                             125   16.31          135    15.18             86      16.49
Consumer                                 105   20.93          104    21.34             60      20.35
                                     -------  ------        -----   ------        -------     ------

  Total                              $   590  100.00%       $ 604   100.00%       $   441     100.00%
                                     =======  ======        =====   ======        =======     ======





                                    TABLE 4
                         COMPOSITION OF LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                     THREE MONTHS
                                        ENDED
                                      MARCH 31,                                     DECEMBER 31,
                                   ----------------         --------------------------------------------------------
                                   1997        1996         1996          1995          1994        1993        1992
                                   ----        ----         ----          ----          ----        ----        ----
Commercial, agricultural and
 financial                        $  2,827   $  2,951    $   3,482    $    2,845    $    2,781   $    2,987   $  2,734
Real estate-construction
 and other                           5,841      5,961        5,946         5,989         5,532        5,660      5,627
Real estate - mortgage              29,521     28,883       30,377        27,909        25,277       20,994     18,954
Consumer                            11,932     10,398       11,316        10,195         9,437        8,059      6,988
Other                                1,577      1,700        2,152         1,779         1,773           73         34
                                  --------   --------    ---------    ----------    ----------   ----------   --------

       Total loans                  51,698     49,893       53,273        48,717        44,800       37,773     34,337
                                  --------   --------    ---------    ----------    ----------   ----------   --------

Unearned interest                     (613)      (667)        (638)         (679)         (664)        (522)      (464)
                                  --------   --------    ---------    ----------    ----------   ----------   --------

Net loans                         $ 51,085   $ 49,226    $  52,635    $   48,038    $   44,136   $   37,251   $ 33,873
                                  ========   ========    =========    ==========    ==========   ==========   ========

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SBT

   Security ownership information with respect to all persons known to SBT to be the beneficial owners of five percent (5%) or more of the outstanding shares of SBT Common Stock and all directors and executive officers of SBT is shown in the following table.

Name & Address of Beneficial                            Amount & Nature of                               Percent
Owner (1)                                              Beneficial Ownership                              of Class
-----------------------------------------------------------------------------------------------------------------
Selmer Bank & Trust ESOP                                       1,616                                      11.91%

Richard Rankin (2)                                              173                                        1.27%

J. R. Swaim, Jr. (3)                                            77                                           *

Gene Hanna (4)                                                  146                                        1.08%

John Curtiss (3)                                                121                                          *

Joe Hailey (3)                                                  75                                           *

Don Moore (3)                                                   397                                        2.93%

All Directors and Executive Officers as a
Group (6 persons)                                               989                                        7.28%

------------------
* less than 1%

(1) The address of all persons shown in the table above is 116 South Third Street, Selmer, Tennessee 38375-2114.

(2)  Chairman of the Board, Chief Executive Officer and Director of SBT.

(3)  Director of SBT.

(4)  President, Cashier and Director of SBT.

                       CERTAIN REGULATORY CONSIDERATIONS

         The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC and SBT. A more complete discussion of the federal and state regulatory environment within which UPC and its bank and thrift subsidiaries operate is included in UPC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, under the caption GOVERNMENTAL SUPERVISION AND REGULATION OF FINANCIAL INSTITUTIONS.

GENERAL

         UPC and SBT are both bank holding companies registered with the Federal Reserve under the BHC Act. As such, UPC and SBT, and their respective non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve. In addition, as a savings and loan holding company, UPC is registered with the Office of Thrift Supervision ("OTS") and is subject to regulation, supervision, examination, and reporting requirements of the OTS.

         The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require savings and loan holding companies and other companies to obtain the prior approval of the OTS before acquiring direct or indirect ownership or control of a savings association.

         The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, as amended (the "CRA").

         The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC, as well as any other bank holding company located in Tennessee, may now acquire a bank or bank holding company located in any other state, and any bank holding company located outside of Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states (whole bank acquisitions), through the acquisition of existing branches of other banks in other states (branch acquisitions) or through the establishment of a new branch in another state (de novo branching), depending upon the laws of the states involved. States have the ability either to "opt in" and allow interstate branching, choosing whether to allow such by whole bank acquisition, branch acquisition or de novo branching, or some combination thereof, or to "opt out"
and prohibit interstate branching altogether.   Each state in which UPC has a
banking subsidiary has opted-in to interstate branching, but most states currently limit interstate branching to whole bank acquisitions. Therefore, UPC would be able to consolidate all of its bank subsidiaries into a single bank with interstate branches, should it choose to do so. UPC has no current plans to substantially consolidate all of its bank subsidiaries into one or a few single banks, and anticipates limited use of interstate branching in certain geographical areas.

         The BHC Act generally prohibits bank holding companies such as UPC and SBT from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries, and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.
In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

         Each of the bank and thrift subsidiaries of UPC, as well as the bank subsidiary of SBT, is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, their respective deposits are insured by the FDIC to the maximum extent provided by law. Each such "insured" depository institution is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

         Bank subsidiaries which are state-chartered banks and which are not members of the Federal Reserve System, are subject to regulation, supervision, and examination by the FDIC and the state banking authorities of the states in which they are located. Bank subsidiaries which are national banking associations are subject to regulation, supervision, and examination by the OCC and the FDIC. Thrift subsidiaries are subject to regulation, supervision, and examination by the OTS and the FDIC. The federal banking regulator for each of the bank and thrift subsidiaries, as well as the appropriate state banking authorities in the case of those depository institution subsidiaries that are state-chartered, regularly examine the operations of banks and thrifts and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

         UPC and SBT are each legal entities separate and distinct from their respective bank, thrift, and other subsidiaries. The principal sources of cash flow of both UPC and SBT, including the cash flow required to pay dividends to their respective shareholders, are dividends and management fees received from their bank and thrift subsidiaries. There are statutory and regulatory limitations on the payment of dividends by these depository-institution subsidiaries to UPC and SBT, as well as by UPC and SBT to their respective shareholders.

         All banks are subject to the respective laws and regulations of the states in which they are chartered as to the payment of dividends. Each national banking association subsidiary is required by federal law to obtain the prior approval of the OCC for the payment of dividends if the total of all dividends declared by the bank in any year would exceed the total of (i) such bank's net profits (as defined and interpreted by regulation) for that year, plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, national banks may lawfully pay only dividends to the extent that their retained net profits (including the portion transferred to surplus) exceed statutory bad debts (as defined by regulation).

         If, in the opinion of its federal banking regulator, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

         At March 31, 1997, under dividend restrictions imposed under federal and state laws, the bank and thrift subsidiaries of UPC and the bank subsidiary of SBT, without obtaining governmental approvals, could have lawfully declared aggregate dividends to UPC and SBT of approximately $111.4 million and $10.5 million, respectively.

         The payment of dividends by UPC and SBT and their bank and thrift subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

         UPC, SBT, and their respective bank and thrift subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve and, in the case of UPC, the OTS, and by the appropriate federal banking regulator in the case of each of the bank and thrift subsidiaries. There are two basic measures of capital adequacy for bank holding companies and their bank and thrift subsidiaries that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company, or bank of thrift subsidiary, to be considered to be "well-capitalized."

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weighting. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least one-half of Total Capital must consist of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1997, UPC's consolidated Total Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 19.68% and 16.55%, respectively, and SBT's consolidated Total Capital and Tier 1 Risk-Based Capital Ratios were 27.48% and 26.22% respectively.

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's and SBT's respective Leverage Ratios at March 31, 1997, were 10.26% and 13.93%, respectively. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "Tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of UPC's and SBT's respective bank and thrift subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies as discussed above. Each of UPC's and SBT's respective bank and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of March 31, 1997. Neither UPC, SBT, nor any of their respective bank and thrift subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the OCC, and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve policy, bank holding companies such as UPC and SBT are expected to serve as a source of financial strength for, and to commit their resources to support, each of its bank subsidiaries. This support may be required at times when, absent such Federal Reserve policy, a bank holding company may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank or thrift subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank or thrift subsidiary would be assumed by the bankruptcy trustee and entitled to priority of payment.

         Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The bank and thrift subsidiaries of

UPC and SBT are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the banks' or the thrifts' depository institution affiliates, and a potential loss of UPC's investments in such other banking and thrift subsidiaries.

PROMPT CORRECTIVE ACTION

         FDICIA establishes a system of "prompt corrective action" to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the appropriate banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

         Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be "well capitalized." An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be "adequately capitalized." A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be "undercapitalized." A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be "significantly undercapitalized," and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to, or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

         For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region"; (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

         Each of UPC's and SBT's respective bank and thrift subsidiaries was deemed to be "well-capitalized" under applicable capital guidelines as of March 31, 1997.

                 DESCRIPTION OF UPC COMMON AND PREFERRED STOCK

GENERAL

         UPC's Charter currently authorizes the issuance of 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock") and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of June 30, 1997, 66,790,144 shares of UPC Common Stock were issued and outstanding and approximately 2,947,000 shares were subject to issuance through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 3,259,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 3,166,545 shares were authorized for issuance and reserved for conversion of certain outstanding shares of UPC Preferred Stock. In addition, as of June 30, 1997, 2,533,236 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") were issued and outstanding. As of June 30, 1997, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

         General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. UPNB, a wholly-owned subsidiary of UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its street address is Union Planters National Bank, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         Dividends. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may restrict payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. UPC has entered into such an arrangement which, under certain circumstances, would prohibit UPC from paying dividends on, or making any other distributions with respect to, any capital stock of UPC, including the UPC Common Stock and Preferred Stock. In December, 1996 UPC caused to be formed Union Planters Capital Trust A ("Capital Trust"), a Delaware statutory business trust, for the purpose of issuing up to $200,000,000 of 8.20% Capital Trust Pass-through Securities (SM) (TruPS (SM)) (the "Capital Securities"), all of which are currently outstanding. UPC owns all of the common stock interests in the Capital Trust and the Capital Securities represent preferred stock interests in the Capital Trust. The proceeds received by the Capital Trust from the sale of the common securities to UPC and the sale of the Capital Securities in the offering was used by the Capital Trust to purchase $206,186,000 of UPC's Junior Subordinated Deferrable Interest Debentures due 2026 (the "UPC Subordinated Debentures"). The only assets of the Capital Trust are the UPC Subordinated Debentures. All payments to be made by UPC on the UPC Subordinated Debentures, including but not limited to, interest payments and payments upon redemption or maturity, are to be paid to a trustee for the benefit of the holders of the Capital Securities; provided, however, that UPC's rights to distributions as a common stock holder of the Capital Trust are subordinated to the prior right of the holders of the Capital Securities. Interest and other payments to be made on the UPC Subordinated Debentures is coordinated with the distributions and other payments to be made on the Capital Securities so that they are to be made on the same day; therefore, UPC's payments on the UPC Subordinated Debentures flow through to the holders of the Capital Securities and UPC as the holder of the common stock of the Capital Trust.

         Interest on the UPC Subordinated Debentures and, therefore, distributions on the Capital Securities accrue at 8.20% per annum, is cumulative, and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997. UPC has the right, at any time and subject to certain conditions, to defer payments of interest on the UPC Subordinated Debentures for extension periods ("Extension Periods"), each not exceeding 10 consecutive semiannual periods; provided, that no Extension Period may extend beyond the maturity date of the UPC Subordinated Debentures. As a consequence of UPC's extension of an interest payment period on the UPC Subordinated Debentures, distributions on the Capital Securities would likewise be deferred (though such distributions would continue to accrue with interest thereon compounded semiannually (to the extent permitted by law), since interest would continue to accrue, with interest thereon compounded semiannually on the UPC Subordinated Debentures during any such Extension Period (to the extent permitted by law).

         In the event UPC exercises its right to extend an interest payment period, or should UPC become in default under the UPC Subordinated Debentures, such as in a failure to make an interest or other payment when due or should UPC default under any other indebtedness for borrowed money where the aggregate principal amount of such indebtedness accelerated due to such default exceeds $25 million, then subject to certain exceptions, (i) UPC shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock or make any guarantee payments with respect to the foregoing and (ii) UPC shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by UPC which rank pari passu with or junior to the UPC Subordinated Debentures.

         The UPC Subordinated Debentures and the Capital Securities were initially issued on December 12, 1996. UPC has no current intent to extend the interest payment period and is currently aware of no fact that would lead it to believe that it would otherwise default in the making of any payments due on the UPC Subordinated Debt Securities. For a more detailed discussion with respect to the Capital Securities and the UPC Subordinated Debentures, see Note 9, "Borrowings - Other Long-Term Debt" in the Union Planters Annual Report on Form 10-K for the period ended December 31, 1996 on page 52 thereof. See, "INCORPORATION BY REFERENCE."

         Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed in connection with UPC's Capital Securities and those to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to stockholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC with or into any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and stockholders, including the holders UPC Common Stock and UPC Preferred Stock, to participate in the distribution of the assets of a subsidiary of UPC in connection with the subsidiary's liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

         For a further discussion of UPC Common Stock, see "EFFECT OF MERGER ON RIGHTS OF SBT STOCKHOLDERS."

UPC PREFERRED STOCK

         Series A Preferred Stock. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A dated January 19, 1989, and filed February 1, 1989 (Commission File No. 0-6919) which is incorporated by reference herein.

         Series E Preferred Stock. 2,533,236 shares of Series E Preferred Stock were outstanding as of June 30, 1997. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the election of the holder at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time at a redemption price of $25.00 per share plus any unpaid dividend. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.


                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

         As a result of the Merger, holders of SBT Common Stock will be exchanging their shares of a Delaware corporation governed by the DGCL and SBT's Certificate of Incorporation (the "Certificate"), and Bylaws, for shares of UPC, a Tennessee corporation governed by the TBCA Act and UPC's Charter of Incorporation, as amended (the "Charter"), and Bylaws. Certain significant differences exist between the rights of SBT stockholders and those of UPC stockholders. The differences deemed material by SBT and UPC are summarized below. In particular, UPC's Charter and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of UPC unless the potential acquirer has obtained the approval of UPC's Board of Directors. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of stockholders and their respective entities, and it is qualified in its entirety by reference to the DGCL and the Laws of Tennessee as well as to UPC's Charter and Bylaws and SBT's Certificate and Bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

         The provisions of UPC's Charter and Bylaws described below under the headings, "--Authorized Capital Stock," "Amendment of Charter and Bylaws," "--Classified Board of Directors and Absence of Cumulative Voting," "--Director Removal and Vacancies," "--Limitations on Director Liability," "--Indemnification," "--Special Meeting of Stockholders," "--Actions by Stockholders Without a Meeting," "--Stockholder Nominations and Proposals" and "Business Combinations" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist UPC's Board of Directors in playing a role if any group or person attempts to acquire control of UPC, so that the Board can further protect the interests of UPC and its stockholders as appropriate under the circumstances, including, if the Board determines that a sale of control is in their best interests, by enhancing the Board's ability to maximize the value to be received by the stockholders upon such a sale.

         Although UPC's management believes the Protective Provisions are, therefore, beneficial to UPC's stockholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, UPC may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of UPC Common Stock temporarily, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of UPC Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of UPC through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for UPC's stockholders to replace the Board of Directors or management, even if a majority of the stockholders believe such replacement is in the best interests of UPC. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

         UPC. UPC's Charter authorizes the issuance of up to (i) 100,000,000 shares of UPC Common Stock, of which 66,790,144 shares were issued and outstanding as of June 30, 1997, and (ii) 10,000,000 of no par value preferred stock ("UPC Preferred Stock"), of which no shares of UPC Series A Preferred Stock, and 2,533,236 shares of UPC Series E Preferred Stock were issued and outstanding as of June 30, 1997. UPC's Board of Directors may authorize the issuance of additional shares of UPC Common Stock without further action by UPC's





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stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which UPC's capital stock may be listed.

         Similarly, with certain exceptions, UPC's Board of Directors may issue, without any further action by the stockholders, shares of UPC Preferred Stock, in one or more classes or series, with such voting, conversion, dividends, and liquidation rights as specified in UPC's Charter. In providing for the issuance of such shares, UPC's Board of Directors may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of UPC capital stock, the voting powers if any of such series, and any other preferences, privileges, and powers of such series.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of UPC, the holders of any series of UPC Preferred Stock will have priority over holders of UPC Common Stock.

         The authority to issue additional shares of UPC Common Stock or Preferred Stock provides UPC with the flexibility necessary to meet its future needs without the delay resulting from seeking stockholder approval. The authorized but unissued shares of UPC Common Stock and UPC Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of UPC. In addition, the sale of a substantial number of shares of UPC voting stock to persons who have an understanding with UPC concerning the voting of such shares, or the distribution or declaration of a dividend of shares of UPC voting stock (or the right to receive UPC voting stock) to UPC stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of UPC.

         In 1989, the UPC Board of Directors adopted a Share Purchase Rights Plan ("Preferred Share Rights Plan") and distributed a dividend of one Preferred Share Unit Purchase Right ("Preferred Share Right") for each outstanding share of UPC Common Stock. In addition, under the Preferred Share Rights Plan, one Preferred Share Right is to be automatically, and without further action by UPC, distributed in respect to each share of UPC Common Stock issued after adoption of the Preferred Share Rights Plan. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each stockholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquirer) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Preferred Share Rights Plan and no shares have been issued as of the date of this Proxy Statement. Until a Preferred Share Right is exercised, the





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holder thereof, as such, has no rights of a stockholder of UPC, including the right to vote or receive dividends.

         SBT. SBT's Certificate authorizes the issuance of up to 50,000 shares of SBT Common Stock, of which 13,569 shares were issued and outstanding as of
the Record Date, and no  shares of preferred stock.   SBT's Board of Directors
may authorize the issuance of additional authorized shares of SBT Common Stock without further action by SBT's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which SBT's capital stock may be listed. However, the total number of authorized shares may not be increased above 50,000 shares unless 80% of the outstanding shares vote in favor of such action. This provision may make it more difficult for SBT to raise additional capital of to use its stock for opportunities such as acquisitions.

AMENDMENT OF CHARTER AND BYLAWS

         UPC. The Charter of UPC generally provides that amendments thereto may be adopted in any manner permitted by the TBCA. The TBCA generally provides that a corporation's charter may be amended by a majority of votes entitled to be cast on the amendment, subject to any condition the board of directors may place on its submission of the amendment to the stockholders.
The Charter requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the Charter governing directors and to remove a director from office whether with or without cause. A two-thirds vote is also required to amend, alter or repeal the article of the Charter relating to business combinations.

         The Board of Directors may adopt, amend, or repeal the Bylaws by a majority vote of the entire Board of Directors. The Bylaws adopted by the Board of Directors may then be further amended or repealed by an action of UPC's stockholders.

         UPC's Charter also provides that all corporate powers of UPC shall be exercised by the Board of Directors except as otherwise provided by law. The Board may designate an executive committee consisting of five or more directors and may authorize such committee to exercise all of the authority of the Board, including the authority to adopt, amend and repeal the Bylaws, to submit any action to the stockholders, to fill vacancies on the Board or any committee, to declare dividends or other corporate distributions, and to issue or reissue any capital stock or any warrant, right or option to acquire capital stock of the corporation.

         SBT. The DGCL generally provides that the Certificate may be amended or repealed by the affirmative vote of a majority of the shares entitled to vote thereon at a duly constituted meeting of the stockholders called expressly for such purpose, unless the certificate of incorporation provides otherwise. SBT's Certificate provides that the provisions thereof relating to the number and type of authorized shares (Article 4), mergers and similar transaction (Article 5, mergers and similar transactions with holders of 20% or more of SBT's outstanding Common Stock (Article 6), matters the Board of Directors may consider in approving or disapproving a merger or similar transaction (Article
7) and the election and terms of directors (Article 9), may be amended or repealed only by the affirmative vote of the holders of at least 80% of SBT's outstanding voting stock.





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         SBT's Certificate generally provides that the Board of Directors has the power to alter, amend, repeal, or adopt the Bylaws. The stockholders may alter, amend, or repeal the Bylaws adopted by the Board and may also adopt new Bylaws, in either case by the affirmative vote of a majority of SBT's outstanding voting stock.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

         UPC. The Charter of UPC provides that UPC's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of UPC's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for UPC's stockholders to change a majority of the members of the Board. The purpose of dividing UPC's Board of Directors into classes is to facilitate continuity and stability of leadership of UPC by ensuring that experienced personnel familiar with UPC will be represented on UPC's Board at all times, and to permit UPC's management to plan for the future for a reasonable time. However, by potentially delaying the time within which an acquirer could obtain working control of the Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

         Pursuant to the Charter of UPC, each stockholder is entitled to one vote for each share of UPC Common Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of UPC Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining UPC Common Stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a stockholder who acquires less than a majority of the shares of UPC Common Stock to obtain representation on UPC's Board of Directors.

         SBT. SBT's Certificate contains a provision similar to the provision in the Bylaws of UPC that requires that the Board of Directors shall be divided into three classes serving staggered three-year terms, with the terms of one class of directors to expire each year. Pursuant to the Bylaws of SBT, each stockholder generally is entitled to one vote for each share of SBT Common Stock held and is not entitled to cumulative voting rights in the election of directors.





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

DIRECTOR REMOVAL AND VACANCIES

         UPC. UPC's Charter provides that a director may be removed by the stockholders for any reason only upon the affirmative vote of the holders of two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provision may have the effect of impending efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in UPC Common Stock. Vacancies on the board of directors may be filled by the board of directors or stockholders, as provided under the UPC Bylaws and the TBCA. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which directors are elected.

         SBT. The DGCL provides that, unless the corporation's certificate of incorporation provides otherwise, the stockholders of a corporation that has a classified board (as described above) may remove a director only for cause. In additional, the DGCL provides that, unless the corporation's certificate of incorporation provides for a higher voting requirement, directors may be removed by the holders of a majority of the shares then entitled to vote in the election of such directors. SBT's Certificate and Bylaws provide that directors may be removed only for cause and by the affirmative vote of at least a majority of the members of the Board of Directors or a majority of the outstanding voting stock.

LIMITATIONS ON DIRECTOR LIABILITY

         UPC. UPC's Charter does not address the issue of director liability to the corporation.

         SBT. SBT's Bylaws contains a provision limiting directors' liability to the corporation or its stockholders. Under SBT's Certificate, as allowed by
Section 102 of the DGCL, a SBT director will not have personal liability to SBT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to SBT or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for any act or omission under Section 174 of the DGCL (involving certain unlawful dividends and stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, even gross negligence. It would not permit, however, a director to be exculpated for liability for actions involving conflicts of interest or breaches of the traditional duty of loyalty to SBT and its stockholders, and it would not affect the availability of injunctive or other equitable relief to SBT or its stockholders.

INDEMNIFICATION

         UPC. Under the TBCA, subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding, because he is or was a director, against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed





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to the corporation's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful (the "Standard of Conduct"). Moreover, unless limited by its articles of incorporation, a corporation must indemnity a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director of his good faith belief that he or she has met the Standard of Conduct and an undertaking by or on behalf of a director of his good faith belief that he or she has met the Standard of Conduct and an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. Before any such indemnification is made, it must be determined that such indemnification would not be precluded by
Part 5 of the TBCA.

         A director may also apply for court-ordered indemnification under certain circumstances. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         UPC's Charter and Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling UPC pursuant to the foregoing provisions. UPC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

         SBT. SBT's Bylaws provides that SBT will indemnify any director or any officer elected by the Board of Directors, and may indemnify any other officer, employee, or agent of SBT (or any such person serving at the request of SBT in one of those capacities for another corporation, partnership, trust, or other enterprise) who was, is, or is threatened to be, made a party to any action, suit, or proceeding, by reason of the fact that he is or was such a director, officer, employee, or agent, against expenses (including attorneys' fee), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that individual in connection with that action, if he acted in a manner reasonably believed to be in or not opposed to the best interests of SBT and, with respect to any criminal proceeding, if he had no reason to believe that his conduct was unlawful.

         The Certificate further provides that, to the extent permitted and under the procedures required by the DGCL, any indemnitee has a right to receive from the corporation the payment of expenses (including attorneys' fees) actually and reasonably incurred by the indemnitee in connection with the defense or settlement of that action in advance of the final adjudication of the proceeding. Such advancement is conditioned upon the delivery by the indemnitee to SBT





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of an undertaking to repay to SBT the amount of expenses paid by SBT on behalf of the indemnitee.

SPECIAL MEETING OF STOCKHOLDERS

         UPC. UPC's Bylaws provide that special meetings of stockholders may be called, unless otherwise prescribed by law, for any purpose or purposes whatever at any time by the Chairman of the Board, the President, the Secretary, or the holders of not less than one-tenth of the shares entitled to vote at such meeting.

         SBT. The DGCL provides that special meetings of stockholders may be called by such persons as may be authorized by a corporation's certificate of incorporation or bylaws. SBT's Bylaws provide that special meetings of stockholders may be called only by resolution of a majority of the whole Board of Directors. Because a special meeting may be necessary for a potential acquirer to gain control of SBT, this requirement could discourage or make more difficult an attempt to gain control of SBT, and could tend to perpetuate the incumbent directors and management.

ACTIONS BY STOCKHOLDERS WITHOUT A MEETING

         UPC. The Charter and Bylaws of UPC provide that any action required or permitted to be taken by UPC stockholders at a duly called meeting of stockholders may be effected by the unanimous written consent of the stockholders entitled to vote on such action.

         SBT. The Certificate states that any action required or permitted to be taken by the stockholders must be effected by a duly constituted meeting and may not be effected by written consent.

STOCKHOLDER NOMINATIONS AND PROPOSALS

         UPC. UPC's Charter and Bylaws do not address whether a stockholder may nominate members of the Board of Directors.

         SBT. SBT's Bylaws provide that in addition to the right of the Board of Directors to nominate members of the Board, nominations for the election of directors may be made by any stockholder subject to certain procedural requirements. A stockholder wishing to nominate a person for membership to the Board of Directors must deliver a written notice of such nomination to SBT, with such notice to be received at SBT's principal executive offices, not less than 30 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 40 days notice of such meeting is given to the stockholders, the time period in which the notice must be received is extended to close of business on the tenth day after the mailing date of the meeting notice. The stockholder's notice must contain certain information about the nominee and the nominating stockholder as set forth in SBT's Certificate. The SBT officer presiding at the stockholders' meeting may determine and declare to the meeting that the nomination was not made in accordance with the requirements set forth in the Certificate and thereby cause the nomination to be disregarded.





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BUSINESS COMBINATIONS

         UPC. The Charter of UPC requires the affirmative vote of the holders of two-thirds of UPC's outstanding Common Stock for approval of a merger, consolidation, or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. A two-thirds vote is not required for any merger or consolidation of UPC with or into any corporation or entity of which a majority of the outstanding shares of all classes of capital stock entitled to vote in the election of directors is owned by UPC or any UPC company.

         The requirement of a supermajority vote of stockholders to approve certain business transactions, as described above, may discourage a change in control of UPC by allowing a minority of UPC's stockholders to prevent a transaction favored by the majority of the stockholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of UPC and their positions with UPC. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with UPC's management by groups or corporations interested in acquiring control of UPC and to reduce the danger of a forced merger or sale of assets.

         As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which imposes certain restrictions on business combinations, including, but not limited to, combinations with interested stockholders similar to those described above.

         The Tennessee Business Combination Act generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "interested stockholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested stockholder, unless the business combination or the transaction pursuant to which the interested stockholder became such was approved by the UPC Board of Directors before the interested stockholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The Tennessee Business Combination Act also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation, and
employees of the corporation who are also directors of the corporation.   If
approval of voting power for the shares is obtained at one of the specified levels, additional stockholder approval is required when a stockholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until they are transferred to another person in a





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transaction other than a control share acquisition.  The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act. UPC's Charter and Bylaws do not currently contain such an express declaration.

         The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The Tennessee Business Combination Act provides that no Tennessee corporation having any class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested stockholder on or before the date such stockholder became an interested stockholder, or for seeking to enforce or implement the provisions of the Tennessee Business Combination Act or the Tennessee CSAA, or for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these acts or the Tennessee GA, or for opposing any merger, exchange, tender offer or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         The acts described above along with the provisions of UPC's Charter regarding business combinations might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board of Directors until at least the second annual meeting of the stockholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

         As a result, UPC's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover





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context.  The provisions described above also may make it more difficult for
UPC's stockholders to replace the UPC Board of Directors or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board of Directors and management.

         SBT. The DGCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of SBT entitled to vote thereon for mergers or consolidations, and for sales, leases, or exchanges of substantially all of SBT's property and assets. The DGCL permits SBT to merge with another corporation without obtaining the approval of SBT's stockholders if: (i) SBT is the surviving corporation of the merger; (ii) the merger agreement does not amend SBT's Certificate; (iii) each share of SBT stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of SBT after the merger; and (iv) any authorized unissued shares or treasury shares of SBT Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of SBT Common Stock outstanding immediately prior to the effective date of the merger. As a result, SBT's Board of Directors could effect significant acquisitions and issue significant amounts of SBT capital stock on terms that may dilute the interests of existing SBT stockholders, without seeking stockholder approval.

         Section 203 of the DGCL ("Section 203"). Section 203 generally prohibits any person who acquires 15% or more of a corporation's outstanding voting stock (an "Interested Stockholder") from entering into any "Business Combination" with the corporation for three years, unless one of the specified exceptions applies. "Business Combination" is defined generally to include mergers and consolidations, dispositions of the corporation's assets, transactions resulting in the issuance or transfer by the corporation of its stock, transactions having the effect of increasing the proportionate share of the stock of any class or series of the corporation, and the receipt by the Interested Stockholder of certain financial benefits provided by or through the corporation.

         That three-year prohibition does not apply, however, if (i) the corporation's Board of Directors approved the Business Combination or approved (in advance) the transaction that resulted in 15% ownership, (ii) in the transaction in which the Interested Stockholder acquired 15% ownership, that stockholder acquired at least 85% of the voting stock outstanding when the transaction was initiated (excluding shares owned by officer-directors and certain employee stock plans); or (iii) the Business Combination subsequently is approved by the Board of Directors and authorized at a stockholders' meeting by at least 66-2/3% of the outstanding voting stock, excluding the stock owned by the Interested Stockholder. In addition, Section 203 does not apply at all if (i) the corporation's original certificate of incorporation expressly elects to avoid application of Section 203, (ii) the Board of Directors amended the corporation's bylaws within 90 days of the effective date of Section 203 expressly to avoid application of Section 203; (iii) the corporation's stockholders amend the certificate or bylaws to avoid application of Section 203 (although such amendment will not be effective for 12 months); (iv) the corporation's voting stock is not listed on a national securities exchange, authorized for quotation on an interdealer quotation system on a registered national securities association, or held of record by more than 2,000 stockholders (unless the corporation nonetheless elects to be governed by Section 203); (v) the stockholder acquires 15% ownership inadvertently and then disposes of sufficient shares to





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eliminate that status; or (vi) the Business Combination is proposed after the public announcement, or the publication of notice, of a proposed business-combination type of transaction and prior to the consummation or abandonment of such transaction. Because the Board of Directors of SBT has approved the Merger, the provisions of Section 203 would not apply to the Merger.

         SBT has expressly chosen not to be governed by Section 203 by the adoption of Article 6 of SBT's Certificate which contains certain provisions relating to business combinations. Article 6 generally defines a "Controlling Party" to be a beneficial owner of at least 20% of the outstanding voting stock of the corporation, or an affiliate or assignee of a Controlling Party. Generally stated, pursuant to Article 6, a merger, consolidation or sale of all or a significant portion of the assets of SBT involving a Controlling Person must be either:

         (a) approved by the vote of the holders of at least 80% of the outstanding voting stock and by 67% of all outstanding voting stock held by shareholders other than the Controlling Person; or

         (b) approved by a majority of the members of SBT's Board of Directors; or

         (c) effected in a manner that meets specified requirements as to price, form of consideration, and procedure.

         Article 6 does not affect the stockholder voting requirement in connection with a similar business combination that does not involve a Controlling Person. Article 6 will also generally not affect any stockholder voting requirement in connection with any business combination if SBT's stockholders receive the highest consideration previously paid by the Controlling Person for its shares of SBT voting stock within the previous three years. Because the Board of Directors of SBT has approved the Merger (as described in paragraph (b) above), the provisions of Article 6 do not apply to the Merger.

         The provisions of Article 6 are designed to encourage any person or entity seeking to acquire SBT to negotiate with the Board of Directors, with the goal that any resulting transaction would be structured to provide all of the stockholders with their pro rata share of any acquisition premium, and that stockholders would be protected against coercive or unfair purchase offers and "freeze-out" transactions. Those provisions may have the effect, however, of discouraging or rendering more difficult takeover attempts not previously approved by the Board of Directors (including takeover attempts that certain stockholders may deem to be in their interests), and of perpetuating the incumbent directors and management.

         Ordinarily, then, unless a corporation expressly has chosen not to be governed by Section 203, a 15% stockholder generally may not engage in a business combination with the corporation for three years, unless he has the prior approval of the Board of Directors or the post-combination approval of the Board and two-thirds of the outstanding voting shares, or unless the stockholder acquired at least 85% ownership when he acquired 15% ownership.
SBT specifically elected to adopt Article 6 instead of being governed by
Section 203. SBT's Board of Directors determined that Article 6 better served the long-term interests of SBT and its stockholders. Part of the rationale underlying that determination was that, unlike Section 203, Article 6 does not prohibit a business combination altogether for any amount of time; rather, it places certain substantive and procedural requirements on any such combination, whenever it may occur. Thus,
Article 6 is more conducive to business combinations in that such a combination can be consummated at any time if the fair price and procedural requirements contained therein are satisfied. At the same time, Article 6 is less conducive to those combinations in that its requirements do not disappear after three years.

DISSENTERS' RIGHTS OF APPRAISAL

         UPC. Under the TBCA, a stockholder is generally entitled to dissent from a corporate action, and obtain payment of the fair value of his shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless stockholder approval is not required by the TBCA; (ii) consummation of a plan of share exchange to which the corporation is party as the corporation whose shares will be acquired if the stockholder is entitled to vote on the Plan; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, if the stockholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the stockholders within one year after the date of sale; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under the TBCA; or (v) any corporate action taken pursuant to a stockholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. UPC's Charter and Bylaws do not provide for any such additional dissenters' rights.

         SBT. The rights of appraisal of dissenting stockholders of SBT are governed by the DGCL. Pursuant thereto, except as described below, any stockholder has the right to dissent from any merger of which SBT could be a constituent corporation and exercise his or her appraisal rights. No appraisal rights are available, however, for (i) the shares of any class or series of stock that is either listed on a national securities exchange, quoted on the Nasdaq National Market System, or held of record by more than 2,000 stockholders or (ii) any shares of stock of the constituent corporation surviving a merger if the merger did not require the approval of the surviving corporation's stockholders, unless, in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that will be listed at the effective time of the merger on a national securities exchange, quoted on the Nasdaq National Market System, or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of stock described in clause (a) or (b) immediately above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through (c) immediately above.

         Because SBT does not fall into any of the exceptions for appraisal rights discussed above, SBT shareholders will have the right to dissent to the merger and to exercise appraisal rights with respect thereto. For a more complete discussion of appraisal rights of SBT shareholders, see "THE MERGER--Appraisal Rights" and Appendix G hereto, which is a copy of Section 262 of the DGCL which establishes appraisal rights under Delaware law.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

         UPC. The TBCA provides that a stockholder may inspect and copy books and records during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. The written demand must be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the stockholder desires to inspect.

         SBT. The DGCL similarly provides that a stockholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

DIVIDENDS

         UPC. UPC's ability to pay dividends on UPC Common Stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to stockholders whose preferential rights are superior to those receiving the distribution.

         There are various statutory limitations on the ability of UPC's Banking Subsidiaries to pay dividends to UPC. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

         SBT. The DGCL provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by SBT are derived from its subsidiary depository institution. There are various statutory limitations on the ability of SBT's subsidiary depository institution to pay dividends to SBT. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

                                 LEGAL OPINIONS

         The validity of the shares of the UPC Common Stock offered hereby would be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from, UPC.

         The tax consequences of the Merger to the SBT Record Holders, in general, would be passed upon by Wyatt, Tarrant & Combs, counsel to UPC.

                                    EXPERTS

         The consolidated financial statements of Union Planters Corporation incorporated in this Prospectus/Proxy Statement by reference to the Annual Report on Form 10-K of Union Planters Corporation for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of SBT Bancshares, Inc. as of December 31, 1996 and for the year then ended included in this Prospectus/Proxy Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           UNION PLANTERS CORPORATION
                              INDEX TO APPENDICES

APPENDIX
 NUMBER
--------
A        --      Agreement and Plan of Reorganization between Union Planters Corporation, Union Planters Community
                 Bancorp, Inc. and SBT Bancshares, Inc. dated as of November 26, 1996, together with the related Plan of
                 Merger annexed thereto as Exhibit 1

B        --      Stock Option Agreement between SBT Bancshares, Inc and Union Planters Corporation, dated as of November
                 26, 1996

C        --      Audited Consolidated Financial Statements of SBT Bancshares, Inc. as of and for the year ended December
                 31, 1996 (and notes thereto)

D        --      Unaudited Consolidated Financial Statements of SBT Bancshares, Inc. as of December 31, 1995 and for the
                 two years ended December 31, 1995 (and notes thereto)

E        --      Unaudited Interim Consolidated Financial Statements of SBT Bancshares, Inc. as of and for the three months ended March 31, 1997 (and notes thereto)

F        --      Fairness Opinion of Mercer Capital Management, Inc.

G        --      Section 262 of the Delaware General Corporation Law, pertaining to applicable appraisal rights provisions

                                 APPENDIX A

Agreement and Plan of Reorganization between Union Planters Corporation, Union
   Planters Community Bancorp, Inc. and SBT Bancshares, Inc., dated as of
     November 26, 1996, together with the related Plan of Merger annexed thereto as Exhibit 1

                      AGREEMENT AND PLAN OF REORGANIZATION


                         DATED AS OF NOVEMBER 26, 1996


                                    BETWEEN



                          UNION PLANTERS CORPORATION,


                     UNION PLANTERS COMMUNITY BANCORP, INC.


                                      AND


                              SBT BANCSHARES, INC.

RECITALS .................................................................... 1

                                   ARTICLE 1

                              TERMS OF THE MERGER

1.1     Merger .............................................................. 2
1.2     Time and Place of Closing ........................................... 2
1.3     Effective Time ...................................................... 2
1.4     Charter ............................................................. 2
1.5     Bylaws .............................................................. 2
1.6     Name ................................................................ 2
1.7     Directors and  Officers ............................................. 2
1.8     UPC's Right to Revise the Structure of the Transaction .............. 2
1.9     Execution of Stock Option Agreement ................................. 3
1.10    Execution of Employment Agreements and Non-Competition Agreements ... 3


                                   ARTICLE 2

            MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

2.1     Conversion; Cancellation and Exchange of Shares; Exchange Ratio ..... 3
2.2     Anti-Dilution Provisions ............................................ 5

                                   ARTICLE 3

                              EXCHANGE OF SHARES

3.1     Exchange Procedures ................................................. 5
3.2     Rights of Former SBT Record Holders ................................. 5

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF SBT

4.1     Organization, Standing, and Power ................................... 6
4.2     Authority; No Breach By Agreement ................................... 6
4.3     Capital Stock ....................................................... 7
4.4     SBT Subsidiaries .................................................... 7
4.5     SBT Financial Statements ............................................ 8
4.6     Absence of Undisclosed Liabilities .................................. 9
4.7     Absence of Certain Changes or Events ................................ 9
4.8     Tax Matters ......................................................... 9
4.9     Allowance for Possible Loan Losses ................................  10
4.10    Assets ............................................................  11
4.11    Intellectual Property .............................................  11
4.12    Environmental Matters .............................................  12
4.13    Compliance with Laws ..............................................  12
4.14    Labor Relations ...................................................  12
4.15    Employee Benefit Plans ............................................  13
4.16    Material Contracts ................................................  14
4.17    Legal Proceedings .................................................  15
4.18    Reports ...........................................................  15
4.19    Statements True and Correct .......................................  15
4.20    Accounting, Tax, and Regulatory Matters ...........................  15
4.21    State Takeover Laws ...............................................  16
4.22    Charter Provisions ................................................  16
4.23    Charter Documents .................................................  16

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF UPC


5.1     Organization, Standing, and Power .................................  16
5.2     Authority: No Breach By Agreement .................................  16
5.3     Capital Stock .....................................................  17
5.4     SEC Filings: Financial Statements .................................  17
5.5     Absence of Undisclosed Liabilities ................................  18
5.6     Absence of Certain Changes or Events ..............................  18
5.7     Compliance with Laws ..............................................  18
5.8     Legal Proceedings .................................................  18
5.9     Reports ...........................................................  18
5.10    Statements True and Correct .......................................  18
5.11    Accounting, Tax, and Regulatory Matters ...........................  19

                                  ARTICLE 6

                   CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1     Affirmative Covenants of SBT ......................................  19
6.2     Negative Covenants of SBT .........................................  19
6.3     Covenants of UPC ..................................................  21
6.4     Adverse Chances in Condition ......................................  21
6.5     Reports ...........................................................  21
6.6     Charter, Name Change or Corporate Reorganization. .................  22

                                  ARTICLE 7

                            ADDITIONAL AGREEMENTS

7.1     Registration Statement: Proxy Statement: Shareholder Approvals ....  22
7.2     Exchange Listing ..................................................  22
7.3     Applications ......................................................  22
7.4     Filings with State Offices ........................................  23
7.5     Agreement as to Efforts to Consummate .............................  23
7.6     Investigation and Confidentiality .................................  23
7.7     Press Releases ....................................................  23
7.8     Certain Actions ...................................................  24
7.9     Accounting and Tax Treatment ......................................  24
7.10    State Takeover Laws ...............................................  24
7.11    Charter Provisions ................................................  24
7.12    Agreement of Affiliates ...........................................  24
7.13    Employee Benefits and Contracts ...................................  25

                             ARTICLE 8 CONDITIONS

                    PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1     Conditions to Obligations of Each Party ...........................  25
8.2     Conditions to Obligations of UPC ..................................  26
8.3     Conditions to Obligations of SBT ..................................  28

                                  ARTICLE 9

                                 TERMINATION

9.1     Termination .......................................................  29
9.2     Effect of Termination .............................................  30
9.3     Non-Survival of Representations and Covenants .....................  30

                                  ARTICLE 10

                              GENERAL PROVISIONS

10.1    Definitions .......................................................  30
10.2    Expenses ..........................................................  38
10.3    Brokers and Finders ...............................................  38
10.4    Entire Agreement ..................................................  38
10.5    Amendments ........................................................  39
10.6    Waivers ...........................................................  39
10.7    Assignment ........................................................  39
10.8    Notices ...........................................................  39
10.9    Governing Law .....................................................  40
10.10   Counterparts ......................................................  40
10.11   Captions ..........................................................  40
10.12   Interpretation ....................................................  40
10.13   Enforcement of Agreement ..........................................  40
10.14   Attorneys' Fees ...................................................  40
10.15   Severability ......................................................  40
10.16   Remedies Cumulative ...............................................  41

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of the 26th day of November, 1996, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal office is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; SBT BANCSHARES, INC. ("SBT"), a corporation chartered and existing under the laws of the State of Delaware which is registered as a bank holding company and whose principal office is located at 116 S. Third Street, Selmer, McNairy County, Tennessee, and UNION PLANTERS COMMUNITY BANCORP, INC. ("Merger Subsidiary" or "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Tennessee which is a wholly-owned subsidiary of UPC and whose principal office is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

         Certain other capitalized terms used in this Agreement and in the Plan of Merger are defined below in Section 10.1

                                    RECITALS

         A. SBT is the beneficial owner and holder of record of all of the issued and outstanding shares of capital stock of Selmer Bank & Trust Co., a state bank organized under the laws of the State of Tennessee having its main office located at 116 S. Third Street, Selmer, McNairy County, Tennessee (the "SBT Bank Subsidiary"), and SBT desires to have itself and, indirectly, all of its assets, including the capital stock it owns the SBT Bank Subsidiary, acquired by UPC on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger annexed hereto as Exhibit 1.

         B. UPC desires to acquire SBT and, indirectly, SBT's assets, including the capital stock of the SBT Bank Subsidiary, on the terms and subject to the conditions set forth in this Agreement and the Plan of Merger.

         C. The Board of Directors of SBT deems it desirable and in the best interests of SBT, the Bank Subsidiary and the shareholders of SBT that SBT be merged with and into Merger Subsidiary (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger (the "Merger") and has directed that this Agreement and the Plan of Merger be submitted to the shareholders of SBT with the recommendation that they be approved by them.

         D. The Board of Directors of UPC, as a party to the Merger and as sole shareholder of Merger Subsidiary, and Merger Subsidiary deem it desirable and in the best interests of UPC and Merger Subsidiary and the shareholders of UPC that SBT be merged with and into Merger Subsidiary on the terms and subject to the conditions set forth in this Agreement and in the manner provided in this Agreement and the Plan of Merger.

         E. The respective Boards of Directors of UPC, Merger Subsidiary and SBT have each adopted (or will each adopt) resolutions setting forth and adopting this Agreement and the Plan of Merger, and have directed that this Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the SBT Shareholders related to this Agreement, be submitted with appropriate applications to, and filed with all applicable Regulatory Authorities as may be necessary in order to obtain all Consents required to consummate the proposed Merger and the transactions contemplated in this Agreement in accordance with this Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                              TERMS OF THE MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time SBT shall be merged with and into the Merger Subsidiary in accordance with the provisions of Section 48-21-102 of the Tennessee Code and Section 252 of the General Corporation Law of the State of Delaware, and with the effect provided in Section 48-21-108 of the Tennessee Code and Section 252 of the General Corporation Law of the State of Delaware (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of UPC, SBT, and Merger Subsidiary, and the Plan of Merger, in substantially the form of Exhibit 1 which has been approved and adopted by the Board of Directors of SBT and Merger Subsidiary and has or will be approved and adopted by the Board of Directors of UPC (in its capacity as sole shareholder of Merger Subsidiary).

         1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.) or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware ((the "Effective Time").

         1.4 CHARTER. The Charter of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 BYLAWS. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 NAME. The name of Merger Subsidiary shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 DIRECTORS AND OFFICERS. The directors and officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

         1.8 UPC'S RIGHT TO REVISE THE STRUCTURE OF THE TRANSACTION. UPC shall have the unilateral right to revise the structure of the Merger in order to achieve tax benefits or for any other reason which

UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of SBT, to make any revision to the structure of the Merger which (i) changes the amount of the Consideration which the SBT Record Holders are to receive as determined in the manner provided in 2.1(c) of this Agreement; (ii) changes the intended tax-free effect of the Merger to UPC, Merger Subsidiary, SBT to any SBT Record Holder; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section
7.1 of this Agreement). UPC may exercise this right of revision by giving written notice to SBT in the manner provided in Section 10.8 of this Agreement, which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Amended and Restated Plan of Merger.

         1.9 EXECUTION OF STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement and the Plan of Merger by the Parties, and as a condition thereto, SBT is executing and delivering to UPC a stock option agreement (the "Stock Option Agreement"), a copy of which is attached hereto as
Exhibit 2 and incorporated herein by reference, pursuant to which SBT is granting to UPC an option to purchase shares of SBT Common Stock under the terms and conditions set forth therein.

         1.10 EXECUTION OF EMPLOYMENT AGREEMENTS AND NON-COMPETITION AGREEMENT. Prior to Closing and as a condition hereto, each member of the Board of Directors of SBT and SBT Bank Subsidiary shall have executed a Non-Compete Agreement with UPC and UPC Merger Subsidiary, substantially in the form of Exhibit 3 attached hereto, providing for a term of three years from Closing and covering McNairy County in Tennessee, and prohibiting, among other things, such board members from becoming involved in any way in the formation or organization of a new financial institution in such county (the Non-Compete Agreements"). Further, Richard L. Rankin, as Chairman and Chief Executive Officer, and James E. Hanna, as President/Cashier shall prior to Closing and as a condition hereto executed a three year Employment Agreement with UPC and UPC Merger Subsidiary to be effective as of Closing, substantially in the form of Exhibit 4 (the "Employment Agreements") attached hereto.

                                   ARTICLE 2

            MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 CONVERSION; CANCELLATION AND EXCHANGE OF SHARES; EXCHANGE RATIO. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of UPC, Merger Subsidiary, SBT, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) UPC CAPITAL STOCK. Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) MERGER SUBSIDIARY COMMON STOCK. Each share of Merger Subsidiary common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall represent all of the issued and outstanding capital stock of Merger Subsidiary as the Surviving Corporation.

                 (c) SBT COMMON STOCK. Each share of SBT Common Stock (excluding shares held by any SBT Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to represent any interest (equity, shareholder or otherwise) in SBT and shall, [except for those shares held by any SBT Record Holders who shall have properly perfected such holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("SBT Dissenting Shareholders"), whose rights shall be governed by the provisions of Section 262 of the General Corporation Law of the State of Delaware, automatically be converted exclusively into, and constitute only the right of each SBT Record Holder to receive in exchange for such holder's shares of SBT Common Stock, the Consideration to which the SBT Record Holder is entitled as provided in this Section 2.1(c).

                          (i)     THE EXCHANGE RATIO.  Subject to any
adjustments which may be required by an event described in Subsection 2.1(c)(iii) below, the number of shares of UPC Common Stock to be exchanged for each share of SBT Common Stock which shall be validly issued and outstanding immediately prior to the Effective Time shall be based on an exchange ratio (the "Exchange Ratio") of 45.12 shares of UPC Common Stock for each share of SBT Common Stock. The Exchange Ratio is based upon there being no more than an aggregate of 13,569 fully diluted shares of SBT Common Stock validly issued and outstanding immediately prior to the Effective Time. Therefore, the maximum aggregate number of shares of UPC Common Stock which UPC would be required to issue in exchange for all outstanding shares of SBT Common Stock, based on the Exchange Ratio, would be 612,233 shares of UPC Common Stock. SBT Common Stock held by any SBT Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time for purposes of the Exchange Ratio. No fractional shares of UPC Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a SBT Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Agreement, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one full share of UPC Common Stock.

                          (ii)    DEFINITION OF "CURRENT MARKET PRICE PER
SHARE." The "Current Market Price Per Share" shall be the average closing price per share of UPC Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day prior to the Effective Time.

                          (iii)   EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS,
STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF SBT. Should SBT effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, or should there be more than 13,569 fully diluted shares of SBT Common Stock outstanding immediately prior to the Effective Time, the Exchange Ratio may, in UPC's sole discretion if such change in the capital accounts constitutes a breach of any of SBT's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (iii) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by SBT set forth herein.

                 (d) SHARES HELD BY SBT OR UPC. Each of the shares of SBT Common Stock held by any SBT Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Consideration shall be issued in exchange therefor.

                 (e) DISSENTERS' RIGHTS OF SBT SHAREHOLDERS. Any SBT Record Holder who shall comply strictly with the provisions of Section 262 of the General Corporation Law of the State of Delaware, ("SBT Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by Section 262 of the General Corporation Law of the State of Delaware.

         2.2 ANTI-DILUTION PROVISIONS. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE 3

                               EXCHANGE OF SHARES

         3.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and SBT shall cause the Exchange Agent to mail to the SBT Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of SBT Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each SBT Record Holder of SBT Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 3.2 of this Agreement. To the extent required by Section 2.1(c) of this Agreement, each SBT Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of SBT Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the Consideration to which any SBT Record Holder is entitled as a result of the Merger until such SBT Record Holder surrenders such holder's certificate or certificates representing the shares of SBT Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of SBT Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a SBT Record Holder for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of SBT shall constitute ratification of the appointment of the Exchange Agent.

         3.2 RIGHTS OF FORMER SBT RECORD HOLDERS. At the Effective Time, the stock transfer books of SBT shall be closed as to holders of SBT Common Stock outstanding immediately prior to the Effective Time, and no transfer of SBT Common Stock by any SBT Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of SBT Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1(c) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by SBT in respect of such shares of SBT Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to a SBT Record Holder until such SBT Record Holder surrenders his or her certificate or certificates evidencing SBT Common Stock for exchange as provided in Section 3.1 of this Agreement. However, upon surrender of such SBT Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered dividends and cash payments payable hereunder (without interest), shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF SBT

         Except as disclosed in the SBT Disclosure Memorandum, SBT hereby represents and warrants to UPC as follows:

         4.1 ORGANIZATION, STANDING, AND POWER. SBT is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. SBT is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT.

         4.2     AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) SBT has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SBT, subject to the approval of this Agreement and Plan of Merger by the holders of a majority (or such greater percentage as may be required by the Charter of SBT or other applicable Law) of the outstanding shares of SBT Common Stock, which is the only shareholder vote required for approval of this Agreement and the Plan of Merger, and consummation of the Merger by SBT. Subject to the receipt of such requisite shareholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of SBT, enforceable against SBT in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance of injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         (b) Neither the execution and delivery of this Agreement or the Plan of Merger, as appropriate,. by SBT, nor the consummation by SBT of the transactions contemplated hereby or thereby, nor compliance by SBT with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of SBT's Charter or Bylaws, or (ii) except as disclosed in
Section 4.2(b) of the SBT Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to or result in the creation of any Lien on any material Asset of any SBT Company under, any Contract or Permits of any SBT Company, or (iii) subject to receipt of the requisite Consents referred to in Section 7.3 of this Agreement, violate any Law or Order applicable to any SBT Company or any of their respective Material Assets.

         (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, other than Consents required from Regulatory Authorities and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any SBT Employee Plans or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by SBT of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

         (d) No SBT Company is a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction, or decree of any court or other governmental body of competent jurisdiction, or any Law which would prevent the execution and delivery of this Agreement and the Plan of Merger by SBT, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against SBT Company in which the validity of this Agreement, the transactions contemplated hereby or any other action which has been taken by any other of such Parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

         4.3     CAPITAL STOCK.

                 (a) The authorized capital stock of SBT consists of (i) 50,000 shares of SBT Common Stock, Twenty Dollars ($20.00) par value, of which 13,569 shares are issued and outstanding as of the date of this Agreement, and not more than 13,569 shares will be issued and outstanding at the Effective Time, and (ii) zero (0) shares of preferred stock of which no shares are, or will be, issued and outstanding as of the date of this Agreement or at the Effective Time, respectively. All of the issued and outstanding shares of capital stock of SBT are duly and validly issued and outstanding and are fully paid and nonassessable under the General Corporation Law of the State of Delaware and SBT's Charter. None of the outstanding shares of capital stock of SBT has been issued in violation of any preemptive rights of the current or past shareholders of SBT.

                 (b) Except as set forth in Section 4.3(a) of this Agreement, or as provided in the Stock Option Agreement, as of the date of this Agreement there are no options, Rights, warrants, scrip or similar rights of any nature, including stock option, stock appreciation or similar rights, issued and outstanding by SBT or any SBT Company to purchase shares of SBT Common Stock, any other capital stock of SBT, or any other securities or instruments of any nature which are convertible into or exchangeable for, or which derive their value, in whole or in part from, shares of SBT Common Stock or any other capital stock of SBT or any SBT Company. Therefore, at the Effective Time there will be no issued and outstanding options, securities, Rights or instruments of any nature whatsoever to purchase or otherwise acquire shares of SBT Common Stock or any other capital stock of SBT or any SBT Company, or which derive their value, in whole or in part from SBT Common Stock or any other capital stock of any SBT Company.

         4.4 SBT SUBSIDIARIES. SBT has disclosed in Section 4.4 of the SBT Disclosure Memorandum all of the SBT Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the SBT Subsidiaries that are general or limited partnerships or other non-corporate entities, including limited liability companies (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to business, and the amount and nature of the ownership interest therein of all SBT Companies). SBT or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each SBT Subsidiary. No capital stock (or other equity interest) of any SBT Subsidiary is or may become required to be issued (other than to another SBT Company) by reason of any Rights, and there are no Contracts by which any SBT Subsidiary is bound to issue (other than to another SBT Company) additional shares of its capital stock (or other equity interests) or Rights or by which any SBT Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any SBT Subsidiary (other than to another SBT Company). There are no Contracts relating to the rights of any SBT Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any SBT Subsidiary. All of the shares of capital stock (or other equity interests) of each SBT Subsidiary held by a SBT Company are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the SBT Company free and clear of any Lien. Each SBT Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each SBT Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT. The only SBT Subsidiary that is a depository institution is SBT Bank Subsidiary. SBT Bank Subsidiary is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the Deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents and Records for each SBT Subsidiary have been made available to UPC for its review, and are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

         4.5     SBT FINANCIAL STATEMENTS.

                 (a) SBT FINANCIAL STATEMENTS. SBT has delivered to UPC (or will deliver, when available, with respect to periods ended after the date of this Agreement) true, correct and complete copies of (i) the consolidated statements of financial position (including related notes and schedules, if any) of SBT as of September 30, 1996, and as of December 31, 1995, and December 31, 1994, and the related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three fiscal years ended
December 31, 1995, 1994, and 1993, (ii) the consolidated statements of financial position of SBT (including related notes and schedules, if any) and related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to any period ending subsequent to September 30, 1996, and prior to the Closing Date, and
(iii) all Call Reports, including any amendments thereto, filed with any Regulatory Authorities by each of SBT's Bank Subsidiaries for the years ended December 31, 1995, 1994, 1993 and 1992, together with any correspondence with the SEC or with any other Regulatory Authorities concerning any of the aforesaid financial statements and Reports (the "SBT Financial Statements"). Such SBT Financial Statements (i) were (or will be) prepared from the Records of SBT and/or each SBT Subsidiary; (ii) were (or will be) prepared in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present) SBT's and each SBT Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of SBT's and each SBT Subsidiary's financial condition and the results of SBT's and each SBT Subsidiary's operations and cash flows for the periods covered by such financial statements;
(v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions or Allowances for loan losses, for ORE reserves and for all reasonably anticipatable Liabilities and Taxes, with respect to the periods then ended; and (vi) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to SFAS Nos. 106 and 112.

         4.6 ABSENCE OF UNDISCLOSED LIABILITIES. No SBT Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT, except Liabilities which are accrued or reserved against in the consolidated balance sheets of SBT as of September 30, 1996, and December 31, 1995, included in the SBT Financial Statements or reflected in the notes or schedules, if any, thereto, and delivered with the SBT Disclosure Memorandum prior to the date of this Agreement. No SBT Company has incurred or paid any Liability since December 31, 1995 except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT.

         4.7     ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as described in
Section 4.7 of the SBT Disclosure Memorandum, since the Balance Sheet Date there has not been:

                 (a) any material transaction by any SBT Company which was not undertaken in the ordinary course of business and in conformity with past practice.

                 (b) any loss of a key employee or any damage, destruction or loss, whether or not covered by insurance, which has had or which may be reasonably expected to have in a Material Adverse Effect on any SBT Company.

                 (c) any acquisition or disposition by any SBT Company of any Asset having a fair market value, singularly or in the aggregate for each SBT Company, in an amount greater than Fifty Thousand Dollars ($50,000), except in the ordinary course of business and in conformity with past practice.

                 (d) any mortgage, pledge or subjection to Lien, of any kind on any of the Assets of any SBT Company, except to secure extensions of credit in the ordinary course of business and in conformity with past practice.

                 (e) any amendment, modification or termination of any Contract relating to any SBT Company or to which any SBT Company is a party which would or may be reasonably expected to have a Material Adverse Effect on SBT.

                 (f) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent of any SBT Company, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $5,000 for any of them individually.

                 (g) any incurring of, assumption of, or taking of, by any SBT Company, any Asset subject to any Liability, except for Liabilities incurred or assumed or Assets taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice.

                 (h) any material alteration in the manner of keeping the books, accounts or Records of any SBT Company, or in the accounting policies or practices therein reflected.

                 (i) any release or discharge (or partial release or discharge) of any obligation or Liability of any Person related to or arising out of any loan made by any SBT Company, except in the ordinary course of business and in conformity with past practice.

         4.8     TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of any of the SBT Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as fully reserved against in the SBT Financial Statements made available prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the SBT Companies.

                 (b) None of the SBT Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                 (c) Adequate provision for any Taxes due or to become due for any of the SBT Companies for the period or periods through and including the date of the respective SBT Financial Statements has been made and is reflected on such SBT Financial Statements.

                 (d) Deferred Taxes of the SBT Companies have been provided for in accordance with GAAP.

                 (e) Each of the SBT Companies is in compliance with, and its Records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the IRC.

                 (f) Except as set forth in Section 4.8(f) of the SBT Disclosure Memorandum, none of the SBT Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 28OG or 162(m) of the Internal Revenue Code.

                 (g) There has not been an ownership change, as defined in the IRC Section 382(g), of any of the SBT Companies that occurred during or after any Taxable Period in which the Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1995.

                 (h) Except as set forth in Section 4.8(h) of the SBT Disclosure Memorandum, none of the SBT Companies is a party to any tax allocation or sharing agreement and none of the SBT Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was SBT) has any Liability for taxes of any Person (other than SBT and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

                 4.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses, including any allowances or reserves for losses on ORE and other collateral taken in satisfaction, or partial satisfaction of a debt previously contracted, (the "Allowance") shown on the consolidated balance sheets of SBT included in the most recent SBT Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of SBT included in the SBT Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, in the reasonable opinion of management of SBT adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables and ORE reserves) of the SBT Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the SBT Companies as of the dates thereof. Except as described in Section 4.9 of the SBT Disclosure Memorandum (by loan type, loan number, classification and outstanding balance), no SBT Company has any Loan or other extension of credit which has been (or should have been in management's reasonable opinion) classified as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss", or similar classifications, that were not classified in any SBT Company's most recent report of examination, a copy of which has been made available to UPC for review prior to the date of this Agreement. Section 4.9 of the SBT Disclosure Memorandum also lists all Loans or extensions of credit which are included on SBT's or any SBT Company's "watch list." The net book value of any SBT Company's assets acquired through foreclosure in satisfaction of problem loans ("ORE") are carried on the balance sheet of the SBT Financial Statements at fair value at the time of acquisition less estimated selling costs which approximates the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

         4.10 ASSETS. Except as disclosed or reserved against in the SBT Financial Statements made available prior to the date of this Agreement, the SBT Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible Assets used in the businesses of the SBT Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with SBT's past practices. All Assets which are material to SBT's business on a consolidated basis, held under leases or subleases by any of the SBT Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The SBT Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the SBT Companies has received notice from any insurance carrier that (i) such insurance would be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth in Section 4.10 of the SBT Disclosure Memorandum there are presently no claims pending under any such policies of insurance and no notices have been given by any SBT Company under such policies.

         4.11 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the SBT Companies are in full force and effect and constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of SBT, there currently are not, any Defaults thereunder by any SBT Company. A SBT Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the SBT Companies or, to the Knowledge of SBT, their respective predecessors, has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such SBT Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Except as disclosed in Section 4.11 of the SBT Disclosure Memorandum, no SBT Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each SBT Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of any SBT Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or except as disclosed in Section 4.11 of the SBT Disclosure Memorandum, which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any SBT Company.





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

         4.12 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.12 of the SBT Disclosure Memorandum:

                 (a) To the Knowledge of SBT, each SBT Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with an Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT.

                 (b) To the Knowledge of SBT, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any SBT Company or any of its Operating Properties or Participation Facilities (or SBT in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any SBT Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT, nor is there any reasonable basis for any Litigation of a type described in this sentence.

                 (c) During the period of (i) any SBT Company's ownership or operation of any of their respective current properties, (ii) any SBT Company's participation in the management of any Participation Facility, or
(iii) any SBT Company's holding of a security interest in an Operating Property, to the Knowledge of SBT, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT. Prior to the period of
(i) any SBT Company's ownership or operation of any of their respective current properties, (ii) any SBT Company's participation in the management of any Participation Facility, or (iii) any SBT Company's holding of a security interest in an Operating Property, to the Knowledge of SBT, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT.

         4.13 COMPLIANCE WITH LAWS. SBT is duly registered as a bank holding company under the BHC Act. Each SBT Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as set forth in Section 4.13 of the SBT Disclosure Memorandum, none of the SBT Companies:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business; and

                 (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any SBT Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring any SBT Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         4.14 LABOR RELATIONS. No SBT Company is the subject of any Litigation asserting that it or any other SBT Company has committed an unfair labor practice (within the meaning of the National Labor





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

Relations Act or comparable state law) or seeking to compel it or any other SBT Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any SBT Company, pending or threatened, or to the Knowledge of SBT, is there any activity involving any SBT Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         4.15    EMPLOYEE BENEFIT PLANS.

                 (a) SBT has disclosed in Section 4.15(a) of the SBT Disclosure Memorandum, and has delivered or made available to UPC prior to the date of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any SBT Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "SBT Benefit Plans"). Any of the SBT Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SBT ERISA Plan." Each SBT ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "SBT Pension Plan." No SBT Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) All SBT Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT. Each SBT ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and SBT is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No SBT Company has engaged in a transaction with respect to any SBT Benefit Plan that, assuming the taxable period of such on expired as of the date hereof, would subject any SBT Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                 (c) No SBT Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial evaluation, there has been (i) no material change in the financial position of any SBT Pension Plan, (ii) no change in the actuarial assumptions with respect to any SBT Pension Plan, and (iii) no increase in benefits under any SBT Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT or materially adversely affect the funding status of any such plan. Neither any SBT Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any SBT Company, or the single-employer plan of any entity which is considered one employer with SBT under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA. No SBT Company has provided, or is required to provide, security to a SBT Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.





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

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any SBT Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No SBT Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any SBT Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                 (e) Except as disclosed in Section 4.15(e) of the SBT Disclosure Memorandum, no SBT Company has any Liability for retiree health and life benefits under any of the SBT Benefit Plans and there are no restrictions on the rights of such SBT Company to amend or terminate any such retiree health or benefit Plan without incurring Liability thereunder.

                 (f) Except as disclosed in Section 4.15(f) of the SBT Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any SBT Company from any SBT Company under any SBT Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any SBT Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any SBT Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the SBT Financial Statements to the extent required by and in accordance with GAAP.

         4.16 MATERIAL CONTRACTS. Except as disclosed in Section 4.16 of the SBT Disclosure Memorandum, none of the SBT Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any SBT Company or the guarantee by any SBT Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts which prohibit or restrict any SBT Company from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among SBT Companies, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the SBT Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a SBT SEC Report (whether or not SBT is subject to the filing requirements of the SEC) filed (or which would have been filed if SBT were subject to the SEC reporting requirements) by SBT with the SEC prior to the date of this Agreement (together with all Contracts referred to in Sections 4.10 and 4.15(a) of this Agreement, (the "SBT Contracts"). With respect to each SBT Contract: (i) the Contract is in full force and effect;
(ii) no SBT Company is in Default thereunder, (iii) no SBT Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of SBT, in Default in any respect or has repudiated or waived any material provision thereunder. Except as set forth in Section 4.16 of the SBT Disclosure





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

Memorandum all of the indebtedness of any SBT Company for money borrowed is prepayable at any time by such SBT Company without penalty or premium.

         4.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of SBT, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any SBT Company, or against any Asset, employee benefit plan, interest, or right of any of them that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any SBT Company.
Section 4.17 of the SBT Disclosure Memorandum includes a report of all material Litigation as of the date of this Agreement to which any SBT Company is a party and which names a SBT Company as a defendant or cross-defendant.

         4.18 REPORTS. Since January 1, 1991, or the date of organization if later, each SBT Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, if applicable, including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SBT). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein light of the circumstances under which they were made, not misleading.

         4.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any SBT Company to UPC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains, or will contain, any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any SBT Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any SBT Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to SBT's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a SBT Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of SBT be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any SBT Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         4.20 ACCOUNTING, TAX, AND REGULATORY MATTERS. No SBT Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to SBT that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-





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

interests accounting treatment or as a reorganization within the meaning of
Section 368(a) of the IRC, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such section.

         4.21 STATE TAKEOVER LAWS. Each SBT Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Section 262 of the General Corporation Law of the State of Delaware.

         4.22 CHARTER PROVISIONS. Each SBT Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of any SBT Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any SBT Company that my be directly or indirectly acquired or controlled by it.

         4.23 CHARTER DOCUMENTS. SBT has previously provided UPC true and correct copies of the Articles of Incorporation and Bylaws of SBT and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each SBT Company, as amended to date, and each are in full force and effect.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF UPC

         Except as disclosed in the UPC Disclosure Memorandum, UPC hereby represents and warrants to SBT as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. UPC and Merger Subsidiary are both corporations duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and each has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         5.2     AUTHORITY: NO BREACH BY AGREEMENT.

                 (a) UPC and Merger Subsidiary each has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
The execution, delivery and performance of this Agreement and the Plan of Merger (as to Merger Subsidiary) and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of UPC and Merger Subsidiary including the approval of UPC in its capacity as the sole shareholder of Merger Subsidiary. This Agreement represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar





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

Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC, and Merger Subsidiary of the transactions contemplated hereby, nor compliance by UPC and Merger Subsidiary with any of the provisions hereof will (i) conflict with or result in a breach of any provision of any UPC Company's Charter (or similar governing instrument) or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under any Contract or Permit of any UPC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and the rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC and Merger Subsidiary of the Merger and the other transactions contemplated in this Agreement.

         5.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 100,000,000 shares of UPC Common Stock, of which 63,476,721 shares are issued and outstanding as of October 31, 1996, and (ii) 10,000,000 shares of UPC Preferred Stock, of which no shares of UPC Series A Preferred Stock and 3,380,688 shares of UPC Series E Preferred Stock are issued and outstanding. All of the issued and outstanding shares of UPC Capital Stock are, and all of the shares of UPC Common Stock to be issued in exchange for shares of SBT Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the Tennessee Code and the UPC Charter. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of SBT Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of UPC. UPC has reserved for issuance a sufficient number of shares of UPC Common Stock for the purpose of issuing shares of UPC Common Stock in accordance with the provisions of Sections 2.1(c) and 2.2 of this Agreement.

         5.4     SEC FILINGS: FINANCIAL STATEMENTS.

                 (a) UPC has filed and made available to SBT all SEC documents required to be filed by UPC since December 31, 1993 (the "UPC SEC Reports"). The UPC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer or investment advisor, UPC Subsidiary is required to file any SEC Documents.

                 (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         5.5 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of September 30, 1996, included in the UPC Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. No UPC Company has incurred or paid any liability since September 30, 1996, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC or
(ii) in connection with the transactions contemplated by this Agreement.

         5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as disclosed in the UPC Financial Statements delivered prior to the date of this Agreement or contemplated by pending federal legislation applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and (ii) the UPC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of UPC provided in Article 6 of this Agreement.

         5.7 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each UPC Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. No UPC
Company:

         5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any UPC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         5.9 REPORTS. Since January 1, 1996, UPC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.10 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any UPC Company or any Affiliate thereof to SBT pursuant to this

Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by UPC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to SBT's Shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any UPC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of SBT, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any UPC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.11 ACCOUNTING, TAX, AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance relating to UPC or Merger Subsidiary that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 6

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         6.1 AFFIRMATIVE COVENANTS OF SBT. Unless the prior written consent of UPC shall have been obtained, and except as otherwise expressly contemplated herein, SBT shall, and shall cause each of its Subsidiaries to:
(i) operate its business only in the usual, regular, and ordinary course (which shall include matters of the type set forth in Section 6.1 of the SBT Disclosure Memorandum), (ii) preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the IRC or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         6.2 NEGATIVE COVENANTS OF SBT. Except as specifically permitted by this Agreement from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, SBT covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent shall not be unreasonably withheld:





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                 (a)      amend the Charter, Bylaws, or other governing
instruments of any SBT Company, or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a SBT Company to another SBT Company) in excess of an aggregate of $100,000 (for the SBT Companies on a consolidated basis) except in the ordinary course of the business of SBT Subsidiaries consistent with past practices (which shall include, for SBT Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition on any Asset of any SBT Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the SBT Disclosure Memorandum); or

                 (c) declare or pay any dividend or make any other distribution in respect of SBT's capital stock, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any SBT Company; or

                 (d) except pursuant to this Agreement, or pursuant to the terms thereof in existence on the date hereof, or pursuant to the Stock Option Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of SBT Common Stock or any other capital stock of any SBT Company, or any stock appreciation rights, or any option, warrant, conversion, or other Right to acquire any such stock, or any security convertible into any such stock or any stock equivalent type rights; or

                 (e) adjust, split, combine or reclassify any capital stock of any SBT Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of SBT Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any SBT Subsidiary, or any Asset, other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less or Federal Home Loan Bank Stock, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned SBT Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any SBT Company, except in accordance with past practice disclosed in Section 6.2(g) of the SBT Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the SBT Disclosure Memorandum; and enter into or amend any severance agreements with officers of any SBT Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any SBT Company except in accordance with past practice disclosed in Section 6.2(g) of the SBT Disclosure Memorandum; or voluntarily accelerate the vesting of any stock





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

options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of SBT); or

                 (h) enter into or amend any employment Contract between any SBT Company and any Person (unless such amendment is required by Law) that the SBT Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any SBT Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any SBT Company other than any such change that is required by Law or that, in the opinion of counsel is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                 (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any SBT Company for material money damages or restrictions upon the operations of any SBT Company; or

                 (l) enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

         6.3 COVENANTS OF UPC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, UPC covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the UPC Common Stock and the business prospects of the UPC Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, provided, that the foregoing shall not prevent any UPC Company from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of UPC, desirable in the conduct of the business of UPC and its Subsidiaries and would not, in the judgment of UPC, likely delay the Effective Time to a date subsequent to the date set forth in
Section 9.1(e) of this Agreement.

         6.4 ADVERSE CHANCES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         6.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the





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other Party copies of all such reports promptly after the same are filed.  If financial statements are contained in any such reports filed with the SEC or any other Regulatory Authority pursuant to the Securities Laws, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC or other Regulatory Authorities pursuant to the Securities Laws will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

         6.6 CORPORATE REORGANIZATION. For a period of one year after the Effective Time of the Merger, neither UPC or Merger Subsidiary shall take any action to merge or consolidate SBT Bank Subsidiary with UPC or an Affiliate of UPC. The covenants contained in this Section 6.6 may be waived by an affirmative vote of the Board of Directors of SBT Bank Subsidiary at any time.

                                   ARTICLE 7

                             ADDITIONAL AGREEMENTS

         7.1 REGISTRATION STATEMENT: PROXY STATEMENT: SHAREHOLDER APPROVALS. UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. SBT shall furnish all information concerning it and the holders of its capital stock as UPC may reasonably request in connection with such action. SBT shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) UPC and SBT shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to the shareholders of SBT, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of SBT shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their shareholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of SBT shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such shareholders' approvals.

         7.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of SBT Common Stock or SBT Stock Options pursuant to the Merger, and UPC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

         7.3 APPLICATIONS. UPC shall prepare and file, and SBT shall cooperate in the preparation and, where appropriate, filing of applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least two business days prior to filing UPC shall use its reasonable best efforts to provide SBT and its counsel with copies of such applications. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from, all Regulatory





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Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

         7.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC and SBT shall execute and file the Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware, as applicable, in connection with the Closing.

         7.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 8 of this Agreement; provided, however, that nothing herein shall preclude either Party from exercising its rights under this Agreement or the Stock Option Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.5 shall be construed to obligate UPC or Merger Subsidiary to take any action to meet any condition required to obtain and Consent if UPC shall, in its sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs to require UPC to increase its capital ratios to amounts in excess of the Federal Reserves minimum capital ratio guidelines which may from time to time be in effect.

         7.6     INVESTIGATION AND CONFIDENTIALITY.

                 (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                 (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                 (c) SBT shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which are considering an Acquisition Proposal with SBT to preserve the confidentiality of the information relating to SBT provided to such Persons and their Affiliates and Representatives.

         7.7 PRESS RELEASES. Prior to the Effective Time, SBT and UPC shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall





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be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         7.8 CERTAIN ACTIONS. Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, after the date of this Agreement, no SBT Company nor any Affiliate thereof nor any Representatives thereof retained by any SBT Company shall directly or indirectly solicit or knowingly encourage any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of SBT's Board of Directors as advised by counsel, no SBT Company and no Affiliate or Representative of SBT or any SBT Company shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, enter into or agree to enter into any Contract with respect to, any Acquisition Proposal, but SBT may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. SBT shall promptly notify UPC orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. SBT shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         7.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         7.10 STATE TAKEOVER LAWS. Each SBT Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of any applicable, Takeover Law.

         7.11 CHARTER PROVISIONS. Each SBT Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Charter, Bylaws, or other governing instruments of any SBT Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any SBT Company that may be directly or indirectly acquired or controlled by it.

         7.12 AGREEMENT OF AFFILIATES. SBT has disclosed in Section 7.12 of the SBT Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of SBT for purposes of Rule 145 under the 1933 Act. SBT shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 5, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of SBT Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and SBT have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such affiliates of SBT in exchange for shares of SBT Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and SBT have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
7.12 (and UPC shall be entitled to place





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

restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of SBT pursuant to this Agreement to enforce the provisions of this
Section 7.12). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

         7.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, UPC shall provide to officers and employees of the SBT Companies employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation, but not vesting or benefit accrual under any such UPC employee benefit plans, the service of the employees of the SBT Companies prior to the Effective Time shall be treated as service with a UPC Company participating in such employee benefit plan. Nothing herein shall be deemed to have reduced, contracted, enlarged, undertaken, authorized, approved or otherwise to have affected whatever contractual rights the officers or employees of SBT may have under existing documentation other than as expressly stated herein, and nothing herein shall be deemed to be an employment contract, agreement or understanding, or offer of employment by UPC or any of its direct or indirect Subsidiaries after the Effective Time. To the extent permitted by applicable Law, following the Effective Date, all contributions to the SBT Employee Stock Ownership Plan (the "SBT ESOP") shall cease, and participants in the SBT ESOP who at that time continue to be employed by UPC shall be entitled to participate in UPC's Employee Stock Ownership Plan (the "UPC ESOP") to the same extent as other employees of UPC, and UPC shall take such steps as are necessary to merge the SBT ESOP with and into the UPC ESOP and shall obtain such regulatory determinations regarding the merger of the SBT ESOP into the UPC ESOP as may be appropriate to ensure the qualified status of such plans and related trust under the IRC. If it is determined by UPC that the SBT ESOP can not be merged with and into the UPC ESOP, then the SBT ESOP shall be terminated, and all vested benefits shall be distributed to participants in accordance with applicable Law and the terms of the SBT ESOP.

                                   ARTICLE 8

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6 of this Agreement:

                 (a) SHAREHOLDER APPROVALS. The shareholders of SBT shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments.

                 (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of UPC would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into this Agreement.





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                 (c)      CONSENTS AND APPROVALS.  Each Party shall have
obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement and the Plan of Merger.

                 (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

                 (f) EXCHANGE LISTING. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (g) POOLING LETTERS. Each of the Parties shall have received copies of the letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to UPC, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

                 (h) TAX MATTERS. Each Party shall have received a written opinion of counsel from Wyatt, Tarrant & Combs in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger would constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (H) the exchange in the Merger of SBT Common Stock for UPC Common Stock will not give rise to gain or loss to the shareholders of SBT with respect to such exchange (except to the extent of any cash received), and (ii) none of SBT or UPC will recognize gain or loss as a consequence of the Merger (except for the inclusion in income of the amount of the bad-debt reserve maintained by SBT and any other amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of SBT and UPC reasonably satisfactory in form and substance to such counsel.

                 8.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 10.6(a) of this
Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
Section 8.2(a), the accuracy of the representations and warranties of SBT set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of SBT set forth in Section 4.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of SBT set forth in Sections 4.20, 4.21, and 4.22 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of SBT set forth in this Agreement (including the representations and warranties set forth in Sections 4.3, 4.20, 4.21, and 4.22)





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

such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on SBT, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of SBT to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. SBT shall have delivered to UPC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by SBT's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and hereby, all in such reasonable detail as UPC and its counsel shall request.

                 (d) AFFILIATES AGREEMENTS. UPC shall have received from each affiliate of SBT the affiliates letter referred to in Section 7.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of UPC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                 (e) LEGAL OPINION. SBT shall have delivered to UPC an opinion of counsel, dated as of the Closing Date, addressed to and in form and substance satisfactory to UPC, to the effect that:

                          (i)     SBT is a Delaware corporation duly organized,
validly existing, and in good standing under the laws of the State of Delaware.

                          (ii)    This Agreement, including the Stock Option
Agreement, has been duly and validly authorized, executed and delivered on behalf of SBT by a duly authorized officer or representative of SBT, and (assuming this Agreement is a binding obligation of UPC) constitute a valid and binding obligation of SBT enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                          (iii)   The execution, delivery and performance of
this Agreement, including the Stock Option Agreement, and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of SBT.

                 (f) MAINTENANCE OF CERTAIN COVENANTS, ETC. At the time of Closing, (i) the total consolidated assets of SBT shall be not less than $95 million (ii) the total consolidated stockholders' equity of SBT shall have been not less than $13 million at September 30, 1996, and shall have increased since that date through earnings growth which shall have been declared as permitted hereunder; (iii) the tangible equity capital of SBT shall be not less than its reported level as of December 31, 1995, and shall have increased since that time through earnings growth which shall have been declared as permitted hereunder; (iv) SBT shall own, free and clear of any Liens, all of the outstanding capital stock of SBT Bank Subsidiary; and (vi) from December 31, 1995, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by any SBT Company. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that SBT and each other SBT Company shall have been operated consistently in the normal course of their respective businesses; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;


                 (g) NON-COMPETE AGREEMENTS. Each director of SBT and each chairman of the board and each president or chief executive officer of each SBT Bank Subsidiary shall have entered into a Non-Compete Agreement with UPC, SBT and each SBT Bank Subsidiary substantially in the form of UPC's standard form of non-compete agreement.

                 (h) EMPLOYMENT AGREEMENTS UPC shall have received executed Employment Agreements from Richard L. Rankin as Chairman and Chief Executive Officer and James E. Hanna, as President and Cashier.

                 8.3 CONDITIONS TO OBLIGATIONS OF SBT. The obligations of SBT to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by SBT pursuant to Section 10.6(b) of this Agreement:

                 (a)      REPRESENTATIONS AND WARRANTIES.  For purposes of this
Section 8.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of UPC set forth in Section 5.11 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 5.3 and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. UPC shall have delivered to SBT (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by UPC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as SBT and its counsel shall request.

                 (d) LEGAL OPINION. UPC shall have delivered to SBT an opinion of counsel, which may be in-house counsel of UPC, dated as of the Closing Date, addressed to and in form and substance satisfactory to SBT, to the effect that:

                          (i)     UPC and Merger Subsidiary are Tennessee
corporations duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                          (ii)    This Agreement and Plan of Merger has been
duly and validly authorized, executed and delivered on behalf of UPC and Merger Subsidiary by a duly authorized officer or representative thereof, and (assuming this Agreement is a binding obligation of UPC and Merger Subsidiary) constitutes a valid and binding obligation of SBT enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                          (iii)   The execution, delivery and performance of
this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of UPC and Merger Subsidiary.

                 (f) EMPLOYMENT AGREEMENTS. Richard L. Rankin as Chairman and Chief Executive Officer, and James E. Hanna, as President and Cashier, shall each been offered an Employment Agreement with UPC and/or Merger Subsidiary substantially in the form of UPC's standard form of Employment Agreement, a copy of which is annexed hereto as Exhibit 5, providing for a term of three years from the Closing and such offer shall not have been withdrawn or materially amended by UPC and/or Merger Subsidiary prior to Closing.

                                   ARTICLE 9

                                  TERMINATION

         9.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of UPC or SBT, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time, as follows:

                 (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of SBT, or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of SBT and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to consummate the Merger under the applicable standard set forth in Section 8.2(a) of this Agreement in the case of SBT and
Section 8.3(a) of this Agreement in the case of UPC; or

                 (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of SBT and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Regulatory Authority or if any action taken by such Regulatory Authority is not appealed within the time limit for appeal or (ii) the shareholders SBT fail to vote their approval of this Agreement and the transactions contemplated hereby as required by Delaware Law and SBT's Charter and Bylaws, and the rules of the NYSE or National Association of Securities Dealers, if applicable, at the Shareholders' Meeting where this Agreement and the Plan of Merger were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by October 1, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e); and further, if UPC shall have filed all applications to obtain the necessary Consents of banking Regulatory Authorities within sixty (60) days of the date hereof, and if the Closing shall not have occurred because of a delay caused by a bank Regulatory Authority in its review of the application before it, or by the SEC in its review of the Registration Statement to be filed by UPC, then SBT shall, upon UPC's written request, extend the October 31, 1997 date for a reasonable time, in no event less than thirty (30) days in order for UPC to obtain all Consents of bank Regulatory Authorities required and/or all Consents of the SEC and any other securities Regulatory Authorities, and for the expiration of any stipulated waiting periods; or

                 (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 8.2(a) of this Agreement in the case of SBT and Section 8.3(a) in the case of UPC or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 9.1(e) of this Agreement; or

                 (g) By UPC, if a "Purchase Event" as such term is defined in the Stock Option Agreement, shall have occurred or by SBT, if UPC (or its assignee) exercises the Stock Option Agreement pursuant to Section 3 thereof or exercises its repurchase rights pursuant to Section 8 thereof; or

         9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 9.2 and Article 10 and Section 7.6(b) of this Agreement shall survive any such termination and abandonment, (ii) a termination pursuant to Sections 9.1(b), 9.1(c), 9.1(f) or 9.1(g) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination, and (iii) the Stock Option Agreement shall be governed by its own terms.

         9.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3 and Articles 1, 2, 3 and 10 and Sections 7.8, 7.12, and 7.13 of this Agreement.

                                   ARTICLE 10

                               GENERAL PROVISIONS

         10.1    DEFINITIONS.


                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:





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

                          "ACQUISITION PROPOSAL" with respect to a Party shall
mean any tender offer or exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets or earning power of, or other business combination involving such Party or any of its Subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets or earning power of such Party or any of its Subsidiaries.

                          "AFFILIATE" of a Party means any Person, partnership,
corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, with that Party.

                          "AGREEMENT" shall mean this Agreement, the Plan of
Merger, including the Stock Option Agreement, and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                          "ALLOWANCES" shall mean the allowances for loan,
lease and other credit losses, including losses in connection with ORE, of any Person.

                          "ARTICLES OF MERGER" shall mean the Articles of
Merger to be executed by UPC, Merger Subsidiary and SBT and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware pursuant to Section 48-21-107 of the Tennessee Code and
Section 252 of the General Corporation Law of the State of Delaware, relating to the merger of SBT with and into Merger Subsidiary as contemplated by this Agreement and the Plan of Merger.

                          "ASSETS" of a Person shall mean all of the assets,
properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                          "BALANCE SHEET DATE" shall mean December 31, 1995.

                          "BHC ACT" shall mean the Bank Holding Company Act of
1956, as amended.

                          "BUSINESS DAY" shall mean any Monday, Tuesday,
Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the State of Tennessee and in the State of Delaware.

                          "CONSIDERATION" shall mean the shares of UPC Common
Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable to the SBT Record Holders pursuant to Section 2.1(c) of this Agreement.

                          "CLOSING" shall mean the consummation of the Merger.

                          "CLOSING DATE" shall mean the date on which the
Closing occurs.

                          "CONSENT" shall mean any consent, approval,
authorization, clearance, exemption, waiver, or affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                          "CONTRACT" shall mean any written or oral agreement,
arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                          "CONTROL" shall have the meaning assigned to such
term in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                          "DEFAULT" shall mean (i) any breach or violation of
or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence or any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                          "DEPOSITS" shall mean all deposits (including, but
not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the SBT Bank Subsidiary and other deposit-taking Affiliates.

                          "EFFECTIVE DATE" shall mean that date on which the
Effective Time of the Merger shall have occurred.

                          "EFFECTIVE TIME" shall mean the date and time that
the Articles of Merger shall become effective with the Secretary of State of the State of Tennessee and with the Secretary of State of the State of Delaware.

                          "ENVIRONMENTAL LAWS" shall mean all Laws relating to
pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and any state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S. C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                          "EXCHANGE AGENT" shall mean Union Planters National
Bank, Memphis, Tennessee, a wholly-owned subsidiary of UPC, acting through its Corporate Trust Department.

                          "EXCHANGE RATIO" shall mean the number of shares of
UPC Common Stock, and fractions thereof, to be exchanged for each share of SBT Common Stock pursuant to Section 2.1(c) of this Agreement, subject to such adjustments as may be provided in this Agreement and the Plan of Merger.

                          "EXHIBITS" 1 through 5, inclusive, shall mean the
Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

                          "FDIC" shall mean the Federal Deposit Insurance
Corporation.

                          "FEDERAL RESERVE" shall mean the Board of Governors
of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

                          "GAAP" shall mean generally accepted accounting
principles as in effect from time to time, consistently applied.

                          "HAZARDOUS MATERIAL" shall mean (i) any hazardous
substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and
(ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                          "HSR ACT" shall mean Section 7A of the Clayton Act,
as added by Title Ill of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                          "INTELLECTUAL PROPERTY" shall mean copyrights,
patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                          "IRC" shall mean the Internal Revenue Code of 1986,
as amended, and the rules and regulations promulgated thereunder.


                          "KNOWLEDGE" as used with respect to a Person
(including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, Chief Executive Officer, President, Chief Administrative Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or General Counsel of such Person, or such other officer of such Person, regardless of title, charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates.

                          "LAW" shall mean any code, law, ordinance, regulation,
reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                          "LIABILITY" shall mean any direct or indirect,
primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                          "LIEN" shall mean any conditional sale agreement,
default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                          "LITIGATION" shall mean any action, arbitration,
cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic routine examinations of depository institutions and their Affiliates by Regulatory Authorities.

                          "MATERIAL ADVERSE EFFECT" on a Party shall mean an
event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

                          "MERGER" shall mean the merger of SBT with and into
Merger Subsidiary, as described in Section 1.1 of this Agreement.

                          "NYSE" shall mean the New York Stock Exchange, or its
successor, upon which shares of the UPC Common Stock are listed for trading.

                          "1933 ACT" shall mean the Securities Act of 1933, as
amended, and the rules and regulations promulgated thereunder.

                          "1934 ACT" shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

                          "OPERATING PROPERTY" shall mean any property owned by
the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                          "ORDER" shall mean any administrative decision or
award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                          "ORE" shall mean real estate and other property
acquired through foreclosure, deed in lieu of foreclosure or similar procedures.

                          "PARTICIPATION FACILITY" shall mean any facility or
property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                          "PARTY" shall mean either UPC and Merger Sub, on the
one hand, or SBT, and "Parties" shall mean UPC, Merger Subsidiary and SBT.

                          "PENSION PLAN" shall mean any employee pension
benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                          "PERMIT" shall mean any federal, state, local, and
foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                          "PERSON" shall mean a natural person or any legal,
commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                          "PLAN OF MERGER" shall mean the plan of merger
providing for the Merger, in substantially the form of Exhibit 1.

                          "PROXY STATEMENT" shall mean the proxy statement to
be used by SBT to solicit proxies with a view to securing the approval of the SBT shareholders of this Agreement and the Plan of Merger.

                          "RECORDS" means all available records, minutes of
meetings of the Board of Directors, committees and shareholders of a Party; original instruments and other documentation, pertaining to a Party or any of its Subsidiaries' or assets (including plans and specifications relating to any realty), Liabilities, Deposits, Contracts, capital stock, and loans; and all other business and financial records which are necessary or customary for use in the conduct of such Person or any of such person's Subsidiary businesses on and after the Effective Time as it was conducted prior to the Effective Time.

                          "REGISTRATION STATEMENT" shall mean the Registration
Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the shareholders of SBT in connection with the transactions contemplated by this Agreement.

                          "REGULATORY AUTHORITIES" shall mean, collectively,
the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the National Association of Securities Dealers and the SEC, or any respective successor thereto.

                          "REPRESENTATIVE" shall mean any investment banker,
financial advisor, attorney, accountant, consultant, or other representative of a Person.

                          "RIGHTS" shall mean all arrangements, calls,
commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for shares of the capital stock of a Person, or which derive their value in whole or in part from shares of the capital stock of a Person, including stock appreciation rights and phantom stock, or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                          "SBT BANK SUBSIDIARY" shall mean Selmer Bank & Trust
Co.

                          "SBT COMMON STOCK" shall mean the common stock of
SBT, $20.00 par value per share.

                          "SBT COMPANY(IES)" shall mean SBT and all of its
Subsidiaries, whether direct or indirect.

                          "SBT DISCLOSURE MEMORANDUM" shall mean the written
information entitled "SBT Holding Company Disclosure Memorandum" delivered prior to the date of this Agreement pursuant to Section 1.9 to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                          "SBT EMPLOYEE PLANS" shall mean any pension plans,
profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by SBT or any SBT Subsidiary, to or for the benefit of the officers, directors, employees, independent contractors or consultants of SBT or any SBT Subsidiary.

                          "SBT RECORD HOLDERS" means those Persons who shall be
the holders of record of any of the issued and outstanding shares of SBT Common Stock immediately prior to the Effective Time.

                          "SEC DOCUMENTS" shall mean all forms, proxy
statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                          "SEC" shall mean the United States Securities and
Exchange Commission, or any successor thereto.

                          "SECURITIES LAWS" shall mean the 1933 Act, the 1934
Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.

                          "SHAREHOLDERS MEETING" shall mean the special meeting
of the shareholders of SBT to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

                          "STOCK OPTION AGREEMENT" shall mean the Stock Option
Agreement of even date herewith issued to UPC by SBT, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

                          "SUBSIDIARIES" shall mean all of those Persons of
which the entity in question owns or controls 5% or more of the outstanding voting equity securities or equity interest, either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities or equity interest is owned directly or indirectly by its parent; provided, however, that there shall not be included any Person acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, or any such Person the equity securities or equity interest of which are owned or controlled in a fiduciary capacity or through a small business development corporation.

                          "SURVIVING CORPORATION" shall mean Union Planters
Community Bancorp, Inc., as the corporation resulting from and surviving the consummation of the Merger as set forth in Section 1.1 of this Agreement.

                          "TAX" or "TAXES" shall mean any federal, state,
county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto

                          "TENNESSEE CODE" shall mean the Tennessee Code
Annotated, as amended.

                          "UPC" shall mean Union Planters Corporation, a
corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.


                          "UPC CAPITAL STOCK" shall mean, collectively, the UPC
Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

                          "UPC COMMON STOCK" shall mean the $5.00 par value
common stock of UPC.

                          "UPC COMPANIES" shall mean, collectively, UPC and all
UPC Subsidiaries.

                          "UPC DISCLOSURE MEMORANDUM" shall mean the written
information entitled "Union Planters Corporation Disclosure Memorandum" delivered prior to the date of this Agreement pursuant to Section 1.9 (post-signing due diligence period) to SBT describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                          "UPC FINANCIAL STATEMENTS" shall mean (i) the
consolidated balance sheets (including related notes and schedules, if any) of UPC as of September 30, 1996, and as of December 31, 1995, and 1994, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the three years ended December 31, 1995, 1994, and 1993, as filed by UPC in SEC Documents, (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

                          "UPC MERGER SUBSIDIARY" shall mean Union Planters
Community Bancorp, Inc., a wholly-owned subsidiary of UPC.

                          "UPC PREFERRED STOCK" shall mean the no par value
preferred stock of UPC and shall include the (i) Series A Preferred Stock, and
(ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

                          "UPC RIGHTS" shall mean the preferred stock purchase
rights issued pursuant to the UPC Rights Agreement.

                          "UPC RIGHTS AGREEMENT" shall mean that certain Rights
Agreement dated January 19, 1989, between UPC and UPNB, as Rights Agent.

                           "UPC SUBSIDIARIES" shall mean the Subsidiaries of
UPC.

                 (b) Any singular term in this Agreement shall be deemed to include the plural and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         10.2    EXPENSES.

                          (a)     Except as otherwise provided in this Section
10.2, each of the Parties shall bear and pay all direct costs and expenses incur-red by it or on its behalf in connection with the ones contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement based on the relative Asset sizes of the Parties at December 31, 1995.

                 (b) Nothing contained in this Section 10.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         10.3    BROKERS AND FINDERS.  Except as identified and described in
Section 10.3 of the SBT Disclosure Memorandum as to SBT, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the ones contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by SBT or UPC, each of SBT and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         10.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         10.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement and the Plan of Merger has been obtained; provided, that after any such approval by the holders of SBT Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the SBT Record Holders.

         10.6    WAIVERS.

                 (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by SBT, to waive or extend the time for the compliance or fulfillment by SBT of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

                 (b) Prior to or at the Effective Time, SBT, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of SBT under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of SBT.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         10.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, UPC and/or UPC Merger Subsidiary may assign all of their rights hereunder to any other wholly-owned Subsidiary whether now existing or hereinafter acquired or organized. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         10.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to UPC/Merger Sub:             Union Planters Corporation
                                  Post Office Box 387 (for mailing)
                                  Memphis, Tennessee 38147
                                  7130 Goodlett Farms Parkway (for deliveries)
                                  Memphis, Tennessee 38018

                                  Fax: (901) 383-2877
                                  Attn: Mr. Jackson W. Moore, President
                                  Telephone (901) 580-6093
                                  Catherine S. Stallings, Esquire,
                                  General Counsel/Secretary
                                  Telephone (901) 580-6028

If to SBT:                        SBT Bancshares, Inc.
                                  Post Office Box 249 (for mailing)
                                  Selmer, Tennessee 38375-0249
                                  116 South Third Street
                                  Selmer, Tennessee 38375-2114
                                  Fax: (901) 645-6688
                                  Attn: Mr. Richard L. Rankin, Chairman and
                                  Chief Executive Officer
                                  Telephone (901) 645-6187, Ext. 18

         10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         10.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         10.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         10.12 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

         10.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.14 ATTORNEYS' FEES. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         10.15 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.16 REMEDIES CUMULATIVE. All remedies provided in this Agreement, by Law or otherwise, shall be cumulative and not alternative.

                 IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Agreement or has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.


                                        SBT BANCSHARES, INC.

                                        By:  /s/ Richard L. Rankin
                                             -----------------------------------
                                             Richard L. Rankin
                                             Its:  Chairman and Chief Executive
                                                   Officer


ATTEST:

/s/ James E. Hanna
-----------------------------------
James E. Hanna, Secretary

                                        UNION PLANTERS CORPORATION

                                        By:  /s/ Jackson W. Moore
                                             -----------------------------------
                                             Jackson W. Moore
                                             Its:  President and Chief
                                                   Operating Officer
ATTEST:

/s/ Catherine C. Stallings
-----------------------------------
Catherine C. Stallings, Secretary

                                        UNION PLANTERS COMMUNITY HOLDING, INC.

                                        By:  /s/ Jackson W. Moore
                                             -----------------------------------
                                             Jackson W. Moore
                                             Its:  Chairman and President
ATTEST:

/s/ Lynn L. Lanigan
-----------------------------------
Lynn L. Lanigan, Secretary

                               PLAN OF MERGER

                                     OF

                            SBT BANCSHARES, INC.

                                WITH AND INTO

                   UNION PLANTERS COMMUNITY BANCORP, INC.


         Pursuant to this Plan of Merger ("Plan of Merger") dated November 26, 1996, SBT Bancshares, Inc. ("SBT"), a corporation organized and existing under the laws of the State of Delaware, shall be merged with and into Union Planters Community Bancorp, Inc. ("Merger Subsidiary"), a corporation organized and existing under the laws of the State of Tennessee, and which is a wholly owned subsidiary of Union Planters Corporation ("UPC"), a corporation organized and existing under the laws of the State of Tennessee.

                                   ARTICLE 1
                                TERMS OF MERGER

         1.1 The Merger. Subject to the terms and conditions of the Merger Agreement and this Plan of Merger, at the Effective Time, SBT shall be merged with and into Merger Subsidiary in accordance with the provisions of Section 252 of General Corporation Law of the State of Delaware and with the effect provided in Section 252 of General Corporation Law of the State of Delaware (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of the Merger Agreement and this Plan of Merger.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 a.m.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, or at such other place as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree.

         1.3 Effective Time. The Merger and other transactions contemplated by the Merger Agreement and this Plan of Merger shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware (the "Effective Time").

         1.4 Charter. The Charter of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         1.5 Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         1.6 Name. The name of Merger Subsidiary shall remain unchanged after the Effective Time, unless and until otherwise renamed.

         1.7 Directors and Officers. The directors and officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected or appointed, shall serve as the directors and officers of the Surviving Corporation from and after the EffectiveTime in accordance with the bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                                   ARTICLE 2
            MANNER OF CONVERTING SHARES AND OPTIONS; EXCHANGE RATIO

         2.1 Conversion, Cancellation and Exchange of Shares; Exchange Ratio. At the Effective Time, by virtue of the Merger becoming effective and without any action on the part of UPC, Merger Subsidiary, SBT, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) UPC Capital Stock. Each share of UPC Capital Stock, including any associated UPC Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (b) Merger Subsidiary Common Stock. Each share of Merger Subsidiary common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall represent all of the issued and outstanding capital stock of Merger Subsidiary as the Surviving Corporation.

                 (c) SBT Common Stock. Each share of SBT Common Stock (excluding shares held by any SBT Company or any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time and held by the SBT Record Holders shall cease to represent any interest (equity, shareholder or otherwise) in SBT and shall, [except for those shares held by any SBT Record Holders who shall have properly perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time ("SBT Dissenting Shareholders"), whose rights shall be governed by the provisions of Section 262 of General Corporation Law of the State of Delaware, automatically be converted exclusively into, and constitute only the right of each such SBT Record Holder to receive in exchange for such Holder's shares of SBT Common Stock, the Consideration to which the SBT Record Holder is entitled as provided in this Section 2.1(c).

                          (1)     The Exchange Ratio.  Subject to any
adjustments which may be required by an event described in Subsection 2.1(c)(3) below, the number of shares of UPC Common Stock to be exchanged for each share of SBT Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall be based on an exchange ratio (the "Exchange Ratio") of 45.12 shares of UPC Common Stock for each share of SBT Common Stock. The Exchange Ratio is based upon there being no more than an aggregate of 13,569 shares of SBT Common Stock validly issued and outstanding immediately prior to the Effective Time (which for purposes of the Exchange Ratio shall be determined by counting all unexercised SBT Stock Options and any other Rights issued and outstanding immediately prior to the Effective Time, if any, as if they had been fully exercised prior to the Effective Time). Therefore, assuming all SBT Stock Options and Rights, if any, had been exercised prior to the Effective Time, the maximum aggregate number of shares of UPC Common Stock which UPC would be required to issue in exchange for all outstanding shares of SBT Common Stock, based on the Exchange Ratio, would be 612,233 shares of UPC Common Stock. SBT Common Stock held by any SBT Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall not be considered as outstanding immediately prior to the Effective Time for purposes of the Exchange Ratio. No fractional shares of UPC

Common Stock shall be issued in the Merger and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a SBT Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to Article 3 of this Plan of Merger, which cash settlement shall be based upon the Current Market Price Per Share (as defined below) of one (1) full share of UPC Common Stock.

                          (2)     Definition of "Current Market Price Per
Share." The "Current Market Price Per Share" shall be the closing price per share of the UPC Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day prior to the Effective Date.

                          (3)     Effect of Stock Splits, Reverse Stock Splits,
Stock Dividends and Similar Changes in the Capital Stock or Accounts of SBT. Should SBT effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Agreement but prior to the Effective Time, or should there be more than 13,569 shares of SBT Common Stock outstanding immediately prior to the Effective Time, determined consistent with Section 2.1(c)(1) above, the Exchange Ratio may, in UPC's sole discretion if such change in the capital accounts constitutes a breach of any of SBT's representations, warranties or covenants, be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes. Notwithstanding the foregoing, nothing in this subparagraph (3) shall be deemed to be a waiver of the inaccuracy of any representation or warranty or breach of any covenant by SBT set forth herein.

                 (d) Shares Held by SBT or UPC. Each of the shares of SBT Common Stock held by any SBT Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the EffectiveTime and no Consideration shall be issued in exchange therefor.

                 (e) Dissenters' Rights of SBT Shareholders. Any SBT Record Holder of shares of SBT Common Stock who shall comply strictly with the provisions of Section 262 of General Corporation Law of the State of Delaware ("SBT Dissenting Shareholders"), shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the General Corporation Law of the State of Delaware.

         (f) Anti-Dilution Provisions. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.


                                   ARTICLE 3
                               EXCHANGE OF SHARES

         3.1 Exchange Procedures. Promptly after the Effective Time, UPC and SBT shall cause the Exchange Agent to mail to the SBT Record Holders appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of SBT Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the EffectiveTime, each SBT Record Holder of SBT Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Consideration provided in Section 2.1(c) of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 3.2 of this Plan of Merger. To the extent required by Section 2.1(c) of this Plan of Merger, each SBT Record Holder also shall receive, upon surrender of the certificate or certificates representing his or her shares of SBT Common Stock outstanding immediately prior to the Effective Time, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the Consideration to which any SBT Record Holder is entitled as a result of the Merger until such SBT Record Holder surrenders such holder's certificate or certificates representing the shares of SBT Common Stock for exchange as provided in this Section 3.1. The certificate or certificates of SBT Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither UPC nor the Exchange Agent shall be liable to a SBT Record Holder for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of SBT shall constitute ratification of the appointment of the Exchange Agent.

         3.2 Rights of Former SBT Record Holders. At the Effective Time, the stock transfer books of SBT shall be closed as to holders of SBT Common Stock outstanding immediately prior to the Effective Time, and no transfer of SBT Common Stock by any SBT Record Holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Plan of Merger, each certificate theretofore representing shares of SBT Common Stock (other than shares to be canceled pursuant to Section 2.1(d) of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the Consideration provided in Section 2.1 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by SBT in respect of such shares of SBT Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of UPC Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to a SBT Record Holder until such SBT Record Holder surrenders his or her certificate or certificates evidencing SBT Common Stock for exchange as provided in Section 3.1 of this Plan of Merger. However, upon surrender of such SBT Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered dividends and cash payments payable hereunder (without interest), shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 4
                                 MISCELLANEOUS

         4.1 Conditions Precedent. Consummation of the Merger by Merger Subsidiary shall be conditioned on the satisfaction of or waiver by UPC of the conditions precedent to the Merger set forth in Sections 8.1 and 8.2 of the Merger Agreement. Consummation of the Merger by SBT shall be conditioned on the satisfaction of, or waiver by SBT of, of the conditions precedent to the Merger set forth in Sections 8.1 and 8.3 of the Merger Agreement.

         4.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto as provided in Article 9 of the Merger Agreement.

         4.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Merger Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of SBT Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the SBT Record Holders.

         4.4 Assignment. Except as expressly contemplated hereby, neither this Plan of Merger nor the Merger Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, the Merger Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         4.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         4.6 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         4.7 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

         4.8 Definitions. Except as otherwise specifically provided herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

                 IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.

                                        SBT BANCSHARES, INC.


                                        By:  /s/ Richard L. Rankin
                                             -----------------------------------
                                             Richard L. Rankin
                                             Its:  Chairman and Chief
                                             Executive Officer:
ATTEST:

/s/ James E. Hanna
-----------------------------------
James E. Hanna, Secretary


                                        UNION PLANTERS CORPORATION


                                        By:  /s/ Jackson W. Moore
                                             -----------------------------------
                                             Jackson W. Moore
                                             Its:  President and Chief
                                             Operating Officer
ATTEST:

/s/ Catherine C. Stallings
-----------------------------------
Catherine C. Stallings

/s/ Catherine C. Stallings
-----------------------------------
Catherine C. Stallings, Secretary
                                        UNION PLANTERS HOLDING CORPORATION


                                        By:  /s/ Jackson W. Moore
                                             -----------------------------------
                                             Jackson W. Moore
                                             Its:  President and Chief
                                             Operating Officer
ATTEST:

/s/ Lynn L. Lanigan
-----------------------------------
Lynn L. Lanigan, Secretary

                                  APPENDIX B

    Stock Option Agreement between SBT Bancshares, Inc and Union Planters
                  Corporation, dated as of November 26, 1996

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT, dated as of November 26, 1996 (the "Agreement"), by and between SBT Bancshares, Inc., a Tennessee corporation ("SBT"), and Union Planters Corporation, a Tennessee corporation ("UPC").

         WHEREAS, UPC and SBT have entered into that certain Agreement and Plan of Merger, dated as of November 26, 1996 (the "Merger Agreement"), providing for, among other things, the merger of SBT with and into Union Planters Community Bancorp, Inc., a wholly-owned subsidiary of UPC, with Union Planters Community Bancorp, Inc., the wholly-owned subsidiary of UPC as the surviving entity; and

         WHEREAS, as a condition and inducement to UPC's execution of the Merger Agreement, UPC has required that SBT agree, and SBT has agreed, to grant UPC the Option (as defined below);

         NOW, THEREFORE, in consideration of the respective representation, warranties, covenants and agreement set forth herein and in the Merger Agreement, and intending to be legally bound hereby, SBT and UPC agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, SBT hereby grants to UPC an irrevocable option (the "Option") to purchase up to 3183 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $20.00 per share ("SBT Common Stock"), of SBT at a purchase price per Option Share (the "Purchase Price") equal to $957.00 {the book value per share of SBT Common Stock calculated in accordance with generally accepted accounting principals as of the last day of the month preceding the month in which this Agreement is executed}.

         3. Exercise of Option. (a) Provided that (i) UPC shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, UPC may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of
(A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by UPC pursuant to Section 9.1(b) (but only if such termination was a result of a breach by SBT) or Section 9.1(c) thereof or by UPC and SBT pursuant to Section 9.1(a) thereof if UPC shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 9.1(b) (but only if such termination was a result of a breach by SBT) or Section 9.1(c) thereof (each a "Default Termination"), (C) 12 months after the termination of the Merger Agreement by UPC pursuant to a Default Termination, provided, however, that the 12-month time period provided herein shall be extended for 30 days in the event a Purchase Event or a Preliminary Purchase Event shall have occurred or is discerned to be reasonably likely to occur within the last 30 days of such 12-month period, and (D) 12 months after termination of the Merger Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the BHC Act. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

         (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                 (i) without UPC's prior written consent, SBT shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than UPC or any subsidiary of UPC) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving SBT or any of its Subsidiaries (other than transactions solely between SBT's Subsidiaries), (B) except as permitted pursuant to Section 6.1 of the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of assets of SBT or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of SBT and its Subsidiaries, or (C) the issuance, sale or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of SBT or any of its Subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                 (ii) any person (other than UPC or any subsidiary of UPC) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of SBT Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                 (i) any person (other than UPC or any Subsidiary of UPC) shall have commenced (as such term is defined in Rule 14d-2 under the 1934 Act), or shall have filed a registration statement under the 1933 Act with respect to, a tender offer or exchange offer to purchase any shares of SBT Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of SBT Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                 (ii) the holders of SBT Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or SBT's Board of Directions shall have withdrawn or modified in a manner adverse to UPC the recommendation of SBT's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than UPC or any Subsidiary of UPC) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction,
         (B) commenced a Tender Offer or filed a registration statement under the 1933 Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the BHC Act, the Bank Merger Act, or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the 1934 Act.

         (d) In the event UPC wishes to exercise the Option, it shall send to SBT a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Federal Reserve, or any of the other Regulatory Authorities is required in connection with such purchase, SBT shall cooperate with UPC in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

         4. Payment and Delivery of Certificates. (a) On each Closing Date, UPC shall (i) pay to SBT, in immediately available funds by wire transfer to a bank account designated by SBT, an amount equal to the Purchase Price multiplied by the number of Options Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the SBT at the address of the SBT specified in Section 12(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) SBT shall deliver to UPC (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of SBT Common Stock purchasable hereunder, and (ii) UPC shall deliver to SBT a letter agreeing that UPC shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                 THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 26, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE SBT OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if UPC shall have delivered to SBT a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to SBT and its counsel, to the effect that such legend is not required for purposes of the 1933 Act.

         5. Representations, Warranties and Covenants of SBT. SBT hereby represents and warrants to UPC as follows:

         (a) SBT has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SBT. This Agreement has been duly executed and delivered by SBT. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by SBT with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, condition or provisions of any material note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which SBT is bound, or
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SBT or any of its properties or assets. No consent or approval by any Regulatory Authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the Federal Reserve, is required of SBT in connection with the execution and delivery by SBT of this Agreement or the consummation by SBT of the transactions contemplated hereby.

         (b) SBT has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver SBT Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of SBT Common Stock necessary for UPC to exercise the Option, and SBT will take all necessary corporate action to authorize and reserve for issuance all additional shares of SBT Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of SBT Common Stock to be issued upon due exercise of the Option, including all additional shares of SBT Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of SBT.

         (c) SBT shall give UPC prompt written notice of the occurrence of a Purchase Event or a Preliminary Purchase Event or upon becoming aware of any facts and circumstances which would lead a reasonably, prudent person to believe that a Purchase Event or a Preliminary Purchase Event is reasonably likely to occur.

         6. Representations and Warrants of UPC. UPC hereby represents and warrants to SBT that:

         (a) UPC has all requisite corporate power and authority to enter into this Agreement and subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UPC. This Agreement has been duly executed and delivered by UPC.

         (b) This Option is not being, and any Option Shares or other securities acquired by UPC upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7. Adjustment Upon Changes in Capitalization, Etc. (a) In the event of any change in SBT Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that UPC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that UPC would have received in respect of SBT Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of SBT Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of SBT Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of SBT Common Stock previously issued pursuant hereto, equals 19% of the number of shares of SBT Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that SBT shall enter into an agreement: (i) to consolidate with or merge into any person, other than UPC or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than UPC or one of its Subsidiaries, to merge into SBT and SBT shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of SBT Common Stock shall be changed into or exchanged for stock or other securities of SBT or any other person or cash or any other property or the outstanding shares of SBT Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than UPC or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of UPC, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the SBT (in each case, such person being referred to as the "Substitute Option SBT").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to UPC. The Substitute Option SBT shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the SBT Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the SBT Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

         (e)     The following terms have the meanings indicated:

                 (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with SBT (if other than SBT), (y) SBT in a merger in which SBT is the continuing or surviving person, and (z) the transferee of all or any substantial part of the SBT's assets (or the assets of its Subsidiaries).

                 (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option SBT upon exercise of the Substitute Option.

                 (iii) "Assigned Value" shall mean the highest of (w) the price per share of the SBT Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than UPC),
         (x) the price per share of the SBT Common Stock to be paid by any person (other than the UPC) pursuant to an agreement with SBT, (y) the highest closing sales price per share of SBT Common Stock quoted on the NASDAQ National Market (or if SBT Common Stock is not quoted on the NASDAQ National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by UPC) within the six-month period immediately preceding the agreement; and (z) in the event such shares are not so listed or quoted on a principal trading market, the highest price any such shares traded in an arm's length transaction within the twelve (12) month period immediately preceding the agreement as determined by UPC in good faith; provided, however that in the event of a sale of less than all of SBT's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of SBT as determined by a nationally recognized investment banking firm selected by UPC (or by a majority in interest of the UPCs if there shall be more than one UPC (a "UPC Majority")), divided by the number of shares of the SBT Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the SBT Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the SBT Common Stock shall be determined by a nationally recognized investment banking firm mutually elected by UPC and SBT (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by UPC. (If there shall be more than one UPC, any such selection shall be made by a UPC Majority).

                 (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if SBT is the SBT of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by SBT, the person merging into SBT or by any company which controls or is controlled by such merger person, as UPC may elect.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option SBT shall make a cash payment to UPC equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by UPC (or a UPC Majority).

         (g) SBT shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of SBT hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of the Substitute Common Stock are in no way distinguishable from or have lesser economic value that other shares of common stock issued by the Substitute Option SBT).

         (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "SBT," "Option," "Purchase Price" and "SBT Common Stock" shall be deemed to be references to "Substitute Option SBT," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8. Repurchase at the Option of UPC. (a) Subject to the last sentence of Section 3(a), at the request of UPC at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d) and ending 12 months immediately thereafter, SBT shall repurchase from UPC the Option and all shares of SBT Common Stock purchased by UPC pursuant thereto with respect to which UPC then has beneficial ownership. The date on which UPC exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                 (i) the aggregate Purchase Price paid by UPC for any shares of SBT Common Stock acquired pursuant to the Option with respect to which UPC then has beneficial ownership;

                 (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of SBT Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of SBT Common Stock with respect to which the Option has not been exercised; and

                 (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by UPC for each share of SBT Common Stock with respect to which the Option has been exercised and with respect to which UPC then has beneficial ownership, multiplied by the number of such shares.

         (b) If UPC exercises its rights under this Section 8, SBT shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to UPC in immediately available funds, and contemporaneously with such payment UPC shall surrender to SBT the

Option and the certificates evidencing the shares of SBT Common Stock purchased thereunder with respect to which UPC then has beneficial ownership, and UPC shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve, or any other Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, UPC shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that the SBT deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtainment of any such approval). If the Federal Reserve, or any other Regulatory Authority disapproves of any part of SBT's proposed repurchase pursuant to this Section 8, SBT shall promptly give notice of such fact to UPC. If the Federal Reserve, or other Regulatory Authority prohibits the repurchase in part but no in whole, then UPC shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve, or other Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, an UPC shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. UPC shall notify SBT of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

         Notwithstanding anything herein to the contrary, all of UPC's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of SBT Common Stock paid for any such share by the person or groups described in Section 8(d)(i); (ii) the price per share of SBT Common Stock received by holders of SBT Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii); (iii) the highest closing sales price per share of SBT Common Stock quoted on the NASDAQ National Market (or if SBT Common Stock is not quoted on the NASDAQ National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by UPC) during the 60 business days preceding the Request Date; and (iv) in the event such shares are not so listed or quoted on a principal trading market, the highest price any such shares traded in an arm's length transaction within the twelve (12) month period immediately preceding the agreement as determined by UPC in good faith; provided, however, that in the event of a sale of less than all of SBT's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of SBT as determined by an independent nationally recognized investment banking firm selected by UPC and reasonably acceptable to SBT (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the SBT Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by UPC and reasonably acceptable to SBT, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than UPC or any Subsidiary of UPC) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the 1934
Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 50% or more of the then-outstanding shares of SBT Common Stock; or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii), or 7(b)(iii) shall be consummated.

         9. Registration Rights. (a) SBT shall, subject to the conditions of subparagraph (c) below, if requested by UPC (or if applicable, a UPC Majority), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of SBT Common Stock or other securities that have been acquired by or are issuable to UPC upon exercise of the Option in accordance with the intended method of sale or other disposition stated by UPC in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the 1933 Act or any successor provision, and SBT shall use its best efforts to qualify such shares or other securities for sale under any applicable state Securities Laws.

         (b) If SBT at any time after the exercise of the Option proposes to register any shares of SBT Common Stock under the Securities Laws in connection with an underwritten public offering of such SBT Common Stock, SBT will promptly give written notice to UPC (and any permitted transferee) of its intention to do so and, upon the written request of UPC (or any such permitted transferee of UPC) given within 30 days after receipt of any such notice (which request shall specify the number of shares of SBT Common Stock intended to be included in such underwritten public offering by UPC (or such permitted transferee)), SBT will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that SBT may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons; or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4; provided, further, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of SBT Common Stock, with respect to which SBT shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, SBT shall make appropriate allocation of shares to be registered among UPC (and any such permitted transferee desiring to register their shares) and any other person (other than SBT) who or which is permitted to register their shares of SBT Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such holder bears to the total number of shares requested to be registered by all such holders then desiring to have SBT Common Stock registered for sale.

         (c) SBT shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that SBT may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided SBT shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by SBT, and SBT shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                 (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 9.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 8.1(a) of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                 (ii)     on more than two occasions;

                 (iii)    more than once during any calendar year;

                 (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                 (v) unless a request therefor is made to SBT by the holder or holders of at least 25% or more of the aggregate number of Option Shares then outstanding.

         In addition to the foregoing, SBT shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. SBT shall use all reasonable efforts to make any filings, and take all steps, under all applicable Securities Laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that SBT shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d) Except where applicable state law prohibits such payments, SBT will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), accounting expenses, legal expenses including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if SBT so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the holders of Option Shares being registered and any other expenses incurred by such holders in connection any such registration shall be borne by such holders.

         (e)     In connection with any registration under subparagraph (a) or
(b) above SBT hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the 1933 Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by SBT in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to SBT by such indemnified party expressly for use therein, and SBT and each officer, director and controlling person of SBT shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by SBT in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to SBT by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this subparagraph
(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by SBT, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of SBT, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to subparagraph (a) or
(b) above, SBT and each holder of any Option Shares (other than UPC) shall enter into an agreement containing the indemnification provisions of the subparagraph (e).

         (f) SBT shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. SBT shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) SBT will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save UPC harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If SBT Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the

NASDAQ National Market or any securities exchange, SBT, upon the request of UPC, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of SBT Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ National Market or any securities exchange and will use its best efforts to obtain approval, if required, or such quotation or listing as soon as practicable.

         11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of UPC, upon presentation and surrender of this Agreement at the principal office of SBT for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of SBT Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein including any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by SBT of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, SBT will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of SBT, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.     Miscellaneous.  (a) Expenses.  Except as otherwise provided in
Section 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement: No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between UPC and SBT (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Sharers or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit UPC to acquire, or does not require SBT to repurchase, the full number of shares of SBT Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of SBT to allow UPC to acquire or to require SBT to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to SBT to:            SBT Bancshares, Inc.
                                  116 S. Third Street
                                  Selmer, Tennessee 38375-2114
                                  Telephone Number: (901) 645-6187
                                  Telecopy Number: (901) 645-6688
                                  Attention: Richard L. Rankin, Chairman & CEO

         If to UPC to:            Union Planters Corporation
                                  7130 Goodlett Farms Parkway
                                  Memphis, Tennessee 38108
                                  Telephone Number: (901) 580-6093
                                  Telecopy Number: (901) 580-2877
                                  Attention: Jackson W. Moore - President

         and                      Union Planters Corporation
                                  7130 Goodlett Farms Parkway
                                  Memphis, Tennessee 38108
                                  Telephone Number: (901) 580-6028
                                  Telecopy Number: (901) 580-2939
                                  Attention: Catherine C. Stallings, Esq. -
                                  General Counsel

         with a copy to:          Wyatt, Tarrant & Combs
                                  6075 Poplar Avenue
                                  Suite 650
                                  Memphis, Tennessee 38119
                                  Telephone Number: (901) 537-1023
                                  Telecopy Number: (901) 537-1010
                                  Attention: R. Nash Neyland, Esq.

         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other party, except that UPC may assign this Agreement to a wholly owned subsidiary of UPC and UPC may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by UPC, SBT and UPC shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, SBT and UPC have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                        SBT BANCSHARES, INC.


ATTEST:

By:  /s/ James E. Hanna                 By:  /s/ Richard L. Rankin
   -------------------------------           -----------------------------------
     Secretary                               Chairman of the Board and
                                             Chief Executive Officer

[CORPORATE SEAL]

ATTEST:                                 UNION PLANTERS CORPORATION

By:  /s/ Catherine C. Stallings         By:  /s/ Jackson W. Moore
   -------------------------------           -----------------------------------
     Catherine C. Stallings                  Jackson W. Moore
     Secretary                               President

[CORPORATE SEAL]

                                   APPENDIX C

Audited Consolidated Financial Statements of SBT Bancshares, Inc. as of and for
             the year ended December 31, 1996 (and notes thereto)

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of SBT Bancshares, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of SBT Bancshares, Inc. and its subsidiary (the "Company") at December 31, 1996, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




/s/ PRICE WATERHOUSE LLP
------------------------------
PRICE WATERHOUSE LLP

Memphis, Tennessee
February 7, 1997

SBT BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
---------------------------------------------------------------------------

ASSETS

    Cash and due from banks                                                  $   4,054
    Federal funds sold                                                           1,500
    Investment securities
      Available-for-sale (Amortized cost: $37,133)                              37,607
      Held-to-maturity (Fair value:$1,140)                                       1,159
    Loans, net of unearned interest                                             52,635
      Less:  Allowance for losses on loans                                      (1,052)
                                                                             ---------

           Net loans                                                            51,583

    Premises and equipment, net                                                    387
    Accrued interest receivable                                                  1,234
    Income taxes receivable                                                        356
    Deferred tax asset, net                                                        163
    Other assets                                                                    60
                                                                             ---------

           TOTAL ASSETS                                                      $  98,103
                                                                             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

    Deposits
      Noninterest-bearing                                                    $  11,598
      Certificates of deposit of $100,000 and over                               5,524
      Other interest-bearing, including NOW accounts of $3,203                  66,766
                                                                             ---------

           Total deposits                                                       83,888

    Accrued interest payable                                                       454
    Other liabilities                                                               90
                                                                             ---------

           TOTAL LIABILITIES                                                    84,432

    Stockholders' equity
      Common stock, $20 par value; 50,500 shares authorized, 15,500
       issued and outstanding                                                      310
      Additional paid-in capital                                                    70
      Retained earnings                                                         13,741
      Unrealized gain on available-for-sale investment securities, net             294
      Treasury stock, at cost, 1,931 shares                                       (744)
                                                                             ---------
           TOTAL STOCKHOLDERS' EQUITY                                           13,671
                                                                             ---------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  98,103
                                                                             =========



  The accompanying notes are an integral part of these consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------



INTEREST INCOME

    Interest and fees on loans                                               $   4,596
    Interest on investment securities
      Taxable                                                                    1,820
      Nontaxable                                                                   783
    Interest on federal funds sold                                                  93
                                                                             ---------

           Total interest income                                                 7,292
                                                                             ---------

INTEREST EXPENSE

    Interest on deposits                                                         3,487
                                                                             ---------

           Net interest income                                                   3,805

Provision for losses on loans                                                      772
                                                                             ---------

           Net interest income after provision for losses on loans               3,033

NONINTEREST INCOME

    Service charges on deposit accounts                                            145
    Investment securities gains, net                                                30
    Other                                                                           39
                                                                             ---------
           Total noninterest income                                                214
                                                                             ---------

NONINTEREST EXPENSE

    Salaries and employee benefits                                               1,029
    Occupancy and equipment                                                        347
    Other                                                                          270
                                                                             ---------

           Total noninterest expense                                             1,646
                                                                             ---------
           EARNINGS BEFORE INCOME TAXES                                          1,601

Income taxes                                                                       382
                                                                             ---------
           NET EARNINGS                                                      $   1,219
                                                                             =========

EARNINGS PER SHARE                                                           $   89.84
                                                                             =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                      13,569
                                                                             =========

The accompanying notes are an integral part of these consolidated financial statements.

SBT BANCSHARES, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1996
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------



                                                                       UNREALIZED
                                                                       GAIN ON
                                                                      AVAILABLE-
                                                  ADDITIONAL           FOR-SALE
                                           COMMON  PAID-IN  RETAINED  INVESTMENT       TREASURY
                                            STOCK  CAPITAL  EARNINGS  SECURITIES, NET    STOCK       TOTAL
                                            -----  -------  --------  ---------------    -----       -----
Balance at January 1, 1996                  $310    $70    $ 12,685       $ 696          $(744)    $ 13,017

    Net earnings                             --      --       1,219        --             --          1,219

    Dividends - $12.00 per share             --      --        (163)       --             --           (163)

    Change in unrealized gain on
     available-for-sale investment
     securities, net of applicable
     taxes                                   --      --        --          (402)          --           (402)
                                            ----    ---    --------       -----          -----     --------

Balance at December 31, 1996                $310    $70    $ 13,741       $ 294          $(744)    $ 13,671
                                            ====    ===    ========       =====          =====     ========




The accompanying notes are an integral part of these consolidated financial statements.

SBT BANCSHARES, INC. and SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

OPERATING ACTIVITIES
    Net earnings                                                                               $  1,219

    Adjustments to reconcile net earnings to net cash provided by operating activities:
      Provision for losses on loans                                                                 772
      Depreciation                                                                                   76
      Investment securities gains, net                                                              (30)
      Deferred tax benefit                                                                         (213)
      Net accretion of investment securities                                                       (183)
      (Increase) in assets:
         Accrued interest receivable                                                               (130)
         Income taxes receivable                                                                    (86)
         Other assets                                                                               (21)
      Increase (decrease) in liabilities:
         Accrued interest payable                                                                    23
         Other liabilities                                                                          (30)
                                                                                               --------

         Net cash provided by operating activities                                                1,397
                                                                                               --------

INVESTING ACTIVITIES
    Purchases of available-for-sale investment securities                                       (16,695)
    Proceeds from sale of available-for-sale investment securities                                9,082
    Proceeds from maturities and repayment of available-for-sale investment securities            7,914
    Proceeds from maturities and repayment of held-to-maturity investment securities                285
    Net increase in loans                                                                        (4,809)
    Purchases of premises and equipment                                                             (15)
    Proceeds from sales of other real estate owned                                                   30
                                                                                               --------

         Net cash used by investing activities                                                   (4,208)
                                                                                               --------

FINANCING ACTIVITIES
    Net increase in deposits                                                                      2,582
    Cash dividends                                                                                 (163)
                                                                                               --------
         Net cash provided by financing activities                                                2,419
                                                                                               --------
CASH AND CASH EQUIVALENTS
    Net decrease                                                                                   (392)
    Beginning of year                                                                             5,946
                                                                                               --------
    End of year                                                                                $  5,554
                                                                                               ========

SUPPLEMENTAL DISCLOSURES
    Cash paid for interest                                                                     $  3,464
    Cash paid for income taxes                                                                      626



The accompanying notes are an integral part of these consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS. SBT Bancshares, Inc. (the "Company") is a Delaware chartered bank holding company headquartered in Selmer, Tennessee. The Company through its wholly-owned subsidiary, Selmer Bank & Trust Company (the "Bank"), provides financial services to the communities in which it operates, including consumer and commercial lending and other ancillary financial services traditionally furnished by financial institutions.

The accounting and reporting policies of the Company and the Bank conform with generally accepted accounting principles and general practices of the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant estimate relates to the adequacy of the allowance for losses on loans. Actual results could differ from those estimates. The Company and the Bank are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies. The following is a description of the more significant accounting policies:

BASIS OF PRESENTATION. The consolidated financial statements include the accounts of the Company and the Bank after elimination of intercompany accounts and transactions.

STATEMENT OF CASH FLOWS. For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

INVESTMENT SECURITIES. Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which was adopted by the Company effective January 1, 1994, addresses the accounting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The investment securities covered by this standard are to be classified into three categories: (i) debt securities for which the institution has a positive intent and ability to hold to maturity are classified as "held-to-maturity" and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and reported at fair value, with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported net of deferred taxes as a separate component of stockholders' equity.

The Bank's investment portfolio consists of securities classified as held-to-maturity and available-for-sale. Investment securities classified as held-to-maturity consist of securities which management has the intent and ability to hold to maturity, primarily investments held for tax purposes. These securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income on a basis that approximates the constant yield method.

Gains and losses on the sale of investment securities are recorded when realized on a specific identity basis or when, in the opinion of management, an unrealized loss is other than temporary

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


in nature. All investment securities transactions are recorded using a method which approximates trade-date accounting.

LOANS. Loans are stated at the principal amount outstanding less unearned interest. Interest income on loans is accrued using a simple interest method, except for unearned income which is recorded as income using a method which approximates the interest method. Loan origination fees and direct loan origination costs are recognized currently as income and period costs, respectively, and do not vary materially from the results that would be recorded using the deferral method prescribed by SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

Loans are generally placed on nonaccrual status and interest is not recorded currently if payment in full of principal or interest is not expected or when the payment of principal or interest is more than 90 days past due, unless it is both well-secured and in the process of collection. Interest income previously accrued is reversed at that time. Income recognition on installment loans is discontinued and the loan is charged off when the full principal and interest is determined uncollectible by management.

The Company adopted the provisions of SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, during 1995. SFAS No. 114 prescribes a valuation methodology for impaired loans as defined by the statement. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms in the loan agreement. An impaired loan must be valued using the present value of expected cash flows discounted at the loan's effective interest rate, the loan's observable market value, or the fair value of the loan's underlying collateral. The adoption of these standards had no impact on the allowance for losses on loans or on net income for the year ended December 31, 1996, and the related disclosures are not significant.

ALLOWANCE FOR LOSSES ON LOANS. The allowance for losses on loans represents management's estimate of potential losses inherent in the existing loan portfolio. The allowance for losses on loans is increased by provisions for losses on loans charged to expense and reduced by loans charged off, net of recoveries. Provisions for losses on loans are determined based on management's evaluation of past loan loss experience, current and anticipated economic conditions, the level of classified and nonperforming loans, the composition and size of the portfolio, reviews and evaluations of specific loans, and the results of regulatory examinations. The allowance for losses on loans is maintained at a level considered adequate by management to provide for losses in the existing loan portfolio. In evaluating the adequacy of the allowance, management makes certain estimates and assumptions which are susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

PREMISES AND EQUIPMENT. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation provisions are computed principally on accelerated methods over the estimated useful lives of the assets (buildings and improvements - 10 to 30 years; furniture and fixtures - 5 to 7 years).

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SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------



OTHER REAL ESTATE. Other real estate represents real estate acquired through foreclosure and is stated at the lower of the recorded amount of the loan or the net realizable value (which approximates the fair value) of the underlying real estate. Any losses at foreclosure are charged to the allowance for loan losses. Any subsequent reduction is charged to expense.

INCOME TAXES. The Company and Bank file consolidated federal and state income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If based on management's estimates it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is provided.

EARNINGS PER SHARE. Earnings per share amounts are based on the weighted average common shares outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS. SFAS No. 126, Exemption from Certain Required Disclosures about Financial Instruments for Certain Nonpublic Entities provides exemption for certain entities from the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. The Company meets the criteria for this exemption and has not presented such information.

NOTE 2 - RESTRICTIONS ON CASH

The Company is required by the Federal Reserve Board to maintain average reserve balances. The average required balance to be maintained for such purpose during 1996 was approximately $579,000, which is included in cash and due from banks in the accompanying consolidated balance sheet.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


NOTE 3 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities at December 31, 1996 are summarized as follows (in thousands):


                                                                                  UNREALIZED
                                                            AMORTIZED             ----------             FAIR
                                                              COST             GAINS      LOSSES         VALUE
                                                           -----------       -------     --------      ---------
AVAILABLE-FOR-SALE
    U.S. Government agencies
    Mortgage-backed and related securities                 $    21,513       $   139     $    174      $  21,478
     Obligations of states and political
      subdivisions                                              15,620           555           46         16,129
                                                           -----------       -------     --------      ---------
          Total available-for sale                         $    37,133       $   694     $    220      $  37,607
                                                           ===========       =======     ========      =========

HELD-TO-MATURITY
    Obligations of states and political
     subdivisions                                          $     1,159       $     1     $     20      $   1,140
                                                           ===========       =======     ========      =========
          Total                                            $    38,292       $   695     $    240      $  38,747
                                                           ===========       =======     ========      =========

The Company had gross realized gains of $47,000 and gross realized losses of $17,000 during 1996.

The following table presents the contractual maturities of investment securities at December 31, 1996 (in thousands):

                                                         AVAILABLE-FOR-SALE               HELD-TO-MATURITY
                                                      --------------------------      ------------------------
                                                        AMORTIZED        FAIR         AMORTIZED         FAIR
                                                          COST           VALUE          COST            VALUE
                                                      -----------    -----------      ---------      ---------
Maturing
    Within one year                                   $    11,798    $    11,785      $     133      $     134
    After one but within five years                        13,497         13,721          1,026          1,006
    After five but within ten years                        10,554         10,747              -              -
    After ten years                                         1,284          1,354              -              -
                                                      -----------    -----------      ---------      ---------
       Total                                          $    37,133    $    37,607      $   1,159      $   1,140
                                                      ===========    ===========      =========      =========

Expected maturities of mortgage-backed and related securities along with certain obligations of states and political subdivisions may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

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SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------


Investment securities with a carrying and fair value of approximately $3.2 million at December 31, 1996 were pledged to secure public and trust funds on deposit and for other purposes as required or permitted by law.

NOTE 4 - LOANS

Loans outstanding at December 31, 1996 are summarized as follows (in thousands):

Commercial, financial and agricultural                                  $  3,482
Real estate
     Secured by single-family residential properties                      30,377
     Commercial, construction and land development                         5,946
Consumer                                                                  11,316
Other loans                                                                2,152
                                                                        --------

     Total gross loans                                                    53,273

Unearned interest                                                           (638)
                                                                        --------
     Total loans, net of unearned interest                              $ 52,635
                                                                        ========

     Nonaccrual loans                                                   $     95
                                                                        ========

     Loans 90 days or more past due and still accruing interest         $    153
                                                                        ========

There were no material outstanding unfunded commitments related to the above nonperforming loans at December 31, 1996. Interest which would have been earned under the original terms on nonaccrual loans did not materially differ from that actually recorded.

CONCENTRATION OF CREDIT RISK. The Company's lending activities are concentrated in McNairy, Hardeman and Hardin Counties, Tennessee. The Company's loan portfolio is primarily concentrated in single-family residential and consumer loans. The loans are collateralized by various security interests, including but not limited to real estate, mortgages, equipment, automobiles and deposits. In some instances loans are extended on an unsecured basis.

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SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


FINANCIAL INSTRUMENTS. The Company, through the issuance of letters of credit, is a party to financial instruments with off-balance-sheet credit risk in the normal course of business in order to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in the consolidated balance sheet. The Company follows the same credit policies in making commitments and contractual obligations as it does for on-balance-sheet instruments. The contractual amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments. Off-balance-sheet contractual amounts at December 31, 1996 in the form of standby, commercial and similar letters of credit totaled $10,000. Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party and are not reflected in the Company's financial statements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company, in some cases, holds various types of collateral to support those commitments for which collateral is deemed necessary.
The letter of credit outstanding at December 31, 1996 expires in 1997.


NOTE 5 - ALLOWANCE FOR LOSSES ON LOANS

The following summarizes the changes in the allowance for losses on loans for the year ended December 31, 1996 (in thousands):

Balance, January 1, 1996                                        $   492
    Provision for losses on loans                                   772
    Recoveries of loans previously charged off                       68
    Loans charged off                                              (280)
                                                                -------

Balance, December 31, 1996                                      $ 1,052
                                                                =======

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SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------


NOTE 6 - PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31, 1996 is as follows (in thousands):

Land                                                  $   155
Buildings and improvements                              1,052
Furniture, fixtures and equipment                         255
Automobiles                                                17
                                                      -------
                                                        1,479

Less accumulated depreciation                          (1,092)
                                                      -------

    Premises and equipment, net                       $   387
                                                      =======


NOTE 7 - DEPOSITS

At December 31, 1996, the scheduled maturities of interest-bearing deposits are as follows (in thousands):

    1997                                                                     $   51,051
    1998                                                                          1,111
    1999                                                                            318
    2000                                                                            609
                                                                             ----------

    Total time deposits                                                          53,089
                                                                             ----------
    Interest-bearing deposits with no stated maturity                            19,201
                                                                             ----------

         Total interest-bearing deposits                                     $   72,290
                                                                             ==========


NOTE 8 - EMPLOYEE STOCK OWNERSHIP PLAN

The Company maintains an employee stock ownership plan (the "ESOP") which covers substantially all full-time employees. The Company's annual contributions to the ESOP are discretionary and are determined by the Board of Directors. During 1996, the Company contributed $66,000 to the ESOP. The ESOP is the most significant stockholder of the Company as of December 31, 1996 and owns 1,616 shares of the Company's common stock, all of which were allocated to participants.

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SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 9 - PARENT COMPANY ONLY FINANCIAL INFORMATION

                            CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                                   1996
                                                                                ----------
ASSETS

Cash due from Bank (1)                                                          $       63
Investment in the Bank (1)                                                          13,608
                                                                                ----------

          Total assets                                                          $   13,671
                                                                                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                                                     $       -

Stockholders' equity                                                                13,671
                                                                                ----------
          Total liabilities and stockholders' equity                            $   13,671
                                                                                ==========



                         CONDENSED STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                                YEAR ENDED
                                                                             DECEMBER 31, 1996
                                                                             -----------------
Dividends from Bank (1)                                                          $     186
Equity in undistributed income of Bank (1)                                           1,033
                                                                                 ---------

         Net income                                                              $   1,219
                                                                                 =========


(1)  Eliminated in consolidation

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SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 9 - PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED

                       CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         YEAR ENDED
                                                                      DECEMBER 31, 1996
                                                                      -----------------
OPERATING ACTIVITIES
         Net income                                                       $ 1,219
         Equity in undistributed income of Bank                            (1,033)
                                                                          -------

                    Net cash provided by operating activities                 186
                                                                          -------


FINANCING ACTIVITIES
         Cash dividends paid                                                 (163)
                                                                          -------
                    Net cash used by financing activities                    (163)
                                                                          -------

CASH AND CASH EQUIVALENTS
         Net increase                                                          23
         Beginning of year                                                     40
                                                                          -------
         End of year                                                      $    63
                                                                          =======

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 10 - INCOME TAXES

The components of income tax expense for the year ended December 31, 1996 are as follows (in thousands):

Current expense
        Federal                                                                $ 465
        State                                                                    130
                                                                               -----

              Total current expense                                              595
                                                                               -----

Deferred benefit
        Federal                                                                 (179)
        State                                                                    (34)
                                                                               -----

              Total deferred benefit                                            (213)
                                                                               -----
                  Income tax expense                                           $ 382
                                                                               =====

The net deferred tax asset is comprised of the following at December 31, 1996 (in thousands):

Gross deferred tax assets:
   Allowance for loan losses                                                   $ 331
   Accumulated depreciation on premises and equipment                             12
                                                                               -----
              Total deferred tax assets                                          343
                                                                               -----

Gross deferred tax liabilities:
   Unrealized gain on available-for-sale investment securities                  (180)
                                                                               -----
              Deferred tax asset, net                                          $ 163
                                                                               =====

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


A reconciliation of the statutory federal income tax rate to the effective tax rate for the year ended December 31, 1996 is as follows (dollars in thousands):

                                                                                         % OF
                                                                                        PRE-TAX
                                                                          AMOUNT        INCOME
                                                                          ------        ------
Computed "expected" tax                                                   $   544       34.00%
State income taxes, net of federal benefit                                     63        3.94
Tax-exempt income, net of disallowed interest expense                        (225)     (14.08)
                                                                          -------      ------
     Income tax expense                                                   $   382       23.86%
                                                                          =======      ======


NOTE 11 - RELATED PARTY TRANSACTIONS

The Company had outstanding loans to executive officers, directors, and principal stockholders and their affiliates totaling $285,000 at December 31, 1996. During 1996, $232,000 in new loans were made and $190,000 were repaid. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Management does not expect any losses from the outstanding related party loans nor are any of these loans on nonaccrual status.

The Company paid $3,700 in legal fees to a member of the Board of Directors during 1996.


NOTE 12 - REGULATORY CAPITAL AND DIVIDENDS RESTRICTIONS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation ("FDIC") categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Company's actual and required capital amounts and ratios are not materially different from the Bank's capital amounts and ratios.

The Bank's actual capital amounts and ratios are as follows:

                                                                                                  TO BE WELL
                                                                                              CAPITALIZED UNDER
                                                                   FOR CAPITAL                PROMPT CORRECTIVE
                                            ACTUAL               ADEQUACY PURPOSES             ACTION PROVISIONS
                                     AMOUNT       RATIO        AMOUNT          RATIO         AMOUNT         RATIO
                                     ------       -----        ------          -----         ------         -----
As of December 31, 1996
Total Capital
 (to Risk Weighted Assets)          $ 14,045      26.53%       $  4,235        >8.0%        $  5,294       >10.0%
                                                                               -                           -
Tier I Capital
 (to Risk Weighted Assets)            13,378      25.27%          2,118        >4.0%           3,176        >6.0%
                                                                               -                            -
Tier I Capital
 (to Average Assets)                  13,378      13.81%          3,875        >4.0%           4,844        >5.0%
                                                                               -                            -

The amount of dividends which the Bank may pay to the Company is limited by applicable laws and regulations. The Bank is incorporated under the laws of the state of Tennessee and may pay dividends only to the extent of their unreserved and unrestricted additional paid-in capital and retained earnings. The FDIC, the Bank's primary regulator, imposes no dollar limit on dividends paid by state-chartered banks but requires maintenance of certain capital levels. The Bank, at a minimum, must maintain total risk-based capital greater than or equal to eight percent (8%) of risk adjusted total assets (as defined). Under the current FDIC capital guidelines, the Bank could pay approximately $10.2 million in dividends. The above amounts may be paid but, as a practical matter, other considerations, including past dividend levels, may affect management's decision with respect to the payment of dividends.

Additionally, the Merger Agreement described in Note 13 restricts the payment of dividends by the Company to stockholders prior to the consummation of the transaction; however, the Company is not otherwise restricted in paying dividends.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 13 - PENDING MERGER

In December 1996, the Board of Directors of the Company approved an Agreement and Plan of Reorganization ("Merger Agreement") with another bank holding company whereby the two parties intend to effectuate a merger of the Company with and into a subsidiary of the other bank holding company. The merger is dependent upon the approval of the stockholders of the Company and various regulatory agencies. Additionally, the Company is restricted from certain activities prior to the consummation of the transaction, including payment of extraordinary dividends.

                                   APPENDIX D

Unaudited Consolidated Financial Statements of SBT Bancshares, Inc. as of December 31, 1995 and for the two years ended December 31, 1995 (and notes thereto)

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------

ASSETS
     Cash and due from banks                                                       $  3,946
     Federal funds sold                                                               2,000
     Investment securities:
       Available-for-sale (Amortized cost:  $37,219)                                 38,341
       Held-to-maturity (Fair value:  $1,336)                                         1,445
     Loans, net of unearned interest                                                 48,038
       Less:  Allowance for losses on loans                                            (492)
                                                                                   --------

       Net loans                                                                     47,546

     Premises and equipment, net                                                        448
     Accrued interest receivable                                                      1,104
     Income taxes receivable                                                            270
     Other real estate owned                                                             30
     Other assets                                                                        39
                                                                                   --------
           TOTAL ASSETS                                                            $ 95,169
                                                                                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits
       Noninterest-bearing                                                         $ 11,492
       Certificates of deposit of $100,000 and over                                   5,207
       Other interest-bearing, including NOW accounts of $3,146                      64,607
                                                                                   --------

           Total deposits                                                            81,306

       Accrued interest payable                                                         431
       Deferred tax liability, net                                                      295
       Other liabilities                                                                120
                                                                                   --------
           TOTAL LIABILITIES                                                         82,152
                                                                                   --------

     Stockholders' equity
       Common stock, $20 par value; 50,000 shares authorized, 15,500
        issued and outstanding                                                          310
       Additional paid-in capital                                                        70
       Retained earnings                                                             12,685
       Unrealized gain on available-for-sale securities, net                            696
       Treasury stock, at cost, 1,931 shares                                           (744)
                                                                                   --------
           TOTAL STOCKHOLDERS' EQUITY                                                13,017
                                                                                   --------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 95,169
                                                                                   ========

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                                                                                      DECEMBER 31,
                                                                                 1995          1994
                                                                               --------      -------
INTEREST INCOME
    Interest and fees on loans                                                 $  4,196      $ 3,523
    Interest on investment securities
       Taxable                                                                    1,853        1,911
       Nontaxable                                                                   615          513
    Interest on federal funds sold                                                  109           87
                                                                               --------      -------

           Total interest income                                                  6,773        6,034
                                                                               --------      -------

INTEREST EXPENSE
    Interest on deposits                                                          3,353        2,566
                                                                               --------      -------

           Net interest income                                                    3,420        3,468
              Provision for losses on loans                                         120          120
                                                                               --------      -------

           Net interest income after provision for losses on loans                3,300        3,348

NONINTEREST INCOME
    Service charges on deposit accounts                                             115          119
    Investment securities (losses) gains, net                                        (1)          17
    Other                                                                            38           58
                                                                               --------      -------

           Total noninterest income                                                 152          194

NONINTEREST EXPENSE
    Salaries and employee benefits                                                  990        1,031
    Occupancy and equipment                                                         320          366
    FDIC insurance premiums and regulatory assessments                              111          184
    Other                                                                           291          283
                                                                               --------      -------

           Total noninterest expense                                              1,712        1,864
                                                                               --------      -------

           EARNINGS BEFORE INCOME TAXES                                           1,740        1,678
Income taxes                                                                        486          459
                                                                               --------      -------

           NET EARNINGS                                                        $  1,254      $ 1,219
                                                                               ========      =======

EARNINGS PER SHARE                                                             $  92.34      $ 89.18
                                                                               ========      =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                       13,580       13,669
                                                                               ========      =======


The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------



                                                                             UNREALIZED
                                                                           GAIN (LOSS) ON
                                                                             AVAILABLE-
                                                      ADDITIONAL              FOR-SALE
                                              COMMON   PAID-IN   RETAINED    INVESTMENT      TREASURY
                                              STOCK    CAPITAL   EARNINGS   SECURITIES, NET    STOCK       TOTAL
                                              -----    -------   --------   ---------------    -----       -----
Balance at January 1, 1994                     $310     $70     $ 10,534      $    --      $  (702)     $ 10,212

    Cumulative effect of the adoption
     of SFAS No. 115, net of
     applicable taxes                            --      --           --        1,097           --         1,097

    Net earnings                                 --      --        1,219           --           --         1,219

    Cash dividends - $12.00 per share            --      --         (163)          --           --          (163)

    Change in unrealized (loss) gain
     on available-for-sale investment
     securities, net of applicable taxes         --      --           --       (1,633)          --        (1,633)

    Other                                        --      --            4           --           --             4
                                               ----     ---     --------      -------      -------      --------

Balance at December 31, 1994                    310      70       11,594         (536)        (702)       10,736

    Net earnings                                 --      --        1,254           --           --         1,254

    Cash dividends - $12.00 per share            --      --         (163)          --           --          (163)

    Change in unrealized (loss) gain
     on available-for-sale investment
     securities, net of applicable taxes -       --      --           --        1,232           --         1,232

    Purchase of Treasury Stock
    - 100 Shares                                 --      --           --           --          (42)          (42)
                                               ----     ---     --------      -------      -------      --------

Balance at December 31, 1995                   $310     $70     $ 12,685      $   696      $  (744)     $ 13,017
                                               ====     ===     ========      =======      =======      ========



The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------


                                                                                                    YEARS ENDED
                                                                                                   DECEMBER 31,
                                                                                              ---------------------
                                                                                                1995         1994
                                                                                              --------      -------
OPERATING ACTIVITIES
    Net earnings                                                                              $  1,254      $ 1,219

    Adjustments to reconcile net earnings to net cash provided by operating activities:
       Provision for losses on loans                                                               120          120
       Provision for losses on other real estate owned                                              17           --
       Depreciation                                                                                 83          105
       Deferred tax expense                                                                         37            6
       Investment securities losses (gains), net                                                     1          (17)
       Net accretion of investment securities                                                     (107)          (7)
       (Increase) decrease in assets:
         Accrued interest receivable                                                              (113)         (28)
         Income taxes receivable                                                                     1         (199)
         Other assets                                                                              (31)         108
       Increase in liabilities:
         Accrued interest payable                                                                   84           58
         Other liabilities                                                                          92           28
                                                                                              --------      -------

         Net cash provided by operating activities                                               1,438        1,393
                                                                                              --------      -------

INVESTING ACTIVITIES
    Proceeds from sale of available-for-sale investment securities                               8,711        1,023
    Proceeds from sale of held-to-maturity investment securities (Note 3)                          500           --
    Purchases of available-for-sale investment securities                                      (18,047)      (4,920)
    Purchases of held-to-maturity investment securities                                         (1,016)      (7,143)
    Proceeds from maturities and repayment of available-for-sale investment securities           6,679        8,915
    Proceeds from maturities and repayment of held-to-maturity investment securities             1,839        1,500
    Net increase in loans                                                                       (4,167)      (7,019)
    Purchases of premises and equipment                                                            (11)         (77)
                                                                                              --------      -------

       Net cash used by investing activities                                                    (5,512)      (7,721)
                                                                                              --------      -------

FINANCING ACTIVITIES
    Net increase in deposits                                                                     3,342        5,310
    Purchases of treasury stock                                                                    (42)          --
    Cash dividends paid                                                                           (163)        (163)
    Other                                                                                           --            4
                                                                                              --------      -------

         Net cash provided by financing activities                                               3,137        5,151
                                                                                              --------      -------

CASH AND CASH EQUIVALENTS
    Net decrease                                                                                  (937)      (1,177)
    Beginning of year                                                                            6,883        8,060
                                                                                              --------      -------
    End of year                                                                               $  5,946      $ 6,883
                                                                                              ========      =======

SUPPLEMENTAL DISCLOSURES
    Cash paid for interest                                                                    $  3,269      $ 2,505
    Cash paid for income taxes                                                                     456          604



The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS. SBT Bancshares, Inc. (the "Company") is a Delaware chartered bank holding company headquartered in Selmer, Tennessee. The Company through its wholly-owned subsidiary, Selmer Bank & Trust Company (the "Bank"), provides financial services to the communities in which it operates, including consumer and commercial lending and other ancillary financial services traditionally furnished by financial institutions.

The accounting and reporting policies of the Company and the Bank conform with generally accepted accounting principles and general practices of the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant estimate relates to the adequacy of the allowance for losses on loans. Actual results could differ from those estimates. The Company and the Bank are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies. The following is a description of the more significant accounting policies:

BASIS OF PRESENTATION. The consolidated financial statements include the accounts of the Company and the Bank after elimination of intercompany accounts and transactions.

STATEMENT OF CASH FLOWS. For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

INVESTMENT SECURITIES. Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, which was adopted by the Company effective January 1, 1994, addresses the accounting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The investment securities covered by this standard are to be classified into three categories: (i) debt securities for which the institution has a positive intent and ability to hold to maturity are classified as "held-to-maturity" and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" and reported at fair value, with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as "available-for-sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported net of deferred taxes as a separate component of stockholders' equity.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


The adoption of this Statement did not have any effect on the results of operations. The Bank's investment portfolio consists of securities classified as held-to-maturity and available-for-sale. Investment securities classified as held-to-maturity consist of securities which management has the intent and ability to hold to maturity, primarily investments held for tax purposes. These securities are stated at cost adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to interest income on a basis that approximates the constant yield method.

Gains and losses on the sale of investment securities are recorded when realized on a specific identity basis or when, in the opinion of management, an unrealized loss is other than temporary in nature. All investment securities transactions are recorded using a method which approximates trade-date accounting.

LOANS. Loans are stated at the principal amount outstanding less unearned interest. Interest income on loans is accrued using a simple interest method, except for unearned income which is recorded as income using a method which approximates the interest method. Loan origination fees and direct loan origination costs are recognized currently as income and period costs, respectively, and do not vary materially from the results that would be recorded using the deferral method prescribed by SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.

Loans are generally placed on nonaccrual status and interest is not recorded currently if payment in full of principal or interest is not expected or when the payment of principal or interest is more than 90 days past due, unless it is both well-secured and in the process of collection. Interest income previously accrued is reversed at that time. Income recognition on installment loans is discontinued and the loan is charged off when the full principal and interest is determined uncollectible by management.

The Company adopted the provisions of SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures, during 1995. SFAS No. 114 prescribes a valuation methodology for impaired loans as defined by the statement. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms in the loan agreement. An impaired loan must be valued using the present value of expected cash flows discounted at the loan's effective interest rate, the loan's observable market value, or the fair value of the loan's underlying collateral. The adoption of these standards had no impact on the allowance for losses on loans or on net income for the year ended December 31, 1995, and the related disclosures are not significant.

ALLOWANCE FOR LOSSES ON LOANS. The allowance for losses on loans represents management's estimate of potential losses inherent in the existing loan portfolio. The allowance for losses on loans is increased by provisions for losses on loans charged to expense and reduced by loans charged off, net of recoveries. Provisions for losses on loans are determined based on

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

management's evaluation of past loan loss experience, current and anticipated economic conditions, the level of classified and nonperforming loans, the composition and size of the portfolio, reviews and evaluations of specific loans, and the results of regulatory examinations. The allowance for losses on loans is maintained at a level considered adequate by management to provide for losses in the existing loan portfolio. In evaluating the adequacy of the allowance, management makes certain estimates and assumptions which are susceptible to change in the near term. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

PREMISES AND EQUIPMENT. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation provisions are computed principally on accelerated methods over the estimated useful lives of the assets (buildings and improvements - 10 to 30 years; furniture and fixtures - 5 to 7 years).

OTHER REAL ESTATE. Other real estate represents real estate acquired through foreclosure and is stated at the lower of the recorded amount of the loan or the net realizable value (which approximates the fair value) of the underlying real estate. Any losses at foreclosure are charged to the allowance for loan losses. Any subsequent reduction is charged to expense.

INCOME TAXES. The Company and Bank file consolidated federal and state income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. If based on management's estimates that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is provided.

EARNINGS PER SHARE. Earnings per share amounts are based on the weighted average common shares outstanding.


NOTE 2 - RESTRICTIONS ON CASH

The Company is required by the Federal Reserve Board to maintain average reserve balances. The average required balance to be maintained for such purpose during 1995 was approximately $577,000, which is included in cash and due from banks in the accompanying consolidated balance sheet.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities at December 31, 1995 are summarized as follows (in thousands):

                                                  AMORTIZED        UNREALIZED      FAIR
                                                    COST       GAINS     LOSSES    VALUE
                                                    ----       -----     ------    -----
AVAILABLE-FOR-SALE
    U.S. Treasury securities                      $   501     $    2     $ --     $   503
    U.S. Government agencies
       Mortgage-backed and related securities      22,884        354       68      23,170
    Obligations of states and political
      subdivisions                                 13,834        856       22      14,668
                                                  -------     ------     ----     -------

           Total available-for sale               $37,219     $1,212     $ 90     $38,341
                                                  =======     ======     ====     =======

Held-to-maturity
    Obligations of states and political
      subdivisions                                $ 1,445     $    3     $112     $ 1,336
                                                  -------     ------     ----     -------

           Total                                  $38,664     $1,215     $202     $39,677
                                                  =======     ======     ====     =======

The Company had gross realized gains of $121,000 and $110,000 during 1995 and 1994, respectively. The Company had gross realized losses of $122,000 and $93,000 during 1995 and 1994, respectively.

The following table presents the contractual maturities of investment securities at December 31, 1995 (in thousands):

                                                                AVAILABLE-FOR-SALE             HELD-TO-MATURITY
                                                              ------------------------      --------------------
                                                              AMORTIZED        FAIR          AMORTIZED      FAIR
                                                                COST           VALUE           COST         VALUE
                                                              ----------    ----------      --------     -------
Maturing
    Within one year                                           $   12,216    $   12,505      $      -     $     -
    After one but within five years                               16,881        17,404         1,160       1,136
    After five but within ten years                                7,039         7,358           285         200
    After ten years                                                1,083         1,074             -           -
                                                              ----------    ----------      --------     -------

    Total                                                     $   37,219    $   38,341      $  1,445     $ 1,336
                                                              ==========    ==========      ========     =======

Expected maturities of mortgage-backed and related securities and certain obligations of states and political subdivisions may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

On November 15, 1995, the Financial Accounting Standards Board ("FASB") issued a special report pertaining to the implementation of Statement of Financial Accounting Standards No. 115 Accounting for Certain Investments in Debt and Equity Securities ("FAS 115"). Concurrent with the issuance of the report but no later than December 31, 1995, the FASB allowed for a reassessment of the appropriateness of the classification of securities held at that time and to account for any resulting reclassification at fair value. Reclassifications from the held-to-maturity category that were a result of this one-time assessment would not call into question the intent of the Company to hold other debt securities until maturity in the future. Based upon this guidance, SBT transferred approximately $10.3 million of held-to-maturity investment securities to the available-for-sale portfolio. The transfer had no impact on earnings.

The sale of $500,000 of held-to-maturity investment securities during 1995 was in response to requests made by the Company's primary regulatory agency to sell such securities due to credit concerns.

Investment securities with a carrying value of approximately $2.1 million (fair value of approximately $2.2 million) at December 31, 1995 were pledged to secure public and trust funds on deposit and for other purposes as required or permitted by law.

NOTE 4 - LOANS

Loans outstanding at December 31, 1995 are summarized as follows (in thousands):

Commercial, financial and agricultural                                 $  2,845
Real estate
    Secured by single-family residential properties                      27,909
    Commercial, construction and land development                         5,989
Consumer                                                                 10,195
Other loans                                                               1,779
                                                                       --------

      Total gross loans                                                  48,717

Unearned interest                                                          (679)
                                                                       --------

      Total loans, net of unearned interest                            $ 48,038
                                                                       ========

    Nonaccrual loans                                                   $     19
    Other real estate owned                                                  30
                                                                       --------

         Nonperforming assets                                          $     49
                                                                       ========

    Loans 90 days or more past due and still accruing interest         $     89
                                                                       ========

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


There were no material outstanding unfunded commitments related to the above nonperforming loans at December 31, 1995. Interest which would have been earned under the original terms on nonaccrual loans did not materially differ from that actually recorded.

CONCENTRATION OF CREDIT RISK. The Company's lending activities are concentrated in McNairy, Hardeman and Hardin Counties, Tennessee. The Company's loan portfolio is primarily concentrated in single family residential and consumer loans. The loans are collateralized by various security interests, including but not limited to crops, mortgages, equipment, automobiles and deposits. In some instances loans are extended on an unsecured basis.

FINANCIAL INSTRUMENTS. The Company is a party to financial instruments with off-balance-sheet credit risk in the normal course of business in order to meet the financing needs of its customers. These financial instruments represent letters of credit. These instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in the consolidated balance sheet. The Company follows the same credit policies in making commitments and contractual obligations as it does for on-balance-sheet instruments. The contractual amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments. Off-balance-sheet contractual amounts at December 31, 1995 in the form of standby, commercial and similar letters of credit totaled $10,000. Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party and are not reflected in the Company's financial statements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company, in some cases, holds various types of collateral to support those commitments for which collateral is deemed necessary. The letters of credit outstanding at December 31, 1995 expires in 1996.


NOTE 5 - ALLOWANCE FOR LOAN LOSSES

The following summarizes the changes in the allowance for loan losses for the years ended December 31, 1995 and 1994 (in thousands):

                                                                    DECEMBER 31,
                                                                ------------------
                                                                 1995        1994
                                                                -----        -----
Balance, January 1                                              $ 590        $ 604
    Provision for loan losses                                     120          120
    Recoveries of loans previously charged off                     58           79
    Amounts charged off                                          (276)        (213)
                                                                -----        -----

Balance, December 31                                            $ 492        $ 590
                                                                =====        =====

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 6 - PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31, 1995 is as follows (in thousands):

Land                                        $   155
Buildings and improvements                    1,038
Furniture, fixtures and equipment               256
Automobiles                                      15
                                            -------

                                              1,464
Less accumulated depreciation                (1,016)
                                            -------
     Premises and equipment, net            $   448
                                            =======


NOTE 7 - EMPLOYEE STOCK OWNERSHIP PLAN

The Company maintains an employee stock ownership plan (the "ESOP") which covers substantially all full-time employees. The Company's annual contributions to the ESOP are discretionary and are determined by the Board of Directors. During 1995 and 1994, the Company contributed $67,000 and $66,000, respectively to the ESOP. The ESOP is the most significant stockholder of the Company as of December 31, 1995 and owns 1,616 shares of the Company's common stock, all of which were allocated to participants.


NOTE 8 - DIVIDEND RESTRICTIONS

The amount of dividends which the Bank may pay to the Company is limited by applicable laws and regulations. The Bank is incorporated under the laws of the state of Tennessee and may pay dividends only to the extent of their unreserved and unrestricted additional paid-in capital and retained earnings. The Federal Deposit Insurance Corporation ("FDIC"), the Bank's primary regulator, imposes no dollar limit on dividends paid by state-chartered banks but requires maintenance of certain capital levels. The Company, at a minimum, must maintain total risk-based capital greater than or equal to eight percent (8%) of risk adjusted total assets (as defined). Under the current FDIC capital guidelines, the Company could pay approximately $8.9 million in dividends. The above amounts may be paid but, as a practical matter, other considerations, including past dividend levels, may affect management's decision with respect to the payment of dividends.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE 9 - PARENT COMPANY ONLY FINANCIAL INFORMATION

                            CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                   DECEMBER 31,
                                                      1995
                                                      ----
ASSETS
Cash due from Bank (1)                                $    40
Investment in the Bank (1)                             12,977
                                                      -------

       TOTAL ASSETS                                   $13,017
                                                      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                           $    --

Stockholders' equity                                   13,017
                                                      -------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $13,017
                                                      =======

                         CONDENSED STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                            YEARS ENDED
                                                                             DECEMBER 31,
                                                                             ------------
                                                                           1995     1994
                                                                           ----     ----
Dividends from Bank (1)                                                  $    186   $  186
Equity in undistributed income of Bank (1)                                  1,068    1,033
                                                                         --------    -----
     NET INCOME                                                          $  1,254   $1,219
                                                                         ========   ======

(1)  Eliminated in consolidation

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------


                       CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                                ------------
                                                             1995           1994
                                                           -------        -------
OPERATING ACTIVITIES
      Net income                                           $ 1,254        $ 1,219
      Equity in undistributed income of Bank                (1,068)        (1,033)
                                                           -------        -------
          Net cash provided by operating activities            186            186
                                                           -------        -------

FINANCING ACTIVITIES
      Cash dividends paid                                     (163)          (163)
      Treasury stock purchases                                 (42)          --
                                                           -------        -------

          Net cash used in financing activities               (205)          (163)
                                                           -------        -------

CASH AND CASH EQUIVALENTS
      Net (decrease) increase                                  (19)            23
      Beginning of year                                         59             36
                                                           -------        -------

      End of year                                          $    40        $    59
                                                           =======        =======


NOTE 10 - INCOME TAXES

The components of income tax expense for the years ended December 31, 1995 and 1994 are as follows (in thousands):

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                               ------------
                                                            1995            1994
                                                           -------        -------
Current expense
    Federal                                                $   350        $   354
    State                                                       98             99
                                                           -------        -------

        Total current expense                                  448            453
                                                           -------        -------

Deferred expense
    Federal                                                     31              5
    State                                                        7              1
                                                           -------        -------

        Total deferred expense                                  38              6
                                                           -------        -------

        Income tax expense                                 $   486        $   459
                                                           =======        =======

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


The net deferred tax liability is comprised of the following at December 31, 1995 (in thousands):

Gross deferred tax assets:
   Allowance for loan losses                                        $ 119
   Accumulated depreciation on premises and equipment                  12
                                                                    -----

         Total deferred tax assets                                    131
                                                                    -----
   Gross deferred tax liabilities:
   Unrealized gain on available-for-sale investment securities       (426)
                                                                    -----

         Deferred tax liability, net                                $(295)
                                                                    =====

A reconciliation of the statutory federal income tax rate to the effective tax rate for the years ended December 31, 1995 and 1994 is as follows (dollars in thousands):

                                                                     YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                                1995                     1994
                                                        ------------------        ----------------
                                                                      % OF                    % OF
                                                                     PRE-TAX                 PRE-TAX
                                                        AMOUNT       INCOME        AMOUNT    INCOME
                                                        ------       ------        ------    ------
Computed "expected" tax                                 $ 592        34.00%       $ 571      34.00%
State income taxes, net of federal benefit                 69         3.97           66       3.96
Tax-exempt income, net of disallowed interest expense    (175)      (10.04)        (157)     (9.36)
Other                                                      --           --          (21)     (1.25)
                                                        -----        -----        -----      -----

     Income tax expense                                 $ 486        27.93%       $ 459      27.35%
                                                        =====        =====        =====      =====


NOTE 11 - RELATED PARTY TRANSACTIONS

The Company had outstanding loans to executive officers, directors, and principal stockholders and their affiliates totaling $63,000 at December 31, 1995. During 1995, $15,000 in new loans were made and $66,000 repaid. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Management does not expect any losses from the outstanding related party loans nor are any of these loans on nonaccrual status.

                                   APPENDIX E

Unaudited Interim Consolidated Financial Statements of SBT Bancshares, Inc. as of and for the three months ended March 31, 1997 (and notes thereto)

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEET
MARCH 31, 1997
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------

ASSETS
     Cash and due from banks                                           $   3,357
     Federal funds sold                                                    6,400
     Investment securities:
       Available-for-sale (Amortized cost:  $39,014)                      39,030
       Held-to-maturity (Fair value:  $1,135)                              1,159
     Loans, net of unearned interest                                      51,085
       Less:  Allowance for losses on loans                               (1,096)
                                                                       ---------

       Net loans                                                          49,989

     Premises and equipment, net                                             470
     Accrued interest receivable                                           1,069
     Income taxes receivable                                                 244
     Net deferred tax asset                                                  337
     Other assets                                                             48
                                                                       ---------

           TOTAL ASSETS                                                $ 102,103
                                                                       =========


LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits
       Noninterest-bearing                                             $  12,368
       Certificates of deposit of $100,000 and over                        5,954
       Other interest-bearing, including NOW accounts of $2,962           69,342
                                                                       ---------

           Total deposits                                                 87,664

       Accrued interest payable                                              440
       Other liabilities                                                     204
                                                                       ---------
           TOTAL LIABILITIES                                              88,308
                                                                       ---------

     Stockholders' equity
       Common stock, $20 par value; 50,000 shares authorized, 15,500
        issued and outstanding                                               310
       Additional paid-in capital                                             70
       Retained earnings                                                  14,149
       Unrealized gain on available-for-sale securities, net                  10
       Treasury stock, at cost, 1,931 shares                                (744)
                                                                       ---------

           TOTAL STOCKHOLDERS' EQUITY                                     13,795
                                                                       ---------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 102,103
                                                                       =========



         The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
------------------------------------------------------------------------------



                                                                                          MARCH 31,
                                                                                     1997          1996
                                                                                     ----          ----
INTEREST INCOME
    Interest and fees on loans                                                      $ 1,158      $ 1,099
    Interest on investment securities
       Taxable                                                                          424          476
       Nontaxable                                                                       209          162
    Interest on federal funds sold                                                       42           38
                                                                                    -------      -------

           Total interest income                                                      1,833        1,775
                                                                                    -------      -------

INTEREST EXPENSE
    Interest on deposits                                                                895          851
                                                                                    -------      -------

           Net interest income                                                          938          924
Provision for losses on loans                                                            30           30
                                                                                    -------      -------
           Net interest income after provision for losses on loans                      908          894

NONINTEREST INCOME
    Service charges on deposit accounts                                                  31           36
    Investment securities gains, net                                                     35           19
    Other                                                                                10            9
                                                                                    -------      -------

           Total noninterest income                                                      76           64
                                                                                    -------      -------

NONINTEREST EXPENSE
    Salaries and employee benefits                                                      247          239
    Occupancy and equipment                                                              31           28
    Other                                                                               195          123
                                                                                    -------      -------

           Total noninterest expense                                                    473          390
                                                                                    -------      -------

           EARNINGS BEFORE INCOME TAXES                                                 511          568
Income taxes                                                                            103          138
                                                                                    -------      -------

           NET EARNINGS                                                             $   408      $   430
                                                                                    =======      =======

Earnings per share                                                                  $ 30.07      $ 31.69
                                                                                    =======      =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                           13,569       13,569
                                                                                    =======      =======



  The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 1997
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------




                                                                                 UNREALIZED
                                                                                   GAIN ON
                                                    ADDITIONAL                   AVAILABLE-
                                         COMMON       PAID-IN       RETAINED      FOR-SALE     TREASURY
                                          STOCK       CAPITAL       EARNINGS   SECURITIES, NET   STOCK      TOTAL
                                          -----       -------       --------   ---------------   -----      -----
BALANCE AT DECEMBER 31, 1996               $310        $70          $13,741       $ 294          $(744)     $13,671

    Net earnings                             --         --              408          --             --          408

    Change in unrealized gain on
     available-for-sale investment
     securities, net of applicable taxes     --         --               --        (284)            --         (284)
                                           ====        ===          =======       =====          =====      =======

BALANCE AT MARCH 31, 1997                  $310        $70          $14,149       $  10          $(744)     $13,795
                                           ====        ===          =======       =====          =====      =======




  The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------



                                                                                                    MARCH 31,
                                                                                                    ---------
                                                                                               1997          1996
                                                                                               ----          ----
OPERATING ACTIVITIES
    Net earnings                                                                             $   408       $   430

    Adjustments to reconcile net earnings to net cash provided by operating activities:
       Provision for losses on loans                                                              30            30
       Depreciation                                                                               14            18
       Investment securities gains, net                                                          (35)          (19)
       Net accretion of investment securities                                                    (49)          (33)
       Decrease (increase) in assets:
         Accrued interest receivable                                                             165            40
         Income taxes receivable                                                                 112            --
         Other assets                                                                             12            (5)
       (Decrease) increase in liabilities:
         Accrued interest payable                                                                (14)          (10)
         Other liabilities                                                                       114           112
                                                                                             -------       -------

         Net cash provided by operating activities                                               757           563
                                                                                             -------       -------

INVESTING ACTIVITIES
    Proceeds from sales and maturities of available-for-sale investment securities             2,190         6,486
    Purchases of available-for-sale investment securities                                     (3,987)       (9,220)
    Net decrease (increase) in loans                                                           1,564        (1,232)
    Purchases of premises and equipment                                                          (97)           --
                                                                                             -------       -------

         Net cash used by investing activities                                                  (330)       (3,966)
                                                                                             -------       -------

FINANCING ACTIVITIES
    Net increase in deposits                                                                   3,776         3,797
                                                                                             -------       -------

         Net cash provided by financing activities                                             3,776         3,797
                                                                                             -------       -------

CASH AND CASH EQUIVALENTS
    Net increase                                                                               4,203           394
    Beginning of the period                                                                    5,554         5,946
                                                                                             -------       -------

    End of the period                                                                        $ 9,757       $ 6,340
                                                                                             =======       =======

SUPPLEMENTAL DISCLOSURES
    Cash paid for interest                                                                   $   909       $   861
                                                                                             =======       =======

    Cash (received) paid for income taxes                                                    $  (112)      $    52
                                                                                             =======       =======




  The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBT BANCSHARES, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The statements should be read in conjunction with the summary of accounting policies and notes to financial statements included in the Company's financial statements for the year ended December 31, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules of the Securities and Exchange Commission.


NOTE 2 - ACCOUNTING POLICIES

Reference is made to the accounting policies of the Company described in the notes to consolidated financial statements for the year ended December 31, 1996. The Company has consistently followed those policies in preparing this report.


NOTE 3 - PROPOSED MERGER

In December 1996, the Company executed a merger agreement with Union Planters Corporation. Consummation of the merger is dependent upon the approval of the shareholders and various regulatory agencies.

                                   APPENDIX F

              Fairness Opinion of Mercer Capital Management, Inc.

                                                   July 16, 1997



The Board of Directors
c/o Mr. Richard Rankin
  Chairman of the Board of Directors
  SBT Bancshares, Inc.
  P.O. 249
  Selmer, TN 38375

RE: Fairness Opinion Regarding the Proposed Acquisition of SBT Bancshares, Inc. by Union Planters Corporation

Dear Directors:

Mercer Capitol Management, Inc. ("Mercer Capital") has been retained by the Board of Directors of SBT Bancshares, Inc. ("SBT") to issue a fairness opinion for the proposed merger between SBT and Union Planters Corporation ("UPC"). The fairness opinion is issued from a financial point of view of behalf of SBT shareholders.

Under the terms of the Agreement and Plan of Reorganization among Union Planters Corporation, Community Bancorp, Inc. and SBT Bancshares, Inc. ("the Agreement"), dated November 26, 1996, SBT will be merged into Community Bancorp, Inc., a wholly owned subsidiary of UPC. As a result of the Merger, SBT would be acquired by UPC and Selmer Bank and Trust Company ("Selmer Bank & Trust"), the majority-owned subsidiary bank of SBT through which SBT operates, would become a direct subsidiary of Union Planters Community Bancorp, Inc. and an indirect subsidiary of UPC. SBT shareholders will receive 45.12 shares of UPC for each share of SBT. Given SBT's 13,569 outstanding common share equivalents, UPC will issue 612,233 common shares to SBT shareholders. The Agreement includes a "fixed" exchange ratio; accordingly, the exchange ratio of
45.12 UPC shares per each SBT share will not be adjusted for fluctuations in UPC's stock price prior to closing.

On the date of announcement of October 9, 1996, UPC was trading in the vicinity of $35.00 per share, which implied that SBT shareholders would receive an aggregate consideration of $21.4 million, or $1,579.20 per share. The implied price/book ("P/B") radio was about 175% of fully diluted book value per share, while the price/earnings ("P/E") ratio was 16.2x based upon trailing twelve month earnings per share. Since then, UPC's shares have trended up to a recent high of $50.87 per share. The current implied aggregate consideration is $28.85 million, or $2,126.28 per share, based upon UPC's price of $47.13 per share as of May 30, 1997. The current implied P/B ratio is 209%, and the P/E ratio is 24x trailing twelve month earnings based upon SBT's financial data as of March 31, 1997.

July 16, 1997
Page 8

--------------------------



Given the fixed exchange ratio, the actual consideration received at closing will differ from the current implied pricing if UPC's stock price increases or decreases. Among other things, the transaction is subject to an affirmation of this opinion based upon the price of UPC's shares at closing, general market conditions, and the operating positions of both UPC and SBT at that time.

Mercer Capital did not compile nor audit SBT's or UPC's financial statements, nor have we independently verified the information reviewed. We have relied upon such information as being complete and accurate in all material respects. We have not made an independent valuation of the loan portfolio, adequacy of the loan loss reserve or other assets or liabilities of either institution.

Our opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger; nor have we expressed any opinion as to the prices at which any security of UPC or SBT might trade in the future.

Based upon our analysis of the proposed transaction, it is our opinion that the acquisition of SBT Bancshares, Inc. by Union Planters Corporation is fair from a financial point of view for the shareholders of SBT.

                                        Sincerely yours,

                                        MERCER CAPITAL MANAGEMENT, INC.


                                        /s/ Michael Julius, ASA, CFA
                                        ----------------------------
                                        J. Michael Julius, ASA, CFA
                                        Vice President

                                  APPENDIX G

Section 262 of the Delaware General Corporation Law, pertaining to applicable dissenters' rights

SS. 262. APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251, 252, 254, 257, 258 or 263 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement or merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258 and 263 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation;

                           b. Shares of stock of any other corporation which at
                  the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

                           c. Cash in lieu of fractional shares of the
                  corporation described in the foregoing subparagraphs a. and
                  b. of this paragraph; or

                           d. Any combination of the shares of stock and cash
                  in lieu of fractional shares described in the foregoing subparagraphs a., b,. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d)      Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to ss. 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, ss. 262; 56 Del. Laws, c. 50, 56 Del. Laws, c. 186, ss. 24; 57 Del. Laws, c. 148,
ss.ss. 27-29; 59 Del. Laws, c. 106 ss. 12; 60 Del. Laws, c. 371, ss.ss. 3- 12;
63 Del. Laws, c. 25, ss. 14; 63 Del. Laws, c. 152, ss.ss. 1, 2; 64 Del. Laws,
c. 112, ss.ss. 46-54; 66 Del. Laws, c. 136, ss.ss. 30-32; 66 Del. Laws, c. 352,
ss. 9; 67 Del. Laws, c. 376, ss.ss. 19, 20.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Charter of the Registrant provides as follows:

TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
       NUMBER             DESCRIPTION
       ------             -----------
         2        --       Agreement and Plan of Reorganization dated as of November 26, 1997, by and between Union Planters Corporation, Union Planters Community Bancorp, Inc.,
                           and SBT Bancshares, Inc., along with the Plan of Merger annexed thereto as
                           Exhibit 1 (included as Appendix A to the Prospectus) and the Stock Option
                           Agreement dated as of November 26, 1996 between UPC and SBT, annexed thereto as Exhibit 2 (included as Appendix B to the Prospectus)

         5        --       Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal
                           Department of Union Planters Corporation, regarding legality of the Union
                           Planters Corporation Common Stock

         8        --       Opinion of Wyatt, Tarrant & Combs regarding tax matters and consequences to shareholders

         23(a)    --       Consent of E. James House, Jr., Esq. (included in Exhibit 5)

         23(b)    --       Consent of Wyatt, Tarrant & Combs (included in Exhibit 8)

         23(c)    --       Consent of Price Waterhouse LLP - Union Planters Corporation

         23(d)    --       Consent of Price Waterhouse LLP - SBT Bancshares, Inc.

         23(e)    --       Consent of Mercer Capital Management, Inc.

         24       --       Power of Attorney (included in signature pages)

         99(a)    --       Form of Proxy


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                  (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used on connection with and offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 17th day of July, 1997.

DATE:    July 17, 1997

                                     UNION PLANTERS CORPORATION


                                     By:      /s/ Benjamin W. Rawlins, Jr.
                                              ----------------------------
                                              Benjamin W. Rawlins, Jr.
                                              Chairman of the Board and Chief
                                              Executive Officer


We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                                 Capacity                                         Date
----                                                 --------                                         ----

/s/ Benjamin W. Rawlins, Jr.                         Chairman of the Board,                           July 17, 1997
------------------------------------                 Chief Executive Officer,
Benjamin W. Rawlins, Jr.                             Director (Principal
                                                     Executive Officer)


/s/ John W. Parker                                   Executive Vice President                         July 17, 1997
------------------------------------                 and Chief Financial
John W. Parker                                       Officer (Principal
                                                     Financial Officer)


/s/ M. Kirk Walters                                  Senior Vice President,                           July 17, 1997
------------------------------------                 Treasurer and Chief
M. Kirk Walters                                      Accounting Officer


/s/ Albert M. Austin                                 Director                                         July 17, 1997
------------------------------------
Albert M. Austin


/s/ Edgar H. Bailey                                  Vice Chairman of the Board                       July 17, 1997
------------------------------------                 and Director
Edgar H. Bailey


/s/ Marvin E. Bruce                                  Director                                         July 17, 1997
------------------------------------
Marvin E. Bruce

                                                     Director
------------------------------------
George W. Bryan


/s/ James E. Harwood                                 Director                                         July 17, 1997
------------------------------------
James E. Harwood


/s/ Parnell S. Lewis, Jr.                            Director                                         July 17, 1997
------------------------------------
Parnell S. Lewis, Jr.


/s/ C.J. Lowrance                                    Director                                         July 17, 1997
------------------------------------
C. J. Lowrance


/s/ Jackson W. Moore                                 President, Chief Operating                       July 17, 1997
------------------------------------                 Officer and Director
Jackson W. Moore


/s/ Stanley D. Overton                               Director                                         July 17, 1997
------------------------------------
Stanley D. Overton


/s/ Dr. V. Lane Rawlins                              Director                                         July 17, 1997
------------------------------------
Dr. V. Lane Rawlins


/s/ Donald F. Schuppe                                Director                                         July 17, 1997
------------------------------------
Donald F. Schuppe


/s/ Mike P. Sturdivant                               Director                                         July 17, 1997
------------------------------------
Mike P. Sturdivant


/s/ Richard A. Trippeer, Jr.                         Director                                         July 17, 1997
------------------------------------
Richard A. Trippeer, Jr.


                                                     Director
------------------------------------
Spence L. Wilson

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
         2        --       Agreement and Plan of Reorganization dated as of November 26, 1997, by and between Union Planters Corporation, Union Planters Community Bancorp, Inc.,
                           and SBT Bancshares, Inc., along with the Plan of Merger annexed thereto as
                           Exhibit 1 (included as Appendix A to the Prospectus) and the Stock Option
                           Agreement dated as of November 26, 1996 between UPC and SBT, annexed thereto as Exhibit 2 (included as Appendix B to the Prospectus)

         5        --       Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal
                           Department of Union Planters Corporation, regarding legality of the Union
                           Planters Corporation Common Stock

         8        --       Opinion of Wyatt, Tarrant & Combs regarding tax matters and consequences to shareholders

         23(a)    --       Consent of E. James House, Jr., Esq. (included in Exhibit 5)

         23(b)    --       Consent of Wyatt, Tarrant & Combs (included in Exhibit 8)

         23(c)    --       Consent of Price Waterhouse LLP - Union Planters Corporation

         23(d)    --       Consent of Price Waterhouse LLP - SBT Bancshares, Inc.

         23(e)    --       Consent of Mercer Capital Management, Inc.

         24       --       Power of Attorney (included in signature pages)

         99(a)    --       Form of Proxy